UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2020 (December 20, 2020)

RealPage, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34846	75-2788861
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2201 Lakeside Blvd.

Richardson, Texas 75082

(Address of principal executive offices)

Registrant’s telephone number: (972) 820-3000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	RP	The NASDAQ Stock Market LLC

Securities registered pursuant to section 12(g) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 20, 2020, RealPage, Inc. (“RealPage” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mirasol Parent, LLC, a Delaware limited liability company (“Parent”), and Mirasol Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of funds advised by Thoma Bravo, L.P. (“Thoma Bravo”).

The Company’s Board of Directors (the “Board”) has unanimously approved the Merger Agreement and, subject to certain exceptions set forth in the Merger Agreement, resolved to recommend that the Company’s stockholders adopt the Merger Agreement.

As a result of the Merger, each share of common stock, par value $0.001 per share, of the Company (“Common Stock”) outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (subject to certain exceptions, including for shares of Common Stock owned by stockholders of the Company who have not voted in favor of the adoption of the Merger Agreement and have properly exercised appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”)) will, at the Effective Time, automatically be converted into the right to receive $88.75 in cash, subject to applicable withholding taxes (the “Merger Consideration”).

Pursuant to the Merger Agreement, as of the Effective Time, each option to purchase shares of Common Stock will vest at closing and be converted into the right to receive an amount in cash equal to the product of Merger Consideration (less the applicable exercise price) and the number of shares of Company Stock covered by such option (less applicable withholding taxes). At the Effective Time, each award of restricted Common Stock granted prior to the date of the Merger Agreement (subject to certain exceptions) will be exchanged for an amount in cash, less applicable withholding taxes, equal to the product obtained by multiplying (A) the Merger Consideration by (B) the number of shares of Company Common Stock covered by such award immediately prior to the Effective Time (which shall be the maximum number of shares covered by the award in the case of any such award subject to performance based vesting conditions).

If the Merger is consummated, the Company’s Common Stock will be delisted from the NASDAQ Global Select Market and deregistered under the Securities Exchange Act of 1934 (the “Exchange Act”).

Closing Conditions

Completion of the Merger is subject to certain closing conditions, including (1) the adoption of the Merger Agreement by a majority of the holders of the outstanding shares of Common Stock, (2) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the approval of the Merger under other applicable antitrust approvals, (3) the absence of an order, injunction or law prohibiting the Merger, (4) receipt of governmental consents (or, in certain circumstances, implementation of alternative arrangements) with respect to a change of control of certain money transmitter licenses held by a subsidiary of the Company, (5) the accuracy of the other party’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement, (6) compliance in all material respects with the other party’s obligations under the Merger Agreement and (7) no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement. The parties expect the transaction to close in the second quarter of 2021.

Go Shop; No Solicitation

Until 11:59 p.m. (Central time) on February 3, 2021 (the “Go Shop Period”), the Company has the right to, among other things, (1) solicit alternative acquisition proposals and (2) provide information (including nonpublic information) to third parties in connection therewith pursuant to an acceptable confidentiality agreement. From and after February 4, 2021, the Company must comply with customary non-solicitation restrictions. Subject to certain customary “fiduciary out” exceptions, the Board is required to recommend that the Company’s stockholders adopt the Merger Agreement.

Termination and Fees

Either the Company or Parent may terminate the Merger Agreement in certain circumstances, including if (1) the Merger is not completed by September 20, 2021, subject to certain limitations, (2) the Company’s stockholders fail to adopt the Merger Agreement, (3) a governmental authority of competent jurisdiction has issued a final non-appealable governmental order prohibiting the Merger and (4) the other party materially breaches its representations, warranties or covenants in the Merger Agreement, subject in certain cases, to the right of the breaching party to cure the breach. Parent and the Company may also terminate the Merger Agreement by mutual written consent.

The Company is also entitled to terminate the Merger Agreement, and receive a termination fee of $528 million from Parent, including if (1) Parent fails to consummate the Merger following the completion of a marketing period for Parent’s debt financing and satisfaction or waiver of certain closing conditions or (2) if Parent otherwise breaches its obligations under the Merger Agreement such that the conditions to the consummation of the Merger cannot be satisfied.

If the Merger Agreement is terminated in certain other circumstances, including by the Company in order to enter into a superior proposal or by Parent because the Board withdraws its recommendation in favor of the Merger, the Company would be required to pay Parent a termination fee of $288 million; provided that a lower fee of $91 million will apply with respect to a termination to enter into a superior proposal during the Go Shop Period.

Financing

Parent has obtained equity financing and debt financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement. Funds advised by Thoma Bravo (the “Investor Group”) have committed to capitalize Parent at the closing of the Merger with an aggregate equity contribution equal to $7,360 million on the terms and subject to the conditions set forth in an equity commitment letter. In addition, the Investor Group has guaranteed payment of the termination fee payable by Parent under certain circumstances, as well as certain reimbursement obligations that may be owed by Parent pursuant to the Merger Agreement, subject to the terms and conditions set forth in the Merger Agreement and a limited guarantee provided by the Investor Group to the Company.

Goldman Sachs Bank USA (the “Lender”) has agreed to provide Parent with debt financing in an aggregate principal amount of up to $4,000 million on the terms and subject to the conditions set forth in a debt commitment letter. The obligations of the Lender to provide debt financing under the debt commitment letter are subject to a number of customary conditions.

Other Terms of the Merger Agreement

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course during the period between the date of the Merger Agreement and the completion of the Merger. The parties have agreed to use reasonable best efforts to take all actions necessary to consummate the merger, including cooperating to obtain the regulatory approvals necessary to complete the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the Proxy Statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”).

Voting Agreement

Stephen T. Winn and certain affiliated entities (collectively, the “Stockholders”) have entered into a voting agreement (the “Voting Agreement”) with the Company and Parent pursuant to which the Stockholders have agreed, among other things, to vote their shares of Common Stock in favor of adoption of the Merger Agreement, and against any competing transaction, so long as, among other things, the Merger Agreement remains in effect and the Board has not withdrawn its recommendation in favor of the Merger. The Stockholders collectively own 10,224,287 shares of Common Stock as of the date hereof, representing approximately 10% of the total outstanding Common Stock. The Voting Agreement cannot be amended without the Company’s consent.

The foregoing description of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 20, 2020, the Board adopted, effective immediately, amended and restated bylaws of RealPage (as so amended and restated, the “Amended and Restated Bylaws”) to add a new Article XI, which provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director or officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any current or former director or officer or other employee of the Company arising pursuant to any provision of the DGCL or the Company’s certificate of incorporation or the Amended and Restated Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Company or any current or former director or officer or other employee of the Company governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.2 hereto and is incorporated by reference herein.

Item 8.01	Other Events.

On December 21, 2020, the Company issued a press release announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of December 20, 2020, by and among Mirasol Parent, LLC, Mirasol Merger Sub, Inc. and RealPage, Inc.

3.2	Bylaws of RealPage, Inc., as Amended and Restated on December 20, 2020.

99.1	Voting Agreement, dated as of December 20, 2020, by and among Mirasol Parent, LLC, RealPage, Inc. and the Stockholders Party Thereto.

99.2	Press Release, dated December 21, 2020.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101).

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Such forward-looking statements include statements relating to RealPage’s strategy, goals, future focus areas and the value of the proposed transaction to RealPage stockholders. These forward-looking statements are based on RealPage management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” ”plans,” or similar expressions and the negatives of those terms. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements, including the uncertainty associated with the potential impacts of the COVID-19 pandemic on RealPage’s business, financial condition, and results of operations. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals and the requisite approval of the stockholders) in the anticipated timeframe or at all; (b) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (c) risks related to disruption of management’s attention from RealPage’s ongoing business operations due to the proposed transaction; (d) disruption from the proposed transaction making it difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with RealPage’s customers, vendors and others with whom it does business; (e) significant transaction costs; (f) the risk of litigation and/or regulatory actions related to the proposed transaction; (g) the possibility that general economic conditions, including leasing velocity or other uncertainty, and conditions and uncertainty caused by the COVID-19 pandemic, could cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (h) an increase in insurance claims; (i) an increase in client cancellations; (j) the inability to increase sales to existing clients and to attract new clients; (k) RealPage’s failure to integrate recent or future acquired businesses successfully or to achieve expected synergies, including recently completed acquisitions of Chirp, Stratis, Modern Message, Buildium, Investor Management Services, Simple Bills, Hipercept, and Lease Term Solutions; (l) the timing and success of new product introductions by RealPage or its competitors; (m) changes in RealPage’s pricing policies or those of its competitors; (n) developments with respect to legal or regulatory proceedings; (o) the inability to achieve revenue growth or to enable margin expansion; (p) changes in RealPage’s estimates with respect to its long-term corporate tax rate or any other impact from the Tax Cuts and Jobs Act; and (q) such other risks and uncertainties described more fully in documents filed with or furnished to the SEC by RealPage, including its Annual Report on Form 10-K previously filed with the SEC on March 2, 2020 and its Quarterly Report on Form 10-Q previously filed with the SEC on November 6, 2020. All information provided in this Current Report on Form 8-K is as of the date hereof and RealPage undertakes no duty to update this information except as required by law.

Additional Information and Where to Find It

In connection with the proposed transaction between RealPage and Thoma Bravo, RealPage will file with the SEC a preliminary Proxy Statement of RealPage (the “Proxy Statement”). RealPage plans to mail to its stockholders a definitive Proxy Statement in connection with the proposed transaction. REALPAGE URGES YOU TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT REALPAGE, THOMA BRAVO, THE PROPOSED TRANSACTION AND RELATED MATTERS. You will be able to obtain a free copy of the Proxy Statement and other related documents (when available) filed by RealPage with the SEC at the website maintained by the SEC at www.sec.gov. You also will be able to obtain a free copy of the Proxy Statement and other documents (when available) filed by RealPage with the SEC by accessing the Investor Relations section of RealPage’s website at investor.realpage.com or by contacting RealPage’s Investor Relations at IR@realpage.com or calling (972) 810-8138.

Participants in the Solicitation

RealPage and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from RealPage’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of RealPage in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise will be included in the Proxy Statement when it is filed with the SEC. You may also find additional information about RealPage’s directors and executive officers in RealPage’s proxy statement for its 2020 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2020 and in subsequently filed Current Reports on Form 8-K and

Quarterly Reports on Form 10-Q. You can obtain free copies of these documents from RealPage using the contact information above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2020

REALPAGE, INC.

By:	/s/ Stephen T. Winn
Name:	Stephen T. Winn
Title:	Chief Executive Officer and Chairman

Exhibit 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

MIRASOL PARENT, LLC,

MIRASOL MERGER SUB, INC.

and

REALPAGE, INC.

Dated as of December 20, 2020

i

3.20	Permits	46
3.21	Compliance with Laws	46
3.22	Legal Proceedings; Orders; Regulatory Agreements	46
3.23	Insurance	47
3.24	Related Person Transactions	47
3.25	Brokers	47
3.26	Trade Controls; Anti-Corruption	47
3.27	Money Transmitter Licenses	48
3.28	Exclusivity of Representations and Warranties	49

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		50

4.1	Organization; Good Standing	50
4.2	Power; Enforceability	50
4.3	Non-Contravention	50
4.4	Requisite Governmental Approvals	51
4.5	Legal Proceedings; Orders; Disclosure	51
4.6	Ownership of Company Capital Stock	52
4.7	Brokers	52
4.8	Operations of Parent and Merger Sub	52
4.9	No Parent Vote or Approval Required	52
4.10	Guaranty	52
4.11	Financing	52
4.12	Stockholder and Management Arrangements	54
4.13	Solvency	55
4.14	No Competing Business	55
4.15	Money Transmitter License Approvals	55
4.16	Exclusivity of Representations and Warranties; Investigation	55

ARTICLE V INTERIM OPERATIONS		57

5.1	Affirmative Obligations	57
5.2	Forbearance Covenants of the Company	57
5.3	Forbearance Covenants of Parent	61
5.4	No Solicitation	62

ARTICLE VI ADDITIONAL COVENANTS		69

6.1	Required Action and Forbearance; Efforts	69
6.2	Antitrust and Money Transmitter License Filings	70
6.3	Proxy Statement and Other Required SEC Filings	73
6.4	Company Stockholder Meeting	75
6.5	Financing	76
6.6	Cooperation With Debt Financing	78
6.7	Anti-Takeover Laws	82
6.8	Access	82
6.9	Section 16(b) Exemption	82

ii

6.10	Directors’ and Officers’ Exculpation, Indemnification and Insurance	83
6.11	Employee Matters	84
6.12	Obligations of Merger Sub	86
6.13	Public Statements and Disclosure	86
6.14	Transaction Litigation	86
6.15	Stock Exchange Delisting; Deregistration	87
6.16	Additional Agreements	87
6.17	Parent Vote	87
6.18	No Control of the Other Party’s Business	87
6.19	No Employment Discussions	87
6.20	Treatment of Convertible Securities	88
6.21	Treatment of Certain Indebtedness	89

ARTICLE VII CONDITIONS TO THE MERGER		89

7.1	Conditions to Each Party’s Obligations to Effect the Merger	89
7.2	Conditions to the Obligations of Parent and Merger Sub	90
7.3	Conditions to the Company’s Obligations to Effect the Merger	91

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER		92

8.1	Termination	92
8.2	Manner and Notice of Termination; Effect of Termination	94
8.3	Fees and Expenses	95
8.4	Amendment	100
8.5	Extension; Waiver	100
8.6	No Liability of Financing Sources	100

ARTICLE IX GENERAL PROVISIONS		100

9.1	Survival of Representations, Warranties and Covenants	100
9.2	Notices	101
9.3	Assignment	102
9.4	Confidentiality	102
9.5	Entire Agreement	102
9.6	Third-Party Beneficiaries	103
9.7	Severability	103
9.8	Remedies	103
9.9	Governing Law	105
9.10	Consent to Jurisdiction	105
9.11	WAIVER OF JURY TRIAL	106
9.12	Company Disclosure Letter References	106
9.13	Counterparts	106
9.14	No Limitation	107
9.15	Performance Guaranty	107
9.16	Disclaimer	107

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of December 20, 2020 (the “Agreement Date”), by and among Mirasol Parent, LLC, a Delaware limited liability company (“Parent”), Mirasol Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and RealPage, Inc., a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in Article I.

RECITALS

A. Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement.

B. The Company Board has unanimously: (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement providing for the merger of Merger Sub with and into the Company (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL” ) upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein; and (iii) resolved to recommend that the stockholders of the Company adopt this Agreement in accordance with the DGCL.

C. Each of the board of managers of Parent and the board of directors of Merger Sub have (i) declared it advisable to enter into this Agreement; and (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein.

D. As a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered to the Company concurrently with the execution of this Agreement, (i) a limited guaranty (the “Guaranty”) from Thoma Bravo Fund XIII, L.P., a Delaware limited partnership, and Thoma Bravo Fund XIV, L.P., a Delaware limited partnership (collectively, the “Guarantors”) in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Guarantors are guaranteeing certain obligations of Parent and Merger Sub in connection with this Agreement; and (ii) the Financing Letters.

E. Parent, Merger Sub and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger; and (ii) prescribe certain conditions with respect to the consummation of the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:

(a) “2022 Convertible Notes” means the Company’s 1.50% Convertible Senior Notes due 2022 issued pursuant to the 2022 Convertible Notes Indenture.

(b) “2022 Convertible Notes Indenture” means that certain Indenture, dated as of May 23, 2017, between the Company and Wells Fargo Bank, National Association, as trustee.

(c) “2025 Convertible Notes” means the Company’s 1.50% Convertible Senior Notes due 2025 issued pursuant to the 2025 Convertible Notes Indenture.

(d) “2025 Convertible Notes Indenture” means that certain Indenture, dated as of May 22, 2020, between the Company and U.S. Bank National Association, as trustee (as supplemented by that certain First Supplemental Indenture, dated as of May 22, 2020).

(e) “Acceptable Confidentiality Agreement” means an agreement with the Company that is either (i) in effect as of the date hereof; or (ii) executed, delivered and effective after the date hereof, in either case containing provisions that require any counterparty thereto (and any of its Affiliates and representatives named therein) that receive non-public information of or with respect to the Company to keep such information confidential (subject to customary exceptions); provided, however, that, with respect to such agreements executed and delivered following the execution and delivery of this Agreement, the provisions contained therein are not materially less favorable, in the aggregate, to the Company than the terms of the Confidentiality Agreement (it being understood that such agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal). For the avoidance of doubt, a joinder to an Acceptable Confidentiality Agreement pursuant to which a third party agrees to be bound by the confidentiality and use provisions of an Acceptable Confidentiality Agreement shall be an Acceptable Confidentiality Agreement.

(f) “Acquisition Proposal” means any offer, proposal or indication of interest by a Third Person to engage in an Acquisition Transaction.

(g) “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:

(i) any direct or indirect purchase or other acquisition by any Third Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons, whether from the Company or any other Person(s), of securities representing more than 20% of the total outstanding voting power of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or “group” of Persons that, if consummated in accordance with its terms, would result in such Person or “group” of Persons beneficially owning more than 20% of the total outstanding voting power of the Company after giving effect to the consummation of such tender or exchange offer;

(ii) any direct or indirect purchase, exclusive license or other acquisition by any Third Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons of assets constituting or accounting for more than 20% of the consolidated assets, revenue or net income of the Company Group, taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or

(iii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company pursuant to which any Third Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons would hold securities representing more than 20% of the total outstanding voting power of the Company outstanding after giving effect to the consummation of such transaction.

(h) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise.

(i) “Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated, unitary or similar group under state, local or non-U.S. law).

(j) “Alternative Arrangement” means, with respect to Licensee in a particular jurisdiction, an arrangement sufficient to enable the services that such Company Group Member provides in such jurisdiction to continue (whether provided by Licensee or one or more other Company Group Member(s)) as of the Closing Date in compliance in all material respects with all applicable Law, Payment Network Rules and Material Contracts without a Money Transmitter License.

(k) “Anti-Corruption Laws” means any laws, regulations, rules, statutes or orders in any part of the world relating to combatting bribery and corruption, including the Organization for Economic Cooperation and Development Convention on Combatting Bribery of Foreign Officials in International Business Transactions and the UN Convention Against Corruption, the Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act 2010.

(l) “Anti-Money Laundering Laws” means all applicable U.S. and non-U.S. Laws relating to financial recordkeeping or reporting of financial transactions, or the prevention of money laundering or terrorist financing, including 18 U.S.C. §§ 1956 and 1957 and the Bank Secrecy Act, as amended by the USA PATRIOT Act, 31 U.S.C. §§ 5311 et seq., and its implementing regulations, 31 C.F.R. Chapter X, each as may be amended, and Part 504 of the regulations administered by the New York State Department of Financial Services.

(m) “Antitrust Law” means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition.

(n) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its Subsidiaries as of December 31, 2019 set forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended December 31, 2019.

(o) “Business Day” means each day that is not a Saturday, Sunday or other day on which the Company is closed for business or the Federal Reserve Bank of San Francisco is closed.

(p) “CARES Act” means the Coronavirus Aid, Relief and Economic Security Act, signed into law by the President of the United States on March 27, 2020, as in effect as of the date hereof.

(q) “Claim Expenses” shall mean out-of-pocket attorneys’ fees and all other out-of-pocket costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, legal research, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in (including on appeal) any D&O Claim for which indemnification is authorized pursuant to Section 6.10, including any action relating to a claim for indemnification or advancement brought by a Covered Person.

(r) “Code” means the Internal Revenue Code of 1986, as amended.

(s) “Company Board” means the Board of Directors of the Company.

(t) “Company Call Option Documentation” means (i) that certain Base Call Option Transaction Confirmation, dated as of May 17, 2017, by and between the Company and Bank of America, N.A., (ii) that certain side letter, dated as of May 17, 2017, by and between the Company and Bank of America, N.A., (iii) that certain Additional Call Option Transaction Confirmation, dated as of May 18, 2017, by and between the Company and Bank of America,

N.A., (iv) that certain side letter, dated as of May 18, 2017, by and between the Company and Bank of America, N.A., (v) that certain Base Call Option Transaction Confirmation, dated as of May 17, 2017, by and between the Company and JPMorgan Chase Bank, National Association, London Branch, (vi) that certain side letter, dated as of May 17, 2017, by and between the Company and JPMorgan Chase Bank, National Association, London Branch, (vii) that certain Additional Call Option Transaction Confirmation, dated as of May 18, 2017, by and between the Company and JPMorgan Chase Bank, National Association, London Branch, (viii) that certain side letter, dated as of May 18, 2017, by and between the Company and JPMorgan Chase Bank, National Association, London Branch, (ix) that certain Base Call Option Transaction Confirmation, dated as of May 17, 2017, by and between the Company and Royal Bank of Canada, (x) that certain side letter, dated as of May 17, 2017, by and between the Company and Royal Bank of Canada, (xi) that certain Additional Call Option Transaction Confirmation, dated as of May 18, 2017, by and between the Company and Royal Bank of Canada and (xii) that certain side letter, dated as of May 18, 2017, by and between the Company and Royal Bank of Canada.

(u) “Company Call Option Transactions” means the transactions contemplated by the Company Call Option Documentation.

(v) “Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

(w) “Company Capped Call Documentation” means (i) that certain Base Call Option Transaction Confirmation, dated as of May 19, 2020, by and between the Company and Goldman Sachs & Co. LLC, (ii) that certain side letter, dated as of May 19, 2020, by and between the Company and Goldman Sachs & Co. LLC, (iii) that certain Additional Call Option Transaction Confirmation, dated as of May 20, 2020, by and between the Company and Goldman Sachs & Co. LLC, (iv) that certain side letter, dated as of May 20, 2020, by and between the Company and Goldman Sachs & Co. LLC, (v) that certain Base Call Option Transaction Confirmation, dated as of May 19, 2020, by and between the Company and Deutsche Bank AG, London Branch, (vi) that certain side letter, dated as of May 19, 2020, by and between the Company and Deutsche Bank AG, London Branch, (vii) that certain Additional Call Option Transaction Confirmation, dated as of May 20, 2020, by and between the Company and Deutsche Bank AG, London Branch, (viii) that certain side letter, dated as of May 20, 2020, by and between the Company and Deutsche Bank AG, London Branch, (ix) that certain Base Call Option Transaction Confirmation, dated as of May 19, 2020, by and between the Company and Bank of Montreal, (x) that certain side letter, dated as of May 19, 2020, by and between the Company and Bank of Montreal, (xi) that certain Additional Call Option Transaction Confirmation, dated as of May 20, 2020, by and between the Company and Bank of Montreal and (xii) that certain side letter, dated as of May 20, 2020, by and between the Company and Bank of Montreal.

(x) “Company Capped Call Transactions” means the transactions contemplated by the Company Capped Call Documentation.

(y) “Company Common Stock” means the common stock, par value $0.001, of the Company.

(z) “Company Equity Award” means any Company Option or any Company Restricted Stock Award.

(aa) “Company Equity Plans” means the Company’s 2010 Equity Incentive Plan, as amended and restated, and as amended from time to time and the Company’s 2020 Equity Incentive Plan.

(bb) “Company Group” means the Company and its Subsidiaries.

(cc) “Company Group Member” means the Company or any of its Subsidiaries.

(dd) “Company Intellectual Property” means any Intellectual Property that is owned by any Company Group Member.

(ee) “Company Material Adverse Effect” means any change, event, effect or circumstance (each, an “Effect”) that is or would reasonably be expected to be materially adverse to the business, financial condition or results of operations of the Company Group, taken as a whole; provided, however, that, none of the following Effects with respect to the following matters (by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur (subject to the limitations set forth below):

(i) general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally;

(ii) conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings in the United States or any other country; (2) changes in exchange rates for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

(iii) conditions in the industries in which the Company Group or its customers generally conduct business;

(iv) regulatory, legislative or political conditions in the United States or any other country or region in the world;

(v) geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions) in the United States or any other country or region in the world;

(vi) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural disasters, pandemics (including SARS-CoV-2 or COVID-19, any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks (“COVID-19”)), epidemics or other outbreaks of diseases, quarantine restrictions, weather conditions and other force majeure events in the United States or any other country or region in the world (or escalation or worsening of any such events or occurrences, including, as applicable, second or subsequent wave(s));

(vii) resulting from the announcement or the existence of, compliance with, pendency of or performance under, this Agreement or the Transactions, including the impact thereof on the relationships, contractual or otherwise, of the Company Group with employees, suppliers, customers, partners, vendors or any other third Person; provided, however, that this clause (vii) shall not apply to any representation or warranty contained in this Agreement to the extent that such representation or warranty expressly addresses consequences resulting from the execution of this Agreement or the consummation or pendency of the Transactions;

(viii) the compliance by any Party with the terms of this Agreement, including any action expressly required to be taken or refrained from being taken pursuant to or in accordance with this Agreement, including the failure of the Company to take any action that the Company is specifically prohibited by the terms of this Agreement from taking to the extent Parent fails to give its consent thereto after a written request therefor pursuant to Section 5.2;

(ix) arising from any action taken or refrained from being taken, in each case to which Parent has expressly approved, consented to or requested in writing following the date hereof;

(x) changes or proposed changes in GAAP or other accounting standards or in any applicable laws or regulations (or the enforcement or interpretation of any of the foregoing);

(xi) (A) changes or proposed changes in Laws (or the enforcement or interpretation thereof) or (B) any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 (“COVID-19 Measures”);

(xii) price or trading volume of the Company Common Stock, in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred) or any change in the credit ratings or ratings outlook of any Company Group Member (provided that the underlying cause of such change in credit rating or rating outlook may be considered in determining if there has been a Company Material Adverse Effect);

(xiii) any failure, in and of itself, by the Company Group to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred if not otherwise excluded hereunder);

(xiv) the availability or cost of equity, debt or other financing to Parent or Merger Sub;

(xv) any matter set forth in the Company Disclosure Letter; and

(xvi) any Transaction Litigation or other Legal Proceeding threatened, made or brought by any of the current or former Company Stockholders (on their own behalf or on behalf of the Company) against the Company, any of its executive officers or other employees or any member of the Company Board arising out of the Transactions;

except, with respect to clauses (i), (ii), (iii), (iv), (v), (vi), (x) and (xi) (other than, in the case of clauses (vi) or (xi), any Effect with respect to COVID-19 or the COVID-19 Measures or any escalation or worsening thereof (including any second or subsequent wave(s))) to the extent that such Effect has had a materially disproportionate adverse effect on the Company Group relative to other companies operating in the industry or industries in which the Company Group conducts business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect.

(ff) “Company Option” means an option to purchase shares of Company Common Stock granted under any of the Company Equity Plans.

(gg) “Company Preferred Stock” means the Preferred Stock, par value $0.001 per share, of the Company.

(hh) “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned or purported to be owned by any Company Group Member.

(ii) “Company Restricted Stock Award” means an award of Company Common Stock granted under any of the Company Equity Plans that is subject to restrictions on transfer until the satisfaction, lapse or waiver of applicable vesting conditions.

(jj) “Company Stockholder Meeting” means a meeting of the Company Stockholders (as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders) for the purpose of obtaining the Requisite Stockholder Approval.

(kk) “Company Stockholders” means the holders of shares of Company Capital Stock.

(ll) “Company Warrant Documentation” means (i) that certain Base Warrant Confirmation, dated as of May 17, 2017, by and between the Company and Bank of America, N.A, (ii) that certain Additional Warrant Confirmation, dated as of May 18, 2017, by and between the Company and Bank of America, N.A., (iii) that certain Base Warrant Confirmation, dated as of May 17, 2017, by and between the Company and JPMorgan Chase Bank, National Association, London Branch, (iv) that certain Additional Warrant Confirmation, dated as of May 18, 2017, by and between the Company and JPMorgan Chase Bank, National Association, London Branch, (v) that certain Base Warrant Confirmation, dated as of May 17, 2017, by and between the Company and Royal Bank of Canada and (vi) that certain Additional Warrant Confirmation, dated as of May 18, 2017, by and between the Company and Royal Bank of Canada.

(mm) “Company Warrant Transactions” means the transactions contemplated by the Company Warrant Documentation.

(nn) “Continuing Employees” means each individual who is an employee of the Company immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.

(oo) “Contract” means any contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense or other binding agreement; provided, however, that “Contracts” shall not include any Employee Plan.

(pp) “Convertible Note Hedge Documentation” means the Company Call Option Documentation, the Company Warrant Documentation and the Company Capped Call Documentation.

(qq) “Convertible Note Hedge Transactions” means the Company Call Option Transactions, the Company Warrant Transactions and the Company Capped Call Transactions.

(rr) “Convertible Notes” means the 2022 Convertible Notes and the 2025 Convertible Notes.

(ss) “Convertible Notes Indentures” means the 2022 Convertible Notes Indenture and the 2025 Convertible Notes Indenture.

(tt) “Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of September 5, 2019, by and among the Company, as borrower, the lenders party thereto from time to time, and Wells Fargo Bank, National Association, as administrative agent.

(uu) “D&O Claim” means any threatened, asserted, pending or completed claim, action, suit, proceeding, inquiry or investigation, whether instituted by any party hereto, any Governmental Authority or any other Person, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to matters that relate to a Covered Person’s duties or service (a) as a director or officer or employee of a Company Group Member at or prior to the Effective Time (including with respect to any acts, facts, events or omissions occurring in connection with the approval of this Agreement and the Merger, including the consideration and approval thereof and the process undertaken in connection therewith and any D&O Claim relating thereto) or (b) as a director, trustee or officer of any other entity or any benefit plan maintained by any Company Group Member (for which a Covered Person is or was serving at the request or for the benefit of a Company Group Member) at or prior to the Effective Time.

(vv) “DOJ” means the United States Department of Justice or any successor thereto.

(ww) “Environmental Law” means any applicable Law or order relating to pollution, the protection of the environment (including ambient air, surface water, groundwater or land) or exposure of any Person with respect to Hazardous Substances or otherwise relating to the production, use, storage, treatment, transportation, recycling, disposal, discharge, release or other handling of any Hazardous Substances, or the investigation, clean-up or remediation thereof.

(xx) “ERISA” means the Employee Retirement Income Security Act of 1974.

(yy) “ERISA Affiliate” means, with respect to any entity, any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

(zz) “Exchange Act” means the Securities Exchange Act of 1934.

(aaa) “Excluded Party” means any Third Person (i) who did not submit an Acquisition Proposal in writing to the Company Group or its Representatives prior to the Agreement Date, (ii) who submits a written bona fide Acquisition Proposal to the Company or any of its Representatives after the Agreement Date and prior to the No-Shop Period Start Date and (iii) whose Acquisition Proposal is determined by the Company Board, in good faith, prior to the start of the No-Shop Period Start Date (after consultation with its outside counsel and its financial advisor), to be, or would reasonably be expected to lead to, a Superior Proposal; provided, however, that a Third Person shall immediately cease to be an Excluded Party (and the provisions of this Agreement applicable to Excluded Parties shall cease to apply with respect to such Person) if (1) such Acquisition Proposal is withdrawn by such Third Person or (2) such Acquisition Proposal, in the good faith determination of the Company Board (after consultation with its outside counsel and its financial advisor), no longer is or would no longer be reasonably expected to lead to a Superior Proposal.

(bbb) “Families First Act” means the Families First Coronavirus Response Act, as signed into law by the President of the United States on March 18, 2020.

(ccc) “FCPA” means the Foreign Corrupt Practices Act of 1977.

(ddd) “Financing Commitment Sources” means the agents, arrangers and lenders that are party to the Debt Commitment Letter, including the agents, arrangers and lenders party to any joinder agreements thereto.

(eee) “Financing Sources” means the agents, arrangers and lenders that provide or arrange the Debt Financing, including the agents, arrangers and lenders party to the Debt Commitment Letter, any joinder agreements, credit agreements or other definitive documentations relating thereto entered into in connection therewith, together with their respective Affiliates and their respective Affiliates’ officers, directors, general or limited partners, shareholders, members, employees, controlling persons, agents and representatives and their respective permitted successors and assigns.

(fff) “FTC” means the United States Federal Trade Commission or any successor thereto.

(ggg) “GAAP” means generally accepted accounting principles, consistently applied, in the United States.

(hhh) “Governmental Authority” means any government, government-sponsored entity, governmental or regulatory entity or body, department, commission, board, agency or instrumentality, and any court, tribunal, arbitrator (public or private) or judicial body, in each case whether federal, state, county or provincial, national or supra-national, and whether local or foreign.

(iii) “Hazardous Substance” means any substance, material or waste that is characterized or regulated by a Governmental Authority pursuant to any Environmental Law as “hazardous,” “pollutant,” “contaminant,” “toxic” or “radioactive,” including petroleum and petroleum products, polychlorinated biphenyls and friable asbestos.

(jjj) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

(kkk) “Indebtedness” means, with respect to any Person and without duplication, any of the following monetary liabilities or obligations: (i) indebtedness for borrowed money (other than letters of credit, surety bonds or bank guarantees); (ii) indebtedness evidenced by bonds, debentures, notes or other similar instruments or debt securities; (iii) liabilities for reimbursement of any obligor on letters of credit, banker’s acceptances or similar instruments, in each case solely to the extent funds have been drawn and are payable thereunder; (iv) liabilities pursuant to leases required to be capitalized under GAAP (other than any liabilities pursuant to leases which would not have been required to be capitalized under GAAP prior to the implementation of ASC 842); (v) liabilities arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; (vi) any deferred acquisition purchase price or “earn-out” agreements related to past acquisitions (other than contingent indemnification obligations that have not matured and as to which no claims have been made, or to the Knowledge of the Company, threatened); (vii) all guarantees of the obligations of other Persons described in clauses (i) through (vi) above; and (viii) all obligations of other Persons described in clauses (i) through

(vii) above secured by any Lien on property of such Person; provided that Indebtedness shall not include (A) accounts payable to trade creditors and accrued expenses, in each case arising in the ordinary course of business and (B) liabilities or obligations solely between the Company and any wholly owned Subsidiary or solely between any wholly owned Subsidiaries. For the avoidance of doubt, Taxes shall not constitute “Indebtedness.”

(lll) “Inquiry” means an inquiry, request for discussions or negotiations or request to review non-public information that would reasonably be expected to indicate an interest in making or effecting an Acquisition Proposal or an Acquisition Transaction.

(mmm) “Intellectual Property” means the rights associated with the following: (i) all United States and foreign patents and applications therefor (“Patents”); (ii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world (“Copyrights”); (iii) trademarks, service marks, trade dress rights and similar designation of origin and rights therein (“Marks”); (iv) all rights in mask works, and all mask work registrations and applications therefor; (v) rights in trade secrets and confidential information; and (vi) any other intellectual property or proprietary rights or similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

(nnn) “IRS” means the United States Internal Revenue Service or any successor thereto.

(ooo) “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge of the Company’s President; Executive Vice President, Chief Financial Officer and Treasurer; Executive Vice President, Chief Legal Officer and Secretary; and Chief Information Officer.

(ppp) “Law” means any law, rule, regulation, judgment, injunction, order, decree, constitution, treaty, convention, ordinance, code, ruling or other similar restriction of any court or Governmental Authority.

(qqq) “Legal Proceeding” means any claim, action, charge, lawsuit, litigation, audit, subpoena, investigation (to the Knowledge of the Company, as used in relation to the Company Group) or other similarly formal legal action or proceeding brought by or pending before any Governmental Authority, arbitrator, mediator or other tribunal

(rrr) “Licensee” means the Company Group Member holding Money Transmitter Licenses set forth on Section 1.1(rrr) of the Company Disclosure Letter.

(sss) “Licensee Consent” means a Consent in connection with a change of control of Licensee of a state banking department, or other Governmental Authority of a state, in a state in which Licensee provides regulated services pursuant to a Money Transmitter License issued by the state banking department or other Governmental Authority of such state. For the avoidance of doubt, “Licensee Consent” shall include any assurance reasonably acceptable to Parent from the applicable Governmental Authority that no adverse action related to the failure to obtain formal Consent in connection with a change of control of Licensee prior to the Effective Time will be taken against the Company, Licensee or Parent in connection with the continued conduct of the operations of the Licensee in the applicable jurisdiction, notwithstanding the pendency of such formal Consent.

(ttt) “Licensee Consent Deadline” means the date that is one hundred and fifty (150) days following the date hereof.

(uuu) “Lien” means any mortgage, pledge, lien, encumbrance, charge or other security interest.

(vvv) “Marketing Period” means the first period of fifteen (15) consecutive Business Days commencing on the date that Parent has been provided the Required Financial Information; provided that (i) the Marketing Period shall end on any earlier date on which the Debt Financing is consummated and Parent shall have obtained all of the proceeds contemplated thereby; and (ii) the Marketing Period shall be deemed not to have commenced if, prior to the completion of such fifteen (15) consecutive Business Day period, the Company has announced any intention to restate, or the Company or its independent auditors have determined that the Company must restate, any financial statements included in the Required Financial Information, in which case the Marketing Period shall be deemed not to commence unless and until such restatement has been completed and the applicable Required Financial Information has been amended to reflect such restatement or the Company has or its independent auditors have, as applicable, announced or informed Parent that it has concluded that no restatement will be required. If at any time the Company shall reasonably believe that it has provided the Required Financial Information, the Company may deliver to Parent and Merger Sub a written notice to that effect (stating when it believes it completed such delivery), in which case the requirement to deliver the Required Financial Information will be deemed to have been satisfied on the date such notice is received, unless Parent in good faith reasonably believes the Company has not completed the delivery of the Required Financial Information and, within three (3) Business Days after the receipt of such notice from the Company, delivers a written notice to the Company to that effect (stating with specificity which portion(s) of the Required Financial Information the Company has not delivered or are otherwise unsuitable).

(www) “Material Contract” means any of the following Contracts that is currently in effect and to which any Company Group Member is bound by or is a party:

(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company Group, taken as a whole;

(ii) any Contract with (A) each of the ten (10) largest customers of the Company Group, taken as a whole (the “Material Customers”) and (B) each of the ten (10) largest commercial vendors of the Company Group, taken as a whole (the “Material Vendors”), in each case by dollar amount for the nine (9) months ending September 30, 2020;

(iii) any Contract under which any Company Group Member uses or has the right to use any Intellectual Property licensed from third parties which is material to the business of the Company Group, taken as a whole, or under which any Company Group Member grants any third party a license to use material Company Intellectual Property, in each case, other than (1) non-disclosure agreements entered into in the ordinary course of business, (2) nonexclusive, “off-the-shelf” software licenses, (3) Contracts for Open Source Software, (4) maintenance and support and professional services Contracts by the Company in the ordinary course of business, (5) non-exclusive licenses to customers in the ordinary course of business and (6) agreements with employees and contractors in the ordinary course of business that assign all Intellectual Property created by the employee or contractor to a Company Group Member;

(iv) any Contract containing any covenant or other provision (A) limiting the right of any Company Group Member to engage in any line of business or to compete with any Person in any line of business; or (B) containing and limiting the right of any Company Group Member pursuant to any “most favored nation” or “exclusivity” provisions, that, following the Effective Time, would impose obligations upon Parent or its Affiliates, in each case of the above other than any such Contracts that (1) may be cancelled without material liability to any Company Group Member upon notice of 90 days or less, (2) are not material to the Company Group, taken as a whole, or (3) customary employee non-solicitation or non-hire clauses with respect to the service providers of a third party;

(v) any Contract entered into in the last three years (A) relating to the disposition or acquisition of assets by any Company Group Member with a value greater than $50,000,000 other than the disposition of assets in the ordinary course of business; or (B) pursuant to which the Company Group acquired or will acquire any ownership interest in any other Person or other business enterprise other than any Subsidiary of the Company, that is material to the Company Group, taken as a whole, in the case of each of clause (A) and clause (B), under which a Company Group Member has obligations remaining to be performed as of the Agreement Date;

(vi) any Contract relating to Indebtedness for borrowed money in excess of $5,000,000 other than obligations incurred pursuant to business credit cards in the ordinary course of business;

(vii) any Contract providing for indemnification of any officer, director or employee by the Company Group with respect to service in such capacities, other than Contracts entered into on substantially the same form as the Company’s standard forms previously made available to Parent;

(viii) any Contract that is an agreement in settlement of a dispute that imposes material obligations on any Company Group Member involving (A) a payment in excess of $5,000,000 or (B) any material ongoing requirements or restrictions on the Company Group, in each case, after the date hereof;

(ix) any Contract that involves any interest of any Company Group Member in a material joint venture entity, limited liability company or legal partnership (excluding, for avoidance of doubt, reseller agreements and other commercial agreements that do not involve the formation of an entity with any third Person), other than any such Contract solely between the Company and any of its direct or indirect Subsidiaries or among the Company’s Subsidiaries; and

(x) any Contract or agreement with any Governmental Authority under which the Company or any of its Subsidiaries received payments in excess of $20,000,000 during the 9-month period ending September 30, 2020, other than non-exclusive licenses to customers in the ordinary course of business.

(xxx) “Material Jurisdictions” means those jurisdictions in which Licensee provides regulated services pursuant to a Money Transmitter License issued by state banking departments, or other Governmental Authorities of states, that represent, in the aggregate (together with the state represented by “ZZ” in cell A43 of Section 1.1(xxx) of the Company Disclosure Letter, with states that do not require a Money Transmitter License to provide such services, and jurisdictions that do not require approval, consent, exemption, or waiver to consummate the Transactions), at least 80% of the “Fee Revenue” received by Licensee in the United States during the period of January 1, 2020 to November 30, 2020, as set forth on Section 1.1(xxx) of the Company Disclosure Letter.

(yyy) “NASDAQ” means the Nasdaq Global Select Market.

(zzz) “Open Source Software” shall mean any software (in source or object code form) that is subject to (a) a license or other agreement commonly referred to as an open source, free software, copyleft or community source code license (including any code or library licensed under the GNU General Public License, GNU Lesser General Public License, BSD License, Apache Software License, or any other public source code license arrangement), or (b) any other license or other agreement that requires, as a condition of the use, modification or distribution of software subject to such license or agreement, that such software or other software linked with, called by, combined or distributed with such software be (i) disclosed, distributed, made available, offered, licensed or delivered in source code form, (ii) licensed for the purpose of making derivative works, (iii) licensed under terms that allow reverse engineering, reverse assembly, or disassembly of any kind, or (iv) redistributable at no charge, including any license defined as an open source license by the Open Source Initiative as set forth on www.opensource.org.

(aaaa) “Other Antitrust Laws” means any Antitrust Laws (other than the HSR Act) or foreign investment Laws set forth on Section 1.1(aaaa) of the Company Disclosure Letter.

(bbbb) “Payment Network” means any card association, payment network, or any other similar entity, organization, association, or network permitting businesses or consumers to engage in financial transactions using a credit, debit or prepaid card or account, bank account, or other account or payment method, including MasterCard, Visa, Discover, American Express, and the National Automated Clearing House Association.

(cccc) “Payment Network Rules” means any bylaws, rules, regulations, procedures, guidelines or operational or technical standards or guidance issued, adopted, implemented or otherwise put into effect by or under the authority of any Payment Network.

(dddd) “Payments Contract” means any Contract under which any Company Group Member obtains banking or payment processing services or is sponsored or registered to participate in any Payment Network.

(eeee) “Payroll Tax Executive Order” means any U.S. presidential memorandum, executive order or similar pronouncement permitting or requiring the deferral of any payroll Taxes (including those imposed by Section 3101(a) and 3201 of the Code).

(ffff) “Permitted Liens” means any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either (A) not yet delinquent or (B) that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other Liens or security interests that are not yet due or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (iii) leases, subleases and licenses; (iv) Liens imposed by applicable Law (other than Tax law); (v) pledges or deposits to secure obligations pursuant to workers’ compensation laws or similar legislation or to secure public or statutory obligations; (vi) pledges and deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vii) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar Liens (or other encumbrances of any type), and zoning, building and other similar codes or restrictions, in each case that do not materially and adversely affect the current use of the applicable property owned, leased, used or held for use by the Company Group; (viii) Liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Reports filed as of the date hereof; (ix) non-exclusive licenses to Company Intellectual Property entered into in the ordinary course of business; (x) any other Liens that do not secure a liquidated amount, that have been incurred or suffered in the ordinary course of business, and that would not, individually or in the aggregate, have a material effect on the Company Group, taken as a whole; (xi) statutory, common Law or contractual Liens (or other encumbrances of any type) of landlords or Liens against the interests of the landlord or owner of any Leased Real Property unless caused by the Company Group; (xii) Liens (or other encumbrances of any type) that do not materially and adversely affect the use or operation of the property subject thereto; (xiii) Liens to be released at or prior to Closing; (xiv) Liens securing obligations under the Credit Agreement or any Loan Document (as defined in the Credit Agreement); and (xv) Liens securing liabilities or obligations solely between the Company and any wholly owned Subsidiary or solely between any wholly owned Subsidiaries.

(gggg) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.

(hhhh) “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning on or before and ending after the Closing Date, the portion ending at the end of the Closing Date.

(iiii) “Redacted Fee Letter” means a fee letter with a Financing Commitment Source with respect to the Debt Financing in which the only redactions are pricing, fee amounts, “price flex” and other economic or “flex” provisions that are customarily redacted in connection with merger agreements of this type; provided that, in each case, such redactions do not relate to any terms that would be reasonably likely to adversely affect the conditionality, enforceability, availability, termination or aggregate principal amount (except as a result of increased original issue discount or upfront fees resulting from the exercise of “price flex”) of the Debt Financing or other funding being made available by such Financing Commitment Source.

(jjjj) “Registered Intellectual Property” means all United States, international and foreign (i) Patents and Patent applications (including provisional applications); (ii) registered Marks and applications to register Marks (including intent-to-use applications, or other registrations or applications related to Marks); and (iii) registered Copyrights and applications for Copyright registration.

(kkkk) “Required Financial Information” means the financial statements regarding the Company Group described in paragraph 4 of Exhibit D in the Debt Commitment Letter related to the Debt Financing as in effect on the date hereof, which, for the avoidance of doubt, shall include the audited consolidated balance sheet of the Company and its Subsidiaries for the year ending December 31, 2020 and the related audited consolidated statements of operations and cash flows for the year ending December 31, 2020.

(llll) “Sanctioned Country” means a country or territory which is (or whose government is) currently or has in the last five years been itself the subject of or target of any Sanctions and Export Control Laws (for the purposes of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan, Syria, and Venezuela).

(mmmm) “Sanctioned Person” means a Person (i) listed on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Authority, (ii) located, organized, or resident in a Sanctioned Country, or (iii) greater than 50% owned or controlled by one or more Persons described in clause (i) or (ii) above.

(nnnn) “Sanctions and Export Control Laws” means all U.S. and non-U.S. laws, regulations, rules, statutes and orders relating to (i) economic or trade sanctions, including the laws, regulations, rules, statutes and orders administered and enforced by the United States (including by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State), the United Nations Security Council, and the European Union and (ii) export, reexport, transfer, and import controls, including the Export Administration Regulations, the International Traffic in Arms Regulations, the customs and import laws and orders administered by the U.S. Customs and Border Protection, and the EU Dual Use Regulation.

(oooo) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

(pppp) “SEC” means the United States Securities and Exchange Commission or any successor thereto.

(qqqq) “Securities Act” means the Securities Act of 1933, as amended.

(rrrr) “Shares” means the outstanding shares of the Company Common Stock.

(ssss) “Specified Consents” means Licensee Consents issued in connection with or by virtue of the Transactions with respect to the Material Jurisdictions.

(tttt) “Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company; or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and the power to direct the policies, management and affairs thereof.

(uuuu) “Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction that (i) was not solicited in violation of Section 5.4(b) in any material respect and (ii) is on terms that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects of the proposal (including certainty of closing) and other aspects of the Acquisition Proposal that the Company Board (or a committee thereof) deems relevant, and, if consummated, would be more favorable to the Company Stockholders (in their capacity as such) than the Transactions (taking into account (A) any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination in accordance with Section 5.4(b) and (B) all legal, regulatory, financial (including any termination fee amounts and conditions), timing, financing and other aspects of such proposal). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “80%.”

(vvvv) “Tax” means any United States federal, state, local and non-United States taxes, assessments and similar governmental charges and impositions in the nature of taxes (including gross receipts, income, profits, sales, use, goods, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, social security (or similar), pension, employment, excise, estimated, stamp, custom, duty, license, and property taxes, however denominated, together with all interest, penalties, fines, and additions imposed with respect to such amounts, whether disputed or not).

(wwww) “Tax Returns” means any return, statement, report, tax filing or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) filed or required to be filed with respect to Taxes, and any amendments thereto.

(xxxx) “Third Person” means any Person or “group” (within the meaning of Section 13(d) of the Exchange Act), other than (i) the Company or any of its controlled Affiliates or (ii) Parent, Merger Sub, any Guarantor or any their respective Affiliates or any “group” including Parent, Merger Sub, any Guarantor or any their respective Affiliates.

(yyyy) “Transaction Litigation” means any Legal Proceeding commenced or threatened in writing against a Party or any of its Subsidiaries or Affiliates or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to or regarding the Transactions, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement, any Other Required Company Filing or any other communications to the Company Stockholders, other than any Legal Proceedings among the Parties or with the Financing Sources related to this Agreement, the Guaranty or the Financing Letters; provided that, for the avoidance of doubt, any Legal Proceeding involving or arising under any Antitrust Law shall not be considered Transaction Litigation.

(zzzz) “Transactions” means the Merger and the other transactions contemplated by this Agreement.

(aaaaa) “WARN” means the United States Worker Adjustment and Retraining Notification Act and any similar foreign, state or local law, regulation or ordinance.

(bbbbb) “Willful Breach” means a breach that is a consequence of an intentional act or intentional failure to act undertaken by the breaching party with actual knowledge that such party’s act or failure to act would, or would reasonably be expected to, cause, result in or constitute a breach.

1.2 Additional Definitions. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Advisor	3.3(b)
Agreement	Preamble
Agreement Date	Preamble
Alternative Acquisition Agreement	5.4(b)
Alternative Debt Financing	6.5(d)
Applicable Termination	8.3(b)(i)
Bylaws	3.1
Capitalization Date	3.7(a)

Certificate of Merger	2.2
Certificates	2.9(c)
Charter	2.5(a)
Chosen Courts	9.10(a)
Closing	2.3
Closing Date	2.3
Collective Bargaining Agreement	3.19(a)
Company	Preamble
Company Board Recommendation	3.3(a)
Company Board Recommendation Change	5.4(d)(i)
Company Breach Notice Period	8.1(e)
Company Disclosure Letter	Article III
Company Liability Limitation	8.3(f)(ii)
Company Related Parties	8.3(f)(i)
Company SEC Reports	3.9
Company Securities	3.7(c)
Company Termination Fee	8.3(b)(i)
Confidentiality Agreement	9.4
Consent	3.6
Covered Persons	6.10(a)
Credit Agreement Termination	6.21
Debt Commitment Letter	4.11(b)
Debt Financing	4.11(b)
DGCL	Recitals
Dissenting Company Shares	2.7(c)(i)
DTC	2.9(d)
DTC Payment	2.9(d)
Effective Time	2.2
Electronic Delivery	9.13
Employee Plans	3.18(a)
Enforceability Limitations	3.2
Enforcement Expenses	8.3(e)
Equity Commitment Letter	4.11(a)
Equity Financing	4.11(a)
Event Notice Period	5.4(e)(i)(1)
Exchange Fund	2.9(b)
Financing	4.11(b)
Financing Conditions	4.11(c)
Financing Letters	4.11(b)
Go-Shop Period	5.4(a)
Guarantor	Recitals
Guaranty	Recitals
Interim Period	5.1
Intervening Event	5.4(e)(i)
Lease	3.14(b)
Leased Real Property	3.14(b)

Maximum Premium	6.10(c)
Merger	Recitals
Merger Sub	Preamble
Money Transmitter License	3.27
Non-U.S. Plan	3.18(h)
No-Shop Period Start Date	5.4(a)
Option Consideration	2.8(a)
Other Required Company Filing	6.3(b)
Other Required Parent Filing	6.3(c)
Owned Company Shares	2.7(a)(iii)
Owned Real Property	3.14(a)
Parent	Preamble
Parent Breach Notice Period	8.1(g)
Parent Liability Limitation	8.3(f)(i)
Parent Related Parties	8.3(f)(i)
Parent Termination Fee	8.3(c)
Party.	Preamble
Payment Agent	2.9(a)
Per Share Price	2.7(a)(ii)
Permits	3.20
Prohibited Financing Modifications	6.5(b)
Proposal Notice Period	5.4(e)(i)(3)
Protected Information	3.16(h)
Proxy Statement	6.3(a)
Recent SEC Reports	Article III
Regulatory Agreement	3.22(c)
Reimbursement Obligations	6.6(a)
Representatives	5.4(a)
Required Amounts	4.11(f)
Requisite Stockholder Approval	3.4
RSA Consideration	2.8(b)(i)
SEC Clearance Date	6.3(g)
Specified Acquisition	5.3
Surviving Corporation.	2.1
Tax Proceeding	3.17(c)
Termination Date	8.1(c)
Trade Control Laws	3.26(a)(i)
Uncertificated Shares	2.9(c)

1.3 Certain Interpretations.

(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.

(b) When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(e) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(f) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(g) When reference is made to any party to this Agreement or any other agreement or document, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.

(h) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such entity.

(i) A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time.

(j) All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP.

(k) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(l) The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following May 18 is June 18 and one month following May 31 is July 1).

(m) The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(n) No summary of this Agreement or any Exhibit or Schedule delivered herewith prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit or Schedule.

(o) The information contained in this Agreement and in the Company Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of Law or breach of contract; or (ii) that such information is material or that such information is required to be referred to or disclosed under this Agreement.

(p) The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date hereof or as of any other date.

(q) Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been posted to a virtual data room managed by the Company at datasiteone.merrillcorp.com/global/ prior to 7:00 p.m. Central time on the day prior to the Agreement Date.

ARTICLE II

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, on the Closing Date, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will thereupon cease; and (c) the Company will continue as the surviving corporation of the Merger. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”

2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company will cause the Merger to be consummated pursuant to the DGCL by filing a certificate of merger in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).

2.3 The Closing. The consummation of the Merger will take place at a closing (the “Closing”) to occur (a) remotely at 9:00 a.m., Central time, on the date that is two (2) Business Days after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing; provided that, notwithstanding the satisfaction or waiver (to the extent permitted hereunder) of the conditions set forth in Article VII, if the Marketing Period has not ended at the time of the satisfaction or waiver of such conditions (other than those conditions that by their nature are to be satisfied at the Closing), the Closing shall instead occur on the date that is the earlier to occur of (i) any Business Day during the Marketing Period specified by Parent to the Company on no less than two (2) Business Days’ notice to the Company and (ii) the second Business Day after the final day of the Marketing Period, but subject in each case to the satisfaction or waiver (to the extent permitted hereunder) of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions). The date on which the Closing actually occurs is referred to as the “Closing Date”.

2.4 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

2.5 Certificate of Incorporation and Bylaws.

(a) Certificate of Incorporation. At the Effective Time, subject to the provisions of Section 6.10, the Amended and Restated Certificate of Incorporation of the Company, as amended (the “Charter”), will be amended and restated in its entirety to read substantially identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and such amended and restated certificate of incorporation will become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation; provided, however, that at the Effective Time the certificate of incorporation of the Surviving Corporation will be amended so that the name of the Surviving Corporation will be “RealPage, Inc.”

(b) Bylaws. At the Effective Time, subject to the provisions of Section 6.10, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.

2.6 Directors and Officers.

(a) Directors. At the Effective Time, the initial directors of the Surviving Corporation will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

(b) Officers. At the Effective Time, the initial officers of the Surviving Corporation will be the officers of the Company as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed.

2.7 Effect on Capital Stock.

(a) Capital Stock. Unless otherwise mutually agreed by the Parties or by Parent and the applicable holder, upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following will occur:

(i) each share of common stock, par value $0.01 per share, of Merger Sub that is outstanding as of immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and thereupon each certificate representing ownership of such shares of common stock of Merger Sub will thereafter represent ownership of shares of common stock of the Surviving Corporation;

(ii) each share of Company Common Stock that is outstanding as of immediately prior to the Effective Time (other than with respect to Owned Company Shares or Dissenting Company Shares) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $88.75, without interest thereon, subject to any required withholding of Taxes (the “Per Share Price”), in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11); and

(iii) each share of Company Common Stock or Company Preferred Stock that is (A) held by the Company as treasury stock; (B) owned by Parent or Merger Sub; or (C) owned by any direct or indirect wholly owned Subsidiary of Parent or Merger Sub as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will be cancelled and extinguished without any conversion thereof or consideration paid therefor.

(b) Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock and the Company Equity Awards occurring on or after the date hereof and prior to the Effective Time.

(c) Statutory Rights of Appraisal.

(i) Notwithstanding anything to the contrary set forth in this Agreement, all Shares that are issued and outstanding as of immediately prior to the Effective Time and held by Company Stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have properly and validly exercised their statutory rights of appraisal in respect of such Shares in accordance with Section 262 of the DGCL (the “Dissenting Company Shares”) will not be converted into, or represent the right to receive, the Per Share Price pursuant to this Section 2.7. Such Company Stockholders will be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL subject to any required withholding of Taxes, except that all Dissenting Company Shares held by Company Stockholders who shall have failed to perfect or who shall have effectively withdrawn or lost their rights to appraisal of such Dissenting Company Shares pursuant to Section 262 of the DGCL will thereupon be deemed to have been converted into, and to have become cancelled and exchanged for, as of the Effective Time, the right to receive the Per Share Price, without interest thereon, subject to any required withholding of Taxes, upon surrender of the Certificates or Uncertificated Shares that formerly evidenced such Shares in the manner provided in Section 2.9.

(ii) The Company will give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Company Shares; and (B) the opportunity to participate in all negotiations and Legal Proceedings with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares. The Company may not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for payment in respect of Dissenting Company Shares. For purposes of this Section 2.7(c)(ii), “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions with respect to such demands but will not be afforded any decision-making power or other authority over such demands except for the payment, settlement or compromise consent set forth above.

2.8 Equity Awards.

(a) Company Options. At the Effective Time, each Company Option (whether vested or unvested) that is outstanding and unexercised immediately prior to the Effective Time shall, in each case, without any action on the part of Parent, the Company or the holder thereof, be cancelled, with the holder of such Company Option becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash, less applicable Tax withholdings, equal to the product obtained by multiplying (i) the excess of the Per Share Price over the per share exercise price of such Company Option, by (ii) the number of shares of Company Common Stock covered by such Company Option immediately prior to the Effective Time. The Surviving Corporation shall pay the amounts due pursuant to this Section 2.8(a) (the “Option Consideration”) as promptly as practicable following the Closing Date, but in no event more than three (3) Business Days following the Closing Date.

(b) Company Restricted Stock Awards.

(i) At the Effective Time, each Company Restricted Stock Award granted prior to the date of this Agreement (other than any such award set forth on Section 2.8(b)(i) of the Company Disclosure Letter) that is outstanding immediately prior to the Effective Time shall, in each case, without any action on the part of Parent, the Company or the holder thereof, be cancelled, with the holder of such Company Restricted Stock Award becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash, less applicable Tax withholdings, equal to the product obtained by multiplying (A) the Per Share Price by (B) the number of shares of Company Common Stock covered by such Company Restricted Stock Award immediately prior to the Effective Time (which shall be the maximum number of shares assuming satisfaction of all applicable performance goals in the case of any such award subject to performance based vesting conditions). The Surviving Corporation shall pay the amounts due pursuant to this Section 2.8(b)(i) (the “RSA Consideration”) as promptly as practicable following the Closing Date, but in no event more than three (3) Business Days following the Closing Date.

(ii) At the Effective Time, each Company Restricted Stock Award granted after the date of this Agreement (subject to compliance with Section 5.2) or set forth on Section 2.8(b)(i) of the Company Disclosure Letter that is outstanding immediately prior to the Effective Time shall, in each case, without any action on the part of Parent, the Company or the holder thereof, be converted into the right to receive, in accordance with the terms of the applicable award agreement, an amount in cash equal to the product obtained by multiplying (A) the Per Share Price by (B) the number of shares of Company Common Stock covered by such Company Restricted Stock Award immediately prior to the Effective Time (which shall be the maximum number of shares assuming satisfaction of all applicable performance goals in the case of any such award subject to performance based vesting conditions). Except as otherwise provided in this Section 2.8(b)(ii), the cash-based award provided for by this Section 2.8(b)(ii) shall be subject to the terms and conditions applicable to the corresponding Company Restricted Stock Award (including the time-based vesting conditions in the applicable award agreement), except that the award immediately shall vest upon a Qualifying Termination as such term is defined in Section 5.2 of the Company Disclosure Letter.

(c) Further Actions. The Company (including the Company Board or any committee thereof which governs or administers the outstanding Company Equity Awards and/or the Company Equity Plan) shall, prior to the Effective Time, take or cause to be taken all actions to effectuate the provisions of this Section 2.8 and to terminate the Company Equity Plans, effective as of the Effective Time; such that, following the Effective Time, there shall be no outstanding Company Equity Awards (whether vested or unvested).

2.9 Exchange of Certificates.

(a) Payment Agent. Prior to the Closing, Parent will (i) designate the Company’s transfer agent or such other bank or trust company, reasonably acceptable to the Company, to act as the payment agent for the Merger (the “Payment Agent”); and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.

(b) Exchange Fund. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of Shares pursuant to Section 2.7, an amount of cash equal to the aggregate consideration to which such holders of Company Common Stock become entitled pursuant to Section 2.7. Until disbursed in accordance with the terms and conditions of this Agreement, such cash will be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Exchange Fund”). To the extent that (A) there are any losses with respect to any investments of the Exchange Fund; (B) the Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Exchange Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, Parent will, or will cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any income from investment of the Exchange Fund will be payable to Parent or the Surviving Corporation, as Parent directs.

(c) Payment Procedures. Promptly following the Effective Time (and in any event within five (5) Business Days), Parent and the Surviving Corporation will cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of (i) a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares (other than Dissenting Company Shares and Owned Company Shares) (the

“Certificates”); and (ii) subject to the last sentence of this Section 2.9(c), uncertificated Shares that represented outstanding Shares (other than Dissenting Company Shares and Owned Company Shares) (the “Uncertificated Shares”) (A) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent); and (B) instructions for use in effecting the surrender of the Certificates and Uncertificated Shares in exchange for the Per Share Price payable in respect thereof pursuant to Section 2.7. Upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of Shares represented by such Certificate; by (y) the Per Share Price (less any applicable withholding Taxes payable in respect thereof), and the Certificates so surrendered will forthwith be cancelled. Upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the holders of such Uncertificated Shares will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (1) the aggregate number of Shares represented by such holder’s transferred Uncertificated Shares; by (2) the Per Share Price (less any applicable withholding Taxes payable in respect thereof), and the transferred Uncertificated Shares so surrendered will be cancelled. The Payment Agent will accept such Certificates and transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Per Share Price payable upon the surrender of such Certificates and Uncertificated Shares pursuant to this Section 2.9(c). Until so surrendered, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price, without interest thereon, payable in respect thereof pursuant to Section 2.7. Notwithstanding anything to the contrary in this Agreement, no holder of Uncertificated Shares will be required to provide a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7.

(d) DTC Payment. Prior to the Effective Time, Parent and the Company will cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that (i) if the Closing occurs at or prior to 11:30 a.m., Central time, on the Closing Date, then the Payment Agent will transmit to DTC or its nominees on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (A) the number of Shares (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time; multiplied by (B) the Per Share Price (such amount, the “DTC Payment”); and (ii) if the Closing occurs after 11:30 a.m., Central time, on the Closing Date, then the Payment Agent will transmit the DTC Payment to DTC or its nominees on the first Business Day after the Closing Date.

(e) Transfers of Ownership. If a transfer of ownership of Shares is not registered in the stock transfer books or ledger of the Company, or if the Per Share Price is to be paid in a name other than that in which the Certificates surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, the Per Share Price may be paid to a Person other than the Person in whose name the Certificate so surrendered or transferred is registered in the stock transfer books or ledger of the Company only if such Certificate is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable. Payment of the applicable Per Share Price with respect to Uncertificated Shares will only be made to the Person in whose name such Uncertificated Shares are registered.

(f) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a holder of Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(g) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Effective Time will be delivered to Parent upon demand, and any holders Shares that were issued and outstanding immediately prior to the Merger who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such Shares for exchange pursuant to this Section 2.9 will thereafter look for payment of the Per Share Price payable in respect of the Shares represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar laws), solely as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.7. Any amounts remaining unclaimed by holders of any such Certificates or Uncertificated Shares two years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.

2.10 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, (a) all Shares will no longer be outstanding and will automatically be cancelled, retired and cease to exist; and (b) each holder of a Certificate or Uncertificated Shares theretofore representing any Shares will cease to have any rights with respect thereto, except the right to receive the Per Share Price payable therefor in accordance with Section 2.7, or in the case of Dissenting Company Shares, the rights pursuant to Section 2.7(c). The Per Share Price paid in accordance with the terms of this Article II will be deemed to have been paid in full satisfaction of all rights pertaining to such Shares. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of Shares that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.

2.11 Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.12 Required Withholding. Notwithstanding anything herein to the contrary, each of the Payment Agent, Parent, the Company, the Surviving Corporation, and their Affiliates will be entitled to deduct and withhold from any amounts payable pursuant to this Agreement to any holder or former holder of Shares or Company Equity Awards, or any other applicable Person, such amounts as are required to be deducted or withheld therefrom pursuant to any Tax laws. To the extent that such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

2.13 No Dividends or Distributions. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time will be paid to the holder of any unsurrendered Certificates or Uncertificated Shares.

2.14 Necessary Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, then the directors and officers of the Company and Merger Sub as of immediately prior to the Effective Time will take all such lawful and necessary action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

With respect to any Section of this Article III, except (a) as disclosed in the reports, statements and other documents filed by the Company with the SEC or furnished by the Company to the SEC, in each case pursuant to the Exchange Act on or after January 1, 2019 and prior to the date hereof (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Special Note Regarding Forward-Looking Statements” or “Quantitative and Qualitative Disclosures About Market Risk”, solely to the extent such disclosures are general and predictive, cautionary or forward-looking in nature) (the “Recent SEC Reports”) (it being acknowledged that nothing disclosed in the Recent SEC Reports will be deemed to modify or qualify the representations and warranties set forth in Section 3.7(a), Section 3.7(b), the first and third sentences of Section 3.7(c) or Section 3.12(a)(ii)); or (b) subject to the terms of Section 9.12, as set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date hereof (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1 Organization; Good Standing. The Company (a) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (b) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the Charter and the Amended and Restated Bylaws of the Company (the “Bylaws”), each as amended to date (other than the amendment of the Bylaws contemplated by Section 3.3(a)). The Company is not in violation of the Charter or the Bylaws in any material respect.

3.2 Corporate Power; Enforceability. The Company has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) subject to receiving the Requisite Stockholder Approval, consummate the Merger. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Merger have been duly authorized by all necessary corporate action on the part of the Company and no additional corporate actions on the part of the Company are necessary to authorize (i) the execution and delivery of this Agreement by the Company; (ii) the performance by the Company of its covenants and obligations hereunder; or (iii) subject to the receipt of the Requisite Stockholder Approval, the consummation of the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity (the “Enforceability Limitations”).

3.3 Company Board Approval; Fairness Opinion; Anti-Takeover Laws.

(a) Company Board Approval. The Company Board has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement and consummate the Merger upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and conditions set forth herein; and (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL (collectively, the “Company Board Recommendation”), which Company Board Recommendation has not been withdrawn, rescinded or modified in any way as of the date hereof; and (iv) adopted resolutions amending and restating the Bylaws in the manner previously disclosed to Parent.

(b) Fairness Opinion. The Company Board has received the written opinion (or an oral opinion to be confirmed in writing) of its financial advisor, BofA Securities, Inc. (the “Advisor”), to the effect that, as of the date of such opinion and based upon and subject to the various factors, qualifications, limitations and assumptions set forth therein, the Per Share Price to be paid to holders of Company Common Stock (other than holders of Owned Company Shares or Dissenting Company Shares) is fair, from a financial point of view, to such holders (it being understood and agreed that such written opinion is for the benefit of the Company Board and may not be relied upon by Parent or Merger Sub).

(c) Anti-Takeover Laws. Assuming that the representations of Parent and Merger Sub set forth in Section 4.6 are true and correct, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” Law will not be applicable to the Merger.

3.4 Requisite Stockholder Approval. The affirmative vote of the holders of a majority of the voting power of the outstanding Shares entitled to vote on the adoption of this Agreement (the “Requisite Stockholder Approval”) is the only vote of the holders of any class or series of Company Capital Stock that is necessary pursuant to applicable Law, the Charter or the Bylaws to adopt this Agreement and consummate the Merger.

3.5 Non-Contravention. Except as set forth in Section 3.5 of the Company Disclosure Letter, the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Merger do not (a) violate or conflict with any provision of the Charter or the Bylaws; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Material Contract; (c) assuming compliance with the matters referred to in Section 3.6 and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Law or order applicable to the Company Group or by which any of its properties or assets are bound; or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company Group, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or Liens that would not have a Company Material Adverse Effect.

3.6 Requisite Governmental Approvals. No consent, approval, order or authorization of, filing or registration with, or notification to (any of the foregoing, a “Consent”) any Governmental Authority that has jurisdiction over the Merger is required on the part of the Company or any Company Group Member (a) in connection with the execution and delivery of this Agreement by the Company; (b) the performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable laws of states in which the Company Group is qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any Other Antitrust Law; (iv) such filings with, and approvals by, any Governmental Authority with respect to a change of control of any Licensee; and (v) such other Consents the failure of which to obtain would not have a Company Material Adverse Effect.

3.7 Company Capitalization.

(a) Capital Stock. The authorized capital stock of the Company consists of (i) 250,000,000 shares of Company Common Stock and (ii) 10,000,000 shares of Company Preferred Stock. As of the close of business on December 18, 2020 (such time and date, the “Capitalization Date”), (A) is 102,003,897 shares of Company Common Stock were outstanding (which includes the shares of Company Common Stock covered by the Company Restricted Stock Awards referred to in Section 3.7(b)); (B) no shares of Company Preferred Stock were issued and outstanding; and (C) 415,937 shares of Company Capital Stock were held by the Company as treasury shares. All outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights. From the Capitalization Date to the date hereof, the Company has not issued or granted any Company Securities other than pursuant to the exercise of Company Equity Awards granted prior to the date hereof and which are reflected in the Company Equity Award numbers as set forth in Section 3.7(b).

(b) Stock Reservation. As of the Capitalization Date, (i) 694,710 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Options, (ii) 2,447,785 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Restricted Stock Awards, (iii) 16,333,750 shares of Company Common Stock were reserved for issuance upon conversion of the Convertible Notes and (iv) 12,336,839 shares of Company Common Stock were reserved for issuance upon exercise of the warrants under the Company Warrant Documentation. The Company has made available or otherwise delivered to Parent a true, correct and complete list of all Company Equity Awards outstanding as of the Capitalization Date with, for each such Company Equity Award, as applicable, the number of shares of Company Common Stock underlying the Company Equity Award, the current vesting status, and the exercise or strike price underlying each Company Equity Award (as applicable).

(c) Company Securities. As of the Capitalization Date, there are outstanding (x) $344,995,000 aggregate principal amount of 2022 Convertible Notes (with a conversion rate as of the Capitalization Date equal to 23.8393 shares of Company Common Stock per $1,000 principal amount, subject to adjustment as provided in the 2022 Convertible Notes Indenture) and (y) $345,000,000 aggregate principal amount of 2025 Convertible Notes (with a conversion rate as of the Capitalization Date equal to 13.0378 shares of Company Common Stock per $1,000 principal amount, subject to adjustment as provided in the 2025 Convertible Notes Indenture). Section 3.7(c) of the Company Disclosure Letter sets forth each Convertible Note Hedge Documentation. Except (A) as set forth in this Section 3.7 or Section 3.7(c) of the Company Disclosure Letter, (B) the Convertible Notes and (C) the Company Warrant Transactions, as of the Capitalization Date, there were (i) other than the Company Common Stock, no outstanding shares of capital stock of, or other equity or voting interest in, the Company; (ii) no outstanding securities of the Company convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest (including voting debt) in, the Company; (iii) no outstanding options, warrants or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest (including voting debt) in, the

Company; (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible, exchangeable or exercisable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company; (v) no outstanding shares of restricted stock, restricted stock units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights, including that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively with the Company Capital Stock, the “Company Securities”); (vi) no voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company; and (vii) no obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound. The Company is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Capital Stock. The Company does not have a stockholder rights plan in effect.

(d) Other Rights. Except as otherwise described in this Section 3.7, the Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities.

3.8 Subsidiaries.

(a) Subsidiaries. Each Subsidiary of the Company (i) is duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of organization (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States); and (ii) has the requisite corporate power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets, except where the failure to be in good standing would not have a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. No Subsidiary of the Company is in violation of its charter, bylaws or other similar organizational documents in any material respect.

(b) Capital Stock of Subsidiaries. All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) has been duly authorized, validly issued and is fully paid and nonassessable; and (ii) except for director’s qualifying or similar shares, is owned, directly or indirectly, by the Company, free and clear of all Liens (other than Permitted Liens).

(c) Other Securities of Subsidiaries. There are no outstanding (i) securities convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; (ii) options, warrants or other rights or arrangements obligating the Company Group to acquire from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for, shares of capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company; or (iii) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, such Subsidiary to any Person other than the Company or one of its Subsidiaries.

(d) Other Investments. Other than marketable securities held in the ordinary course of business for cash management purposes, the Company does not own or hold the right to acquire any equity securities, ownership interests or voting interests (including voting debt) of, or securities exchangeable or exercisable therefor, or investments in, any Person (other than a Subsidiary of the Company).

3.9 Company SEC Reports. Since January 1, 2019, the Company has filed all forms, reports and documents with the SEC that have been required to be filed by it pursuant to applicable laws prior to the date hereof (the “Company SEC Reports”). Each Company SEC Report complied, as of its filing date and giving effect to any amendments or supplements thereto filed prior to the date hereof, in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date that such Company SEC Report was filed. As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such amended or superseded filing), each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any forms, reports or documents with the SEC.

3.10 Company Financial Statements; Internal Controls.

(a) Company Financial Statements. The consolidated financial statements (including any related notes and schedules) of the Company Group filed with the Company SEC Reports (i) were prepared in all material respects in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); and (ii) fairly present, in all material respects, the consolidated financial position of the Company Group as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended. Except as have been described in the Company SEC Reports, there are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.

(b) Disclosure Controls and Procedures. The Company has established and maintains, and has at all times since January 1, 2019 maintained, “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by the Company in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2019, and such assessment concluded that such system was effective. Since January 1, 2019, the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act (including Sections 302 and 906 thereof). Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(c) Internal Controls. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of in connection with the most recent evaluation of internal controls over financial reporting prior to the date hereof, (i) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by the Company Group that has not been subsequently remediated; or (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company Group. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Reports.

(d) Indebtedness. Section 3.10(d) of the Company Disclosure Letter contains a true, correct and complete list of all Indebtedness of the Company Group in an amount in excess of $5,000,000 individually as of the date hereof, other than Indebtedness reflected in the Audited Company Balance Sheet or otherwise included with specificity in the Company SEC Reports.

3.11 No Undisclosed Liabilities. The Company Group has no liabilities of a nature required to be reflected or reserved against on a balance sheet (or the notes thereto) prepared in accordance with GAAP, other than liabilities (a) reflected or otherwise reserved against in the Audited Company Balance Sheet or in the consolidated financial statements of the Company Group (including the notes thereto) included in the Company SEC Reports filed prior to the date hereof; (b) arising pursuant to this Agreement or incurred in connection with the Merger (including any Transaction Litigation); (c) incurred in the ordinary course of business on or after October 1, 2020; or (d) that would not have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any “off balance sheet arrangement” within the meaning of Item 303 of Regulation S-K promulgated under the Securities Act.

3.12 Absence of Certain Changes.

(a) No Company Material Adverse Effect. Since (i) October 1, 2020 through the date hereof, (i) except specifically as a result of the Company’s sale process, including the Transactions, and any actions taken in good faith to respond to COVID-19 Measures, the business of the Company Group has been conducted, in all material respects, in the ordinary course of business and (ii) since December 31, 2019, there has not occurred a Company Material Adverse Effect.

(b) Forbearance. Since October 1, 2020 through the date hereof, the Company has not taken any action that would be prohibited by Sections 5.2(a), 5.2(b), 5.2(e) (solely with respect to the Company), 5.2(f), 5.2(i), 5.2(j), or 5.2(n), if taken or proposed to be taken after the date hereof.

3.13 Material Contracts.

(a) List of Material Contracts. Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts to or by which the Company Group is a party or is bound as of the date hereof (other than any Material Contracts contemplated by clause (i) of the definition of Material Contract and any Material Contracts, which have been made publicly available pursuant to the Company SEC Reports, listed in Section 3.18(a) of the Company Disclosure Letter), and a true, correct and complete copy of each Material Contract has been made available to Parent, or has been publicly made available in the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) database of the SEC.

(b) Validity. Each Material Contract is valid and binding on the applicable Company Group Member party thereto and is in full force and effect (except as limited by the Enforceability Limitations), and neither any Company Group Member party thereto nor, to the Knowledge of the Company, any other party thereto is in breach of or default pursuant to any such Material Contract, except for such failures to be in full force and effect that would not have a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company Group, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that would not have a Company Material Adverse Effect.

(c) Notices from Material Customers. To the Knowledge of the Company, since the date of the Audited Company Balance Sheet to the date hereof, the Company has not received any written notice from or on behalf of any Material Customer indicating that such Material Customer intends to terminate or not renew, any Material Contract with such Material Customer.

(d) Notices from Material Vendors. To the Knowledge of the Company, since the date of the Audited Company Balance Sheet to the date hereof, the Company has not received any written notice from or on behalf of any Material Vendor indicating that such Material Vendor intends to terminate, or not renew, any Material Contract with such Material Vendor.

3.14 Real Property.

(a) Owned Real Property. Section 3.14(a) of the Company Disclosure Letter contains the address of each parcel of land owned by the Company or any of its Subsidiaries (such property, the “Owned Real Property”). With respect to each Owned Real Property: (i) the Company or one of its Subsidiaries (as the case may be) has good, valid and marketable fee simple title to such Owned Real Property free and clear of all Liens (other than Permitted Liens), and (ii) neither the Company nor any of its Subsidiaries has leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof.

(b) Leased Real Property. Section 3.14(b) of the Company Disclosure Letter contains a true, correct and complete list of the leases, subleases, licenses or other Contracts pursuant to which the Company Group uses or occupies, or has the right to use or occupy, now or in the future, any real property that provide for payments by the Company in excess of $5,000,000 per annum, excluding any Contract for the use of real property that is terminable by any party thereto without penalty on 90 days’ or less notice (such property, the “Leased Real Property,” and each such lease, sublease, license or other agreement, a “Lease”). With respect to each Lease and except as would not have a Company Material Adverse Effect, (i) to the Knowledge of the Company, there are no disputes with respect to such Lease; (ii) no Company Group Member has collaterally assigned or granted any other security interest in such Lease or any interest therein; and (iii) there are no Liens (other than Permitted Liens) on the estate or interest created by such Lease. Neither the Company Group, nor to the Knowledge of the Company, any other party to the Lease is in material breach of or default pursuant to any Lease, and, to the Knowledge of the Company, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a material breach or default, or permit the termination, modification or acceleration of rent under such Lease.

3.15 Environmental Matters. Except as would not have a Company Material Adverse Effect, none of the members of the Company Group (a) has received any written notice alleging that the Company or any Subsidiary has violated, or has any liability under, any applicable Environmental Law; (b) has transported, produced, processed, manufactured, generated, used, treated, handled, stored, released or disposed, or arranged for the disposal of, or exposed any person to, any Hazardous Substances in violation of any applicable Environmental Law; (c) is a party to or is the subject of any pending or, to the Knowledge of the Company, threatened Legal Proceeding (i) alleging the noncompliance by the Company Group with any Environmental Law; or (ii) seeking to impose any financial responsibility for any investigation, cleanup, removal or remediation pursuant to any Environmental Law; or (d) to the Company’s Knowledge, owns or operates any property or facility contaminated by any Hazardous Substance which would reasonably be expected to result in liability to the Company Group under Environmental Law.

3.16 Intellectual Property.

(a) Registered Intellectual Property; Proceedings. Except as would not constitute a Company Material Adverse Effect, the Company has provided or made available a true, correct and complete list, as of the date hereof, of all material items of Company Registered Intellectual Property. None of the material Company Registered Intellectual Property is jointly owned with any third Person.

(b) No Order. Except as would not constitute a Company Material Adverse Effect, no material items of Company Intellectual Property is subject to any Legal Proceeding or outstanding order to which any Company Group Member is a named party with respect to the Company Group restricting in any manner the use, transfer or licensing thereof by any Company Group Member of such Company Intellectual Property.

(c) Absence of Liens. Except as would not constitute a Company Material Adverse Effect, the Company or one of its Subsidiaries owns and has good and valid legal and equitable title to each item of material Company Intellectual Property and has sufficient rights to all other material Intellectual Property used in or necessary for the operation of the Company Group’s business as currently conducted, in each case free and clear of any Liens (other than Permitted Liens); provided, however, that the representation and warranty in this Section 3.16(c) shall not constitute or be deemed or construed as any representation or warranty of non-infringement or other non-violation of any Intellectual Property or other rights of any third Person, which is addressed in Section 3.16(d).

(d) No Infringement. Except as would not constitute a Company Material Adverse Effect, to the Knowledge of the Company, the operation of the business of the Company Group as such business currently is conducted (including the sale of the Company Group’s products) does not materially infringe, misappropriate, dilute or otherwise violate the Intellectual Property of any third Person.

(e) No Notice of Infringement. Except as would not constitute a Company Material Adverse Effect, to the Knowledge of the Company, since January 1, 2019 through the date hereof, no Company Group Member has (i) received written notice from any third Person, or (ii) been involved in any Legal Proceeding, alleging that the operation of the business of any Company Group Member or any of the proprietary products of the Company Group (excluding, for clarity, any Open Source Software) materially infringes, misappropriates, dilutes or otherwise violates the Intellectual Property of any third Person.

(f) No Third Person Infringement. Except as set forth in Section 3.16(f) of the Company Disclosure Letter, since January 1, 2019 through the date hereof, no member of the Company Group has provided any third Person with written notice claiming that such third Person is infringing, misappropriating, diluting or otherwise violating any material items of Company Intellectual Property, and, to the Knowledge of the Company, no such activity is occurring as of the date hereof, except, in each case, as would not constitute a Company Material Adverse Effect.

(g) Proprietary Information. Except as would not constitute a Company Material Adverse Effect, each member of the Company Group has taken commercially reasonable steps to protect and preserve the rights of the Company Group in their confidential information and trade secrets that they reasonably wish to protect and preserve.

(h) Data Security Requirements and Privacy. Except as would not constitute a Company Material Adverse Effect, the Company Group (i) maintains commercially reasonable policies and procedures designed to protect the security, integrity and privacy of personally identifiable information, as defined under any applicable law, and card account, bank account and all other financial information collected by any Company Group Member from the Company Group’s customers (“Protected Information”); and (ii) is in compliance in all material respects with such Company policies and all applicable laws, rules and regulations related to data privacy and data security. To the Knowledge of the Company, since January 1, 2019 through the date hereof, there has been no material unauthorized access to, or any material unauthorized use, disclosure, losses or theft of, or material security breaches relating to, Protected Information received, or transmitted, by, or in the possession, custody or control of any Company Group Member.

(i) Products and Source Code. Except as would not constitute a Company Material Adverse Effect, there are (i) no defects in any of the proprietary products of the Company Group (excluding, for clarity, any Open Source Software) that would prevent such proprietary products from performing materially in accordance with the Company’s obligations to customers under written customer agreements; and (ii) no viruses, worms, Trojan horses or similar disabling codes or programs in any of such proprietary products introduced by any Company Group Member or, to the Knowledge of the Company, any of their respective employees in any such product. Except as would not have a Company Material Adverse Effect, as of the date hereof, the Company and its Subsidiaries possess all source code that embodies material Company Intellectual Property used by any Company Group Member in the development and maintenance of the proprietary products of the Company Group (excluding, for clarity, any Open Source Software) and no member of the Company Group has any duty or obligation (whether present, contingent, or otherwise to disclose, deliver, license, or otherwise make available any proprietary source code (excluding, for clarity, any Open Source Software)) that embodies material Company Intellectual Property for any material product of the Company Group to any Person and neither the Company nor any of its Subsidiaries has done the same.

(j) Open Source Software. Each member of the Company Group is in compliance with all terms and conditions of any license for Open Source Software, except as would not constitute a Company Material Adverse Effect.

3.17 Tax Matters.

(a) Tax Returns. The Company and each of its Subsidiaries has (i) timely filed all income and other material Tax Returns filed or required to be filed by the Company or such Subsidiary, and all such Tax Returns filed by the Company and each of its Subsidiaries are true, correct, and complete in all material respects and were prepared in all material respects in compliance with applicable law; and (ii) timely paid all income and other material Taxes that are due and owing by each Company Group Member (regardless of whether shown as due and owing on a Tax Return). No Company Group Member has requested or executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any income or other material Tax, in each case which period has not since expired, other than pursuant to customary extensions of the due date to file a Tax Return obtained in the ordinary course of business.

(b) Taxes Paid. Except as set forth in Section 3.17(b) of the Company Disclosure Letter, each Company Group Member has timely paid or withheld with respect to its Affiliates, employees and third Persons (and paid over any amounts withheld to the appropriate Tax authority or is holding for future payment) all material Taxes required to be paid or withheld.

(c) No Audits. No audits, actions, investigations, proceedings, arbitrations, suits, or other examinations with respect to material Taxes or any material Tax Return of the Company Group (a “Tax Proceeding”) are presently in progress, nor has any Tax Proceeding been threatened in writing. No Company Group Member has been notified in writing by any Governmental Authority regarding any proposed, asserted or assessed deficiency for any material Tax imposed on the Company Group which was not finally settled or paid in full. No written claim has been received by the Company Group since January 1, 2019 from a Governmental Authority in a jurisdiction where the Company or one of its Subsidiaries does not file Tax Returns that the Company or one of its Subsidiaries is or may be subject to material tax in that jurisdiction.

(d) Spin-offs and Other Distributions. In the past two years, no Company Group Member has (i) constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment pursuant to Section 355 of the Code, or (ii) distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 361 of the Code.

(e) No Reportable Transaction. No Company Group Member has engaged in a “listed transaction” as set forth in Treasury Regulations § 1.6011-4(b).

(f) Liens on Assets. There are no Liens for Taxes on any assets of any Company Group Member, other than Liens for Taxes either (A) not yet delinquent or (B) that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP.

(g) Items of Income or Deduction. No Company Group Member will be required to include any material item of income in, or exclude any material item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any change in or use of an improper method of accounting for a Pre-Closing Tax Period, (ii) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law) executed on or prior to the Closing Date, (iii) any installment sale or open transaction disposition made on or prior to the Closing Date, (iv) any prepaid amount received or deferred revenue accrued on or prior to the Closing Date, in each case outside the ordinary course of business, (v) any transactions effected or investments made prior to the Closing that result in taxable income pursuant to Code Section 951(a) or Code Section 951A or (vi) the application of Section 965 of the Code.

(h) Permanent Establishment. No Company Group Member is subject to a material Tax in any jurisdiction other than the country in which such Person was incorporated or formed by virtue of having a permanent establishment (within the meaning of an applicable income Tax treaty) or other fixed place of business in such jurisdiction.

(i) Tax Agreements. No Company Group Member (i) is a party to or bound by, any Tax sharing, allocation or indemnification agreement or obligation, other than any such agreement or obligation entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes (such as a loan or a lease); (ii) has within the last six (6) years been a member of an Affiliated Group filing a combined, consolidated, unitary or other similar Tax Return (other than an Affiliated Group the common parent of which is the Company); or (iii) has any material liability for the Taxes of any Person other than the Company Group pursuant to Treasury Regulations § 1.1502-6 (or any similar provision of state, local or non-United States law), as a transferee or successor, or otherwise by operation of law.

(j) Sales, Use, and VAT. Each Company Group Member has properly (i) collected and remitted all material sales, use, valued added and similar Taxes with respect to sales or leases made or services provided to their customers and (ii) for all material sales, leases or provision of services that are exempt from sales, use, valued added and similar Taxes and that were made without charging or remitting sales, use, valued added or similar Taxes, received and retained any appropriate Tax exemption certificates and other documentation qualifying such sale, lease or provision of services as exempt.

(k) COVID-19 Relief. The Company Group Members have (i) to the extent applicable, complied in all material respects with applicable Tax Law in order to defer the amount of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act, (ii) not deferred any payroll tax obligations pursuant to any Payroll Tax Executive Order, (iii) to the extent applicable, complied in all material respects with applicable Tax Law regarding Tax credits under Sections 7001 through 7005 of the Families First Act and Section 2301 of the CARES Act, and (iv) not sought (nor has any Affiliate that would be aggregated with any Company Group Member and treated as one employer for purposes of Section 2301 of the CARES Act sought) a covered loan under paragraph (36) of Section 7(a) of the Small Business Act (15 U.S.C. 636(a)), as added by Section 1102 of the CARES Act.

(l) Only Representation. Notwithstanding anything herein to the contrary, the representations and warranties contained in this Section 3.17 and in Section 3.18 (to the extent relating to Taxes or Tax matters) are the sole and exclusive representations of the Company with respect to Taxes and Tax matters.

3.18 Employee Plans.

(a) Employee Plans. Section 3.18(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all material Employee Plans. For purposes of this Agreement, “Employee Plans” means all (i) “employee benefit plans” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA); and (ii) other employment, consulting, stock option, phantom stock, stock appreciation, stock purchase or other equity-based, benefit, incentive compensation, bonus, commission, profit sharing, savings, retirement, disability, insurance, vacation, paid time off, deferred compensation, severance, termination, transition, tax gross-up, gratuity, post-employment, retention, change in control compensation and other material fringe, welfare or other compensation or benefit plans, programs, agreement, contracts, policies or arrangements (whether or not in writing) sponsored, maintained or contributed to (or required to be contributed) by the Company Group or with respect to which any Company Group

Member has any material liability, contingent or otherwise. With respect to each material Employee Plan, to the extent applicable, the Company has made available to Parent true, correct and complete copies of: (A) the most recent annual report on Form 5500 required to have been filed under ERISA or the Code, if any, for each Employee Plan, including all schedules thereto; (B) the most recent determination or opinion letter, if any, from the IRS for any Employee Plan that is intended to qualify pursuant to Section 401(a) of the Code; (C) the plan documents and summary plan descriptions; (D) any related trust agreements, insurance contracts, insurance policies or other Contracts of any funding arrangements; (E) any notices to or from the IRS or any office or representative of the United States Department of Labor or any similar Governmental Authority relating to any material compliance issues in respect of any such Employee Plan since January 1, 2019.

(b) Absence of Certain Plans. No Employee Plan is, and no Company Group Member nor any of its ERISA Affiliates has previously maintained, sponsored or contributed to or currently maintains, sponsors or participates in, or contributes to, or has any liability or obligation with respect to: (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA); (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA); or (iii) a defined benefit pension plan or a plan subject to Section 302 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

(c) Compliance. Each Employee Plan has been established, maintained, funded, operated and administered in all material respects in accordance with its terms and with all applicable Law, including the applicable provisions of ERISA and the Code. To the Knowledge of the Company, all required contributions to the Employee Plans have been timely made, and no Employee Plan has any unfunded liabilities that have not been fully accrued. Each Employee Plan that is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code has received a determination from the IRS that such Employee Plan is so qualified, and, to the Knowledge of the Company, nothing has occurred since the date of such determination that would reasonably be expected to adversely affect the qualification of such Employee Plan. No Company Group Member has incurred (whether or not assessed), or is reasonably expected to incur or be subject to, any liability under Section 4980B, 4980D, 4980H, 6721 or 6722 of the Code. There has been no prohibited transaction as determined under the Code or ERISA or breach of fiduciary duty as determined under ERISA with respect to any Employee Plan.

(d) Employee Plan Legal Proceedings. There are no material Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of, against or involving any Employee Plan, the assets of any trust pursuant to any Employee Plan, or the plan sponsor, plan administrator or any fiduciary of any Employee Plan, including with respect to the administration or operation of such plans, other than routine claims for benefits that have been or are being handled through an administrative claims procedure.

(e) No Post-Termination Welfare Benefit Plan. No Employee Plan provides post-termination or retiree life insurance, health or other welfare benefits to any person, except as may be required by Section 4980B of the Code or any similar law.

(f) No Additional Rights. None of the execution and delivery of this Agreement or the consummation of the Merger will, either alone or in conjunction with any other event (whether contingent or otherwise), (i) result in, or accelerate the time of payment or vesting of, any payment (including severance, change in control, stay or retention bonus or otherwise) becoming due under any Employee Plan; (ii) materially increase any compensation or benefits otherwise payable under any Employee Plan; (iii) result in the acceleration of the time of payment or vesting of any such benefits under any Employee Plan; (iv) result in the forfeiture of compensation or benefits under any Employee Plan; or (v) result in the payment of any “excess parachute payment” as defined Section 280G(b)(1) of the Code.

(g) No Gross-Ups. The Company Group has no obligation to gross-up or indemnify any individual with respect to any such Tax, including under Sections 409A or 4999 of the Code.

(h) Non-U.S. Plans. With respect to any Employee Plan for the benefit of Company Group employees or dependents thereof who perform services or who are employed outside of the United States (a “Non-U.S. Plan”), except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) if required to have been approved by any non-U.S. Governmental Authority (or permitted to have been approved to obtain any beneficial Tax or other status), such Non-U.S. Plan has been so approved or timely submitted for approval; no such approval has been revoked (nor, to the Knowledge of the Company, has revocation been threatened) and no event has occurred since the date of the most recent approval or application therefor that is reasonably likely to affect any such approval or increase the costs relating thereto; (ii) if intended to be funded and/or book reserved, such Non-U.S. Plan is fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions; and (iii) the financial statements of such Non-U.S. Plan (if any) accurately reflect such Non-U.S. Plan’s liabilities. No Non-U.S. Plan is a defined benefit plan, seniority premium, termination indemnity or provident fund.

3.19 Labor Matters.

(a) Union Activities. The Company Group is not a party to or bound by any collective bargaining agreement, labor union contract, works council agreement or trade union agreement (each, a “Collective Bargaining Agreement”). No employees of the Company Group are represented by a labor union, works council, or other labor organization. To the Knowledge of the Company, there are no activities or proceedings of any labor organization or trade union to organize any employees of the Company Group with regard to their employment with the Company Group, and no such activities or proceedings have occurred within the past three (3) years. No Collective Bargaining Agreement is being negotiated by the Company Group as of the date hereof. There is no strike, lockout, slowdown, or work stoppage against the Company Group pending or, to the Knowledge of the Company, threatened against the Company Group, and no such labor disputes have occurred since January 1, 2019.

(b) Employment Law Compliance. Since January 1, 2019, the Company Group has complied in all material respects with applicable laws and orders with respect to employment (including applicable laws, rules and regulations regarding wage and hour requirements, employee and worker classification, immigration status, discrimination in employment, employee health and safety, and collective bargaining).

3.20 Permits. Except as would not constitute a Company Material Adverse Effect, each Company Group Member holds to the extent required by Law or any Payment Network Rules, all permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, orders and approvals from Governmental Authorities and Payment Networks that are required for the operation of the business of such Company Group Member as currently conducted and the ownership of its properties, rights and assets (“Permits”). The Company Group complies with the terms of all Permits, all such Permits are valid and in full force and effect, and no suspension or cancellation of any of the Permits is pending or, to the Knowledge of the Company, threatened, except for such noncompliance, invalidity, suspensions or cancellations that would not have a Company Material Adverse Effect.

3.21 Compliance with Laws. Except as would not constitute a Company Material Adverse Effect, each Company Group Member is in (i) compliance with and is not in default or violation under any Law of any Governmental Authority that is applicable to such Company Group Member or to the products, conduct of the business or operations of such Company Group Member, and (ii) compliance with and is not in default or violation under any Payment Network Rules applicable to such Company Group Member. Since January 1, 2019, none of the Company Group Members have received any written notice or written communication of material noncompliance (or alleging material noncompliance) with any Laws or Payment Network Rules applicable to it. No representation or warranty is made in this Section 3.21 with respect to (a) compliance with the Exchange Act, which is exclusively addressed by Section 3.9 and Section 3.10; (b) compliance with Environmental Law, which is exclusively addressed by Section 3.15; (c) compliance with applicable Tax laws, which is exclusively addressed by Section 3.12, Section 3.17 and Section 3.18; (d) compliance with ERISA and other applicable laws relating to employee benefits, which is exclusively addressed by Section 3.18; (e) compliance with labor Law matters, which is exclusively addressed by Section 3.19; or (f) compliance with Trade Control Laws, Anti-Corruption Laws and Anti-Money Laundering Laws, which is exclusively addressed by Section 3.26.

3.22 Legal Proceedings; Orders; Regulatory Agreements.

(a) No Legal Proceedings. Except as would not have a Company Material Adverse Effect, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against any Company Group Member or, as of the date hereof, against any present or former officer or director of any Company Group Member in such individual’s capacity as such.

(b) No Orders. The Company Group is not subject to any material order of any kind or nature that would prevent or materially impair the consummation of the Merger or the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement.

(c) Agreements with Governmental Authorities. Except as would not have a Company Material Adverse Effect, none of the Company Group Members is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any consent agreement or memorandum of understanding or other similar written agreement with, any Governmental Authority (each, a “Regulatory Agreement”).

3.23 Insurance. Except as would not constitute a Company Material Adverse Effect, as of the date hereof, the Company Group has all policies of insurance covering the Company Group and any of its employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is customarily carried by Persons conducting business similar to that of the Company Group. As of the date hereof, all such insurance policies are in full force and effect, no notice of cancellation has been received and there is no existing default or event that, with notice or lapse of time or both, would constitute a default by any insured thereunder, except, in each case, that would not have a Company Material Adverse Effect.

3.24 Related Person Transactions. Except as set forth in Section 3.24 of the Company Disclosure Letter and except for indemnification, compensation or other employment arrangements entered into, modified or waived in the ordinary course of business, there are no Contracts, transactions, arrangements or understandings between any Company Group Member, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

3.25 Brokers. Except for the Advisor, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company Group who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the Merger.

3.26 Trade Controls; Anti-Corruption.

(a) Trade Controls. Except as would not otherwise be material to the Company Group,

(i) no Company Group Member or, to the Knowledge of the Company, any Person acting on its behalf is currently or has in the last five (5) years been: (i) a Sanctioned Person; (ii) operating in, organized in, conducting business with or otherwise engaging in dealings with or for the benefit of any Sanctioned Person or in any Sanctioned Country; or (iii) otherwise in violation of any Sanctions and Export Control Laws or U.S. antiboycott requirements (collectively, “Trade Control Laws”).

(ii) for the past five (5) years, the Company Group has implemented and maintained in effect written policies, procedures and internal controls reasonably designed to prevent, deter and detect violations of applicable Trade Control Laws.

(iii) Within the past five (5) years, no Company Group Member is or has been the subject of any investigation, inquiry or enforcement proceedings by any Governmental Authority regarding any violation or alleged violation of any of the Trade Control Laws or Anti-Corruption Laws that are applicable to the Company Group (including by virtue of having made any disclosure relating to any violation or alleged violation), and no such investigation, inquiry or proceedings have been threatened or are pending and there are no circumstances likely to give rise to any investigation, inquiry or proceedings.

(b) Anti-Corruption. Except as would not otherwise be material to the Company Group, in the last five (5) years, no Company Group Member or, to the Knowledge of the Company, any Person acting on its behalf, has, directly or indirectly, (i) taken any action that would cause it to be in violation of any provision of the FCPA or other applicable Anti-Corruption Laws in any country in which the Company Group conducts business; (ii) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (iii) made, offered or authorized any unlawful payment, or other thing of value, to foreign or domestic government officials or employees; or (iv) made, offered or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment in violation of the FCPA or other applicable Anti-Corruption Laws.

(c) Anti-Money Laundering. Except as would not otherwise be material to the Company Group, in the last five (5) years, no Company Group Member or, to the Knowledge of the Company, any Person acting on its behalf, has (i) been in violation of any applicable Anti-Money Laundering Law; or (ii) engaged in or conspired to engage in any transaction, investment, undertaking or activity (in each case, in the course of such Person’s employment) that evades or avoids, or has the purpose of evading or avoiding, or violates any of the Anti-Money Laundering Laws. Except as would not otherwise be material to the Company Group, for the past five (5) years, each Company Group Member that is required pursuant to applicable Anti-Money Laundering Laws to implement and maintain in effect written policies, procedures and internal controls reasonably designed to prevent, deter and detect violations of applicable Anti-Money Laundering Laws has done so, and has complied with such policies, procedures and internal controls in all material respects.

3.27 Money Transmitter Licenses. Section 3.27 of the Company Disclosure Letter sets forth each jurisdiction in which any Company Group Member holds a license or is authorized by a Governmental Authority as a money transmitter, money services or similar business (a “Money Transmitter License”). All Money Transmitter Licenses that any Company Group Member holds are valid and in full force and effect, except as would not constitute a Company Material Adverse Effect. Each Licensee is, and since January 1, 2019 has been, in compliance with all material terms and requirements of such Money Transmitter Licenses, including any material requirement imposed by a Governmental Authority, to maintain tangible shareholders’ equity, to limit receivables to a percentage of tangible shareholders’ equity, to properly calculate regulated outstandings, or to maintain unencumbered assets (sometimes referred to as “permissible investments” or “eligible securities”) backing regulated outstandings. Since January 1, 2019, no Company Group Member has received written notice from any Governmental Authority regarding (and to the Knowledge of the Company there is not): (a) any material violation of, or failure to comply with, any material term or requirement of any Money Transmitter License; (b) any material revocation, withdrawal, suspension, cancellation, termination or modification of any Money Transmitter License; or (c) any material denial of, or material failure to obtain or receive, any Money Transmitter License.

3.28 Exclusivity of Representations and Warranties.

(a) No Other Representations and Warranties. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV and the representations of the Guarantors under the Equity Commitment Letter and the Guaranty:

(i) none of Parent and Merger Sub and their respective Subsidiaries or any other Person makes, or has made, any representation or warranty relating to Parent and Merger Sub and their respective Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;

(ii) no Person has been authorized by Parent, Merger Sub or their respective Affiliates or Representatives to make any representation or warranty relating to Parent, Merger Sub or any of their businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by the Company, its Subsidiaries or any of their respective Affiliates or Representatives as having been authorized by Parent, Merger Sub or any of their respective Affiliates or Representatives (or any other Person); and

(iii) the representations and warranties made by Parent and Merger Sub in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and each of the Parent and Merger Sub hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to the Company Group or its Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b) No Reliance. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV and the representations of the Guarantors under the Equity Commitment Letter and the Guaranty, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:

(i) any representation or warranty, express or implied;

(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Company Group or its Affiliates or Representatives; or

(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the disclosure letter delivered by Parent and Merger Sub to the Company on the date hereof, Parent and Merger Sub hereby represent and warrant to the Company as follows:

4.1 Organization; Good Standing.

(a) Parent. Parent (i) is duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of organization and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

(b) Merger Sub. Merger Sub (i) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

(c) Organizational Documents. Parent has made available to the Company true, correct and complete copies of the certificate of incorporation, bylaws and other similar organizational documents of Parent and Merger Sub, each as amended to date. Neither Parent nor Merger Sub is in violation of its certificate of incorporation, bylaws or other similar organizational document.

4.2 Power; Enforceability. Each of Parent and Merger Sub has the requisite power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) consummate the Merger. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder and the consummation of the Merger have been duly authorized by all necessary action on the part of each of Parent and Merger Sub and no additional actions on the part of Parent or Merger Sub are necessary to authorize (i) the execution and delivery of this Agreement by each of Parent and Merger Sub; (ii) the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder; or (iii) the consummation of the Merger. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Limitations. Immediately following execution and delivery of this Agreement, this Agreement will be adopted by the sole stockholder of Merger Sub.

4.3 Non-Contravention. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective covenants and obligations hereunder, and the consummation of the Merger do not (a) violate or conflict with any provision of the certificate of incorporation, bylaws or other similar organizational documents of Parent or Merger Sub; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound; (c) assuming the consents, approvals and authorizations referred to in Section 4.4 have been obtained, violate or conflict with any Law or order applicable to Parent or Merger Sub or by which any of their properties or assets are bound; or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or Liens that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to perform their respective covenants and obligations in all material respects pursuant to this Agreement.

4.4 Requisite Governmental Approvals. No Consent of any Governmental Authority is required on the part of Parent, Merger Sub or any of their Affiliates (a) in connection with the execution and delivery of this Agreement by each of Parent and Merger Sub; (b) the performance by each of Parent and Merger Sub of their respective covenants and obligations pursuant to this Agreement; or (c) the consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable laws of states in which the Company is qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any Other Antitrust Laws; (iv) such filings with, and approvals by, any Governmental Authority with respect to a change of control of Licensee; and (v) such other Consents the failure of which to obtain would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to perform their respective covenants and obligations pursuant to this Agreement.

4.5 Legal Proceedings; Orders; Disclosure.

(a) No Legal Proceedings. There are no Legal Proceedings (other than any Transaction Litigation) pending or, to the knowledge of Parent or any of its Affiliates, threatened against Parent or Merger Sub that would, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to perform their respective covenants and obligations in all material respects pursuant to this Agreement.

(b) No Orders. Neither Parent nor Merger Sub is subject to any order of any kind or nature that would prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to perform their respective covenants and obligations pursuant to this Agreement.

(c) Proxy Statement; Other Information. None of the written information provided by or on behalf of Parent or its Subsidiaries to be included in the Proxy Statement will, at the time it is filed with the SEC in definitive form, or at the time it is first mailed to the stockholders of the Company or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6 Ownership of Company Capital Stock. None of Parent, Merger Sub or any of their respective directors, officers, general partners or Affiliates or, to the knowledge of Parent or any of its Affiliates, any employees of Parent, Merger Sub or any of their Affiliates (a) has owned any shares of Company Capital Stock; or (b) has been an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company, in each case during the three years prior to the date hereof.

4.7 Brokers. There is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Parent, Merger Sub or any of their Affiliates who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the Merger.

4.8 Operations of Parent and Merger Sub. Each of Parent and Merger Sub has been formed solely for the purpose of engaging in the Merger, and, prior to the Effective Time, neither Parent nor Merger Sub will have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by the Financing Letters or any agreements or arrangements entered into in connection with the Financing, the Guaranty and this Agreement. Parent owns beneficially and of record all of the outstanding capital stock, and other equity and voting interest in, Merger Sub free and clear of all Liens.

4.9 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement and the Merger. The vote or consent of Parent, as the sole stockholder of Merger Sub, is the only vote or consent of the capital stock of, or other equity interest in, Merger Sub necessary to approve this Agreement and the Merger.

4.10 Guaranty. Concurrently with the execution of this Agreement, the Guarantors have delivered to the Company its duly executed Guaranty. As of the Agreement Date, the Guaranty is in full force and effect and constitute a legal, valid and binding obligation of the Guarantors, enforceable against it in accordance with its terms, subject to the Enforceability Limitations. As of the Agreement Date, no event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default on the part of the Guarantors pursuant to the Guaranty.

4.11 Financing.

(a) Equity Commitment Letter. Parent has delivered to the Company a true, correct and complete copy of a fully executed equity commitment letter of even date herewith (together with all exhibits, annexes, schedules and term sheets attached thereto and as amended, modified, supplemented, replaced or extended from time to time after the Agreement Date, the “Equity Commitment Letter”) from the Guarantors pursuant to which the Guarantors have agreed to make an equity investment in Parent, subject to the terms and conditions therein, in cash in the aggregate amount set forth therein (the “Equity Financing”). The Equity

Commitment Letter provides that the Company is an express third-party beneficiary of, and is entitled to specifically enforce performance of the Guarantors’ obligations to fund the Equity Financing in accordance with and subject to the terms of the Equity Commitment Letter and, subject in all respects to Section 9.8(a), Parent and the Guarantors will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that there is adequate remedy at law in connection with the exercise of such third-party beneficiary rights.

(b) Debt Commitment Letter. Parent has delivered to the Company a true, correct and complete copy of (i) a fully executed debt commitment letter of even date herewith from the Financing Commitment Sources (together with all exhibits, annexes, schedules and term sheets attached thereto and with the Redacted Fee Letter, in each case as amended, modified, supplemented, replaced or extended from time to time after the Agreement Date, collectively, the “Debt Commitment Letter” and, together with the Equity Commitment Letter, the “Financing Letters”) and (ii) the Redacted Fee Letter, pursuant to which such financial institutions have agreed to provide, subject to the terms and conditions therein, debt financing in the amounts set forth therein (being collectively referred to as the “Debt Financing” and, together with the Equity Financing, collectively referred to as the “Financing”).

(c) Validity. As of the Agreement Date, the Financing Letters are in full force and effect and constitute the valid, binding and enforceable obligation of Parent, Merger Sub and the Guarantors, as applicable, and, to the knowledge of Parent, the other parties thereto, enforceable in accordance with their terms (subject to the Enforceability Limitations). There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing contemplated by the Financing Letters, other than the conditions precedent set forth in the Financing Letters (such conditions precedent, the “Financing Conditions”). As of the Agreement Date and assuming satisfaction of the conditions set forth in Section 7.1 and Section 7.2, Parent has no reason to believe that (i) any of the Financing Conditions will not be satisfied on or prior to the Closing Date or (ii) the Financing contemplated by the Financing Letters will not be available to Parent on the Closing Date. As of the Agreement Date, Parent, Merger Sub and the Guarantors, as applicable, are not in default or breach under the terms and conditions of the Financing Letters and no event has occurred that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach or a failure to satisfy a Financing Condition, in each case on the part of the Parent, Merger Sub or any Guarantor, as applicable. Parent, or an Affiliate thereof on its behalf, has fully paid any and all commitment or other fees and amounts required by the Financing Letters to be paid on or prior to the Agreement Date and Parent will pay in full (or cause to be paid in full) as and when due any such amounts due on or before the Closing Date.

(d) No Amendments. As of the Agreement Date, the Financing Letters have not been amended or modified in any manner, and the respective commitments contained therein have not been terminated, reduced, withdrawn or rescinded in any respect by Parent, Merger Sub or any Guarantor or, to the knowledge of Parent, any other party thereto, and no such termination, reduction, withdrawal or rescission is contemplated by Parent, Merger Sub or any Guarantor or, to the knowledge of Parent, any other party thereto.

(e) No Other Arrangements. As of the Agreement Date, other than the Redacted Fee Letter, there are no side letters, understandings or other agreements or arrangements relating to the Financing Letters or the Financing to which Parent or any of its Affiliates is a party that affect the conditionality, availability or amount of the Financing.

(f) Sufficiency of Financing. The Financing, when funded in accordance with the Financing Letters, will provide Parent and Merger Sub at and as of the Closing Date with sufficient available funds (after netting out original issue discount and similar premiums and charges after giving effect to the maximum amount of flex (including original issue discount flex) provided under the Financing Letters) to consummate the Merger and to make all payments required to be made in connection therewith, including payment of the aggregate consideration to which the holders of Company Common Stock become entitled pursuant to Section 2.7, the RSA Consideration, the Option Consideration, the payment of any indebtedness required to be repaid, refinanced, redeemed, retired, cancelled, terminated or otherwise satisfied or discharged in connection with the Merger (including all indebtedness of the Company Group contemplated to be repaid by the Financing Letters or required by its terms to be repaid, refinanced, redeemed, retired, cancelled, terminated or otherwise satisfied or discharged in connection with the Merger), any amounts due in respect of the Convertible Notes, the Company Warrant Documentation, the Company Call Option Documentation and the Company Capped Call Documentation and all premiums and fees required to be paid in connection therewith and all other amounts to be paid by Parent and Merger Sub pursuant to this Agreement in connection with the Closing and associated costs and expenses of the Merger, in each case regardless of whether payable before or after the Closing (such amounts, collectively, the “Required Amounts”).

(g) No Conditionality. Notwithstanding anything in this Agreement to the contrary, in no event shall the receipt or availability of any funds or financing (including, for the avoidance of doubt, the Financing) by Parent or any Affiliate thereof or any other financing or other transactions be a condition to any of the obligations of Parent or Merger Sub hereunder.

4.12 Stockholder and Management Arrangements. As of the Agreement Date, neither Parent or Merger Sub nor any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder (other than any existing limited partner of any Guarantor or any of its Affiliates), director, officer, employee or other Affiliate of the Company Group (a) relating to (i) this Agreement or the Merger; or (ii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which any (i) such holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; (ii) such holder of Company Common Stock has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) such stockholder, director, officer, employee or other Affiliate of the Company other than any Guarantor has agreed to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.

4.13 Solvency. None of Parent, Merger Sub or any Guarantor is entering into this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the any Company Group Member. As of the Effective Time and immediately after giving effect to the Merger (including the payment of the Required Amounts), assuming the accuracy of the representations and warranties set forth in Article III, (a) the amount of the “fair saleable value” of the assets of the Parent and its Subsidiaries, taken as a whole, will exceed the amount that will be required to pay the probable liabilities (including contingent liabilities) of Parent and its Subsidiaries, taken as a whole, as such liabilities become absolute and matured; (b) the assets of Parent and its Subsidiaries, taken as a whole, at a fair valuation, will exceed their liabilities (including the probable amount of all contingent liabilities); (c) the Parent and its Subsidiaries, taken as a whole, will not have an unreasonably small amount of capital for the operation of the businesses in which they are engaged or proposed to be engaged; and (d) Parent and its Subsidiaries, taken as a whole, will not have incurred liabilities, including contingent and other liabilities, beyond their ability to pay such liabilities as they mature or become due.

4.14 No Competing Business. As of the Agreement Date, none of Parent, or any Affiliate of Parent with direct or indirect capital or other interests of more than ten percent (10%) in Parent, (i) directly competes with, or has direct or indirect capital or other interests of more than ten percent (10%) in, any other corporation, partnership, limited liability company or business organization that directly competes with the Company Group or (ii) has entered into any agreement to acquire or make any investment of greater than ten percent (10%) ownership in any corporation, partnership, limited liability company or other business organization or any division or assets thereof, that directly competes with the Company Group.

4.15 Money Transmitter License Approvals. At all times prior to the Agreement Date, none of Parent, Thoma Bravo, L.P., any Affiliated investment funds advised or managed by Thoma Bravo, L.P., or any managing partners or investment professionals of Thoma Bravo, L.P. who are required to be approved as “control persons” in the Nationwide Multistate Licensing System, has been denied a finding of suitability by any Governmental Authority, including by any state banking department or similar agency, relating to any Money Transmitter License or financial services-related business, or had any Money Transmitter License revoked or suspended, in each case, which would prevent or materially delay receipt of the Specified Consents. To the actual knowledge of Parent as of the date of this Agreement, there are no nonpublic facts and circumstances specific to Parent, Thoma Bravo, L.P., any Affiliated investment funds advised or managed by Thoma Bravo, L.P., or any managing partners or investment professionals of Thoma Bravo, L.P. who are required to be approved as “control persons” in the Nationwide Multistate Licensing System, which are reasonably likely to prevent or materially delay receipt of the Specified Consents.

4.16 Exclusivity of Representations and Warranties; Investigation.

(a) No Other Representations and Warranties. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III or in any closing certificate delivered pursuant to Section 7.2(c):

(i) none of the Company, its Subsidiaries or any other Person makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;

(ii) no Person has been authorized by the Company Group or any of its Affiliates or Representatives to make any representation or warranty relating to the Company Group or any of its businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by Parent, Merger Sub or any of their respective Affiliates or Representatives as having been authorized by the Company Group or any of its Affiliates or Representatives (or any other Person); and

(iii) the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b) No Reliance. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III and in any closing certificate delivered pursuant to Section 7.2(c), it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:

(i) any representation or warranty, express or implied;

(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Parent, Merger Sub or any of their respective Affiliates or Representatives, including any materials or information made available in the electronic data room hosted by or on behalf of the Company in connection with the Merger, in connection with presentations by the Company’s management or in any other forum or setting; or

(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

Without limiting the foregoing, each of Parent and Merger Sub acknowledge and agree that, except for any remedies available under this Agreement with respect to the representations and warranties expressly set forth in Article III and in any closing certificate delivered pursuant to Section 7.2(c), neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or their Representatives or Affiliates or any other Person resulting from Parent’s, Merger Sub’s or their Representatives’ or Affiliates’ use of any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their Representatives or Affiliates, including any information made available in the electronic data room maintained by or on behalf of the Company or its Representatives for purposes of the Transactions, teasers, marketing materials, consulting reports or materials, confidential information memoranda, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the Transactions.

(c) Investigation. Each of Parent and Merger Sub has conducted its own independent review and analysis of the business, operations, assets, Contracts, Intellectual Property, real estate, technology, liabilities, results of operations, financial condition and prospects of the Company Group, and each of them acknowledges that it and its Representatives have received access to such books and records, facilities, equipment, Contracts and other assets of the Company Group and that it and its Representatives have had the opportunity to meet with the management of the Company and to discuss the business and assets of the Company Group.

ARTICLE V

INTERIM OPERATIONS

5.1 Affirmative Obligations. Except (a) as contemplated by this Agreement; (b) as set forth in Section 5.1 or Section 5.2 of the Company Disclosure Letter; (c) as expressly prohibited by Section 5.2; (d) as required by applicable Law; (e) for any actions taken in good faith to respond to the actual or anticipated effects of COVID-19 or COVID-19 Measures; or (f) as approved in writing in advance by Parent (which approval will not be unreasonably withheld, conditioned or delayed); provided that Parent shall be deemed to have approved in writing if it provides no response within five (5) Business Days after a request by the Company for such approval, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time (the “Interim Period”), the Company will, and will cause each of its Subsidiaries to (i) maintain its existence in good standing pursuant to applicable law (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States); (ii) subject to the restrictions and exceptions set forth in Section 5.2 or elsewhere in this Agreement, use commercially reasonable efforts to conduct its business and operations, in all material respects, in the ordinary course of business; and (iii) use its commercially reasonable efforts to preserve intact, in all material respects, its material assets, properties, Contracts or other legally binding understandings, licenses and business organizations; provided that notwithstanding anything in this Section 5.1 to the contrary, no action by or failure to act of any Company Group Member in order to comply with the express requirements of any subsection of Section 5.2 shall in and of itself be deemed a breach of this Section 5.1 or any other subsection of Section 5.2.

5.2 Forbearance Covenants of the Company. Except (i) as set forth in Section 5.2 of the Company Disclosure Letter; (ii) as approved in writing in advance by Parent (which approval will not be unreasonably withheld, conditioned or delayed); provided that Parent shall be deemed to have approved in writing if it provides no response within five (5) Business Days after a request by the Company for such approval; (iii) to the extent necessary to comply with the express obligations set forth in any Material Contract in effect on the date hereof, provided that this clause (iii) shall not circumvent or supersede the express restrictions set forth in clauses (a) through (v) below; (iv) as required by applicable law; (v) for any actions taken in good faith to respond to the actual or anticipated effects of COVID-19 or COVID-19 Measures; or (vi) as expressly contemplated by the terms of this Agreement, at all times during the Interim Period, the Company will not directly or indirectly, including through any Subsidiary:

(a) amend the Charter, the Bylaws (other than the amendment of the Bylaws contemplated by Section 3.3(a)) or any other similar organizational document of any Company Group Member other than immaterial amendments to such organizational documents of the Company’s Subsidiaries;

(b) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization other than the Merger and other than any mergers, consolidations, restructurings, recapitalizations or other reorganizations solely between the Company and any of its direct or indirect Subsidiaries or solely among the Company’s Subsidiaries;

(c) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities, except (i) for the issuance pursuant to Company Equity Awards outstanding as of the Capitalization Date and reflected in the numbers and totals set forth in Section 3.7 or permitted to be granted pursuant to Section 5.2 of the Company Disclosure Letter, (ii) in transactions solely between the Company and any of its direct or indirect Subsidiaries or among the Company’s Subsidiaries, (iii) in accordance with the terms of the Convertible Notes or the Convertible Note Hedge Transactions or (iv) as described in Section 5.2 of the Company Disclosure Letter;

(d) directly or indirectly acquire, repurchase or redeem any securities, except (i) for repurchases, withholdings, or cancellations of Company Securities pursuant to the terms and conditions of Company Equity Awards outstanding as of the date hereof or permitted to be granted pursuant to Section 5.2 of the Company Disclosure Letter in accordance with their terms as of the date hereof, (ii) in accordance with the terms of the Convertible Notes or the Convertible Note Hedge Transactions or (iii) transactions solely between the Company and any of its direct or indirect Subsidiaries or solely among the Company’s Subsidiaries;

(e) (i) adjust, split, combine or reclassify any shares of capital stock, or issue or authorize or propose the issuance of any other Company Securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interest or (ii) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly owned Subsidiary of the Company to the Company or one of its other wholly owned Subsidiaries; or (iii) pledge or encumber any shares of its capital stock or other equity or voting interest (except pursuant to Permitted Liens), other than in connection with financing transactions permitted by Section 5.2(f);

(f) incur, assume or suffer any Indebtedness for borrowed money (including any long-term or short-term debt) or issue any debt securities, except (i) any Indebtedness for borrowed money solely among the Company and/or its wholly owned Subsidiaries or solely among wholly owned Subsidiaries of the Company, (ii) guarantees by the Company of Indebtedness for borrowed money or debt securities of wholly owned Subsidiaries of the Company or guarantees by wholly owned Subsidiaries of the Company of Indebtedness for borrowed money or debt securities of the Company or any of its wholly owned Subsidiaries, which Indebtedness or debt securities are incurred in compliance with this clause (f) or are outstanding on the date hereof, (iii) Indebtedness incurred pursuant to the revolving credit facility under the Credit Agreement in an amount not to exceed such revolving credit commitments as of the date hereof, (iv) Indebtedness incurred pursuant to agreements entered into by the Company or any Subsidiary of the Company in effect prior to the execution of this Agreement, (v) obligations incurred pursuant to business credit cards in the ordinary course of business, (vi) Indebtedness incurred to replace, renew, extend, refinance or refund any Indebtedness of the Company or its wholly owned Subsidiaries up to an amount equal to the amount of the Indebtedness being replaced, renewed, extended, refinanced or refunded (plus any related fees, expenses, premiums and accrued interest) and (vii) additional Indebtedness for borrowed money or debt securities incurred by the Company or any of its Subsidiaries not to exceed $50,000,000 in aggregate principal amount at any time outstanding;

(g) make any loans, advances or capital contributions to, or investments in, any other Person, except for (i) extensions of credit to customers in the ordinary course of business; (ii) advances to directors, officers and other employees for travel and other business-related expenses, in each case in the ordinary course of business and in compliance in all material respects with the Company’s policies related thereto; (iii) loans, advances or capital contributions to, or investments in, direct or indirect wholly-owned Subsidiaries of the Company or (iv) guarantees in respect of obligations under the Credit Agreement or otherwise permitted by Section 5.2(f);

(h) except as required by any Employee Plan as in effect on the Agreement Date, (i) except in the ordinary course of business, increase the compensation or other benefits payable or provided to any director, officer, employee or other service provider of any Company Group Member, (ii) enter into any employment, change of control, severance, deferred compensation, equity, equity-based or retention plan, program, agreement or other arrangement with any employee, officer, director or other service provider of any Company Group Member (except for severance agreements entered into with employees (other than officers of the Company who are party to an employment agreement providing for severance) in the ordinary course of business in connection with terminations of employment), (iii) take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any current or former director, officer, employee or other service provider, or to forgive the indebtedness of any current or former director, officer, employee or other service provider, of any Company Group Member, or (iv) except as permitted pursuant to clause (ii) above, establish, adopt, enter into or amend any collective bargaining agreement, plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees or any of their beneficiaries, except as would not result in a material increase in cost to the Company;

(i) settle, release, waive or compromise any pending or threatened Legal Proceeding, except for the settlement of any Legal Proceedings that is (i) reflected or reserved against in the Audited Company Balance Sheet; (ii) for monetary payments of no more than $2,500,000 individually and $10,000,000 in the aggregate and includes no injunctive or similar restrictions which would adversely affect the Company’s revenues or expenses in any significant respect; or (iii) settled in compliance with Section 6.14 or Section 2.7(c);

(j) except as required by applicable Law or GAAP, make any material change in any of its accounting principles or practices;

(k) (i) settle or compromise any Tax claim or assessment in respect of material Taxes; (ii) file an amended Tax Return that could materially increase the Taxes payable by Parent or the Company Group; (iii) surrender any right to claim a material refund of Taxes; (iv) make, change, or revoke any material tax election; (v) enter into any closing agreement with any Governmental Authority regarding any material Tax; or (vi) request or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment in respect of material Taxes (other than pursuant to customary extensions of the due date to file a Tax Return obtained in the ordinary course of business);

(l) incur or commit to incur any capital expenditure (excluding, for the avoidance of doubt, internal and external capitalized labor costs and software development expenses) other than (i) as contemplated by the capital expenditure budget set forth in Section 5.2(l) of the Company Disclosure Letter or (ii) to the extent that such capital expenditures do not exceed $35,000,000 in the aggregate;

(m) modify, amend or terminate, in each case, a manner materially adverse to any Company Group Member, or enter into any Material Contract, except in the ordinary course of business or as permitted under Section 5.2(f) or Section 5.2(h);

(n) acquire (by merger, consolidation or acquisition of stock or assets) any other Person or any material equity interest therein or enter into any joint venture, legal partnership (excluding, for avoidance of doubt, strategic relationships, alliances, reseller agreements and similar commercial relationships), limited liability corporation or similar arrangement with any third Person, in each case, other than investment in equity securities held in the ordinary course of business for cash management purposes, if such acquisition or investment is in excess of $100,000,000 individually or $300,000,000 in the aggregate and, in each case, other than (i) pursuant to Contracts in effect on the date hereof; or (ii) transactions solely between the Company and any of its direct or indirect Subsidiaries or solely among the Company’s Subsidiaries;

(o) enter into, amend or terminate any Collective Bargaining Agreement or agreement to form a works council or other Contract with any labor organization or works council (except to the extent required by applicable Law);

(p) adopt or implement any stockholder rights plan or similar arrangement, in each case, applicable to the Merger or any other transaction consummated pursuant to Parent’s rights under Section 5.4(e)(i)(2) or Section 5.4(e)(i)(3) that does not exempt Parent or its Affiliates or the Merger;

(q) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

(r) effectuate a “plant closing,” “mass layoff” (each as defined in WARN) or other layoff event triggering WARN requirements;

(s) grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, in each case other than in the ordinary course of business or that are not in excess of $2,000,000 individually or $10,000,000 in the aggregate;

(t) apply for or receive any relief under (a) the CARES Act or any other applicable Law or governmental program designed to provide relief related to COVID-19 or (b) any Payroll Tax Executive Order;

(u) lease, license, sell, abandon, transfer, assign, guarantee, or exchange any assets, tangible or intangible (including any material Company Intellectual Property), in each case in excess of $15,000,000 individually or $50,000,000 in the aggregate, other than (1) the sale, lease or licensing of products or services of the Company Group or other materials embodying Company Intellectual Property in the ordinary course of business; (2) the assignment or abandonment of immaterial Company Intellectual Property in connection with the exercise of the reasonable business judgment of the Company in the ordinary course of business; (3) the abandonment of trade secrets and Company Intellectual Property in the ordinary course of business and to the extent not economically desirable to maintain for the conduct of the business of the Company; (4) the expiration of Company Intellectual Property at the end of its statutory term; (5) sales of inventory, raw materials and other property or services in the ordinary course of business and sales of obsolete assets; (6) any capital expenditures permitted by (or consented to by Parent) under Section 5.2(l); (7) pursuant to Contracts in effect on the date hereof; or (8) transactions solely between the Company and any of its direct or indirect Subsidiaries or solely among the Company’s Subsidiaries; or

(v) enter into, authorize any of, or agree or commit to enter into a Contract to take any of the actions prohibited by this Section 5.2.

Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, without limiting or modifying the restrictions set forth in this Section 5.2, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

5.3 Forbearance Covenants of Parent. During the Interim Period, Parent shall not, and shall not permit any of its Affiliates to, (i) knowingly take any action that would prevent, materially delay or materially impede the consummation of the Equity Financing or the Debt Financing; (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing a material portion of the assets of or equity in, any Person (a “Specified Acquisition”) or enter into any new line of business, if the entering into of a definitive agreement relating to or the consummation of such a Specified Acquisition or the entering into of such new line of business, as applicable, would reasonably be expected to (A) prevent, materially delay or materially impede the obtaining of, or adversely affect in any material respect the ability of Parent to procure, any authorizations, consents, orders, declarations or approvals of any Governmental Authority or the expiration or termination of any applicable waiting period necessary to consummate the Transactions or (B) materially increase the risk of any Governmental Authority seeking or entering an order, ruling, judgment or injunction prohibiting the consummation of the Transactions; or (iii) take any action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of Parent to otherwise perform its covenants and agreements under this Agreement or to consummate the Merger.

5.4 No Solicitation.

(a) Go-Shop Period. Notwithstanding anything to the contrary set forth in this Agreement, during the period (the “Go-Shop Period”) beginning on the date hereof and continuing until 11:59 p.m., Central time on February 3, 2021 (the “No-Shop Period Start Date”), the Company and its Affiliates and their respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, and other representatives and advisors (collectively, “Representatives”) shall have the right to: (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, could constitute or is reasonably expected to lead to, an Acquisition Proposal; (ii) subject to the entry into, and solely in accordance with, an Acceptable Confidentiality Agreement, furnish to any Third Person (and its Representatives, prospective debt and equity financing sources and/or their respective Representatives), any non-public information relating to the Company Group or afford to any such Third Person (and its Representatives, prospective debt and equity financing sources and/or their respective Representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group, in any such case with the intent to induce the making, submission or announcement of an Acquisition Proposal (or any proposal or inquiry that could constitute or is reasonably expected to lead to an Acquisition Proposal); provided, however, that (A) the Company will promptly (and in any event within forty-eight (48) hours) provide to Parent, or provide Parent access to, any such non-public information concerning the Company Group that is provided to any such Third Person or its Representatives that was not previously provided to Parent or its Representatives and (B) the Company Group shall not provide (and shall not permit any of their respective Representatives to provide) any competitively sensitive non-public information to any Third Person who is or whose Affiliates are a competitor of any Company Group Member in connection with the actions permitted by this Section 5.4(a), except in accordance with customary “clean room” or other similar procedures; (iii) continue, enter into, maintain, participate or engage in discussions or negotiations with any Third Person (and its Representatives, prospective debt and equity financing sources and/or their respective Representatives) with respect to an Acquisition Proposal (or any proposal or inquiry that could constitute or is reasonably expected to lead to an Acquisition Proposal); and (iv) cooperate with or assist or participate in or facilitate any such proposals, inquiries, offers, discussions or negotiations or any effort or attempt to make any Acquisition Proposal, including that the Company may grant a limited waiver under any “standstill provision” or similar obligation of any Third Person with respect to any Company Group Member to allow such Third Person to submit or amend an Acquisition Proposal on a confidential basis to the Company Board (or any committee thereof).

(b) No Solicitation or Negotiation. Subject to the terms of this Section 5.4, from the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will, and will cause its Subsidiaries and its and their respective officers and directors, and will instruct and use reasonable best efforts to cause each of its other Representatives to cease and cause to be terminated any discussions or negotiations with any Third Person and its Representatives that would be prohibited by this Section 5.4(b), request the prompt return or destruction of all non-public information concerning the Company Group theretofore furnished to any such Person with whom a confidentiality agreement with respect to an Acquisition Proposal was entered into at any time within the three (3) month period immediately preceding the No-Shop Period Start Date and will (A) cease providing any further information with respect to the Company or any Acquisition Proposal to any such Third Person or its Representatives; and (B) terminate all access granted to any such Third Person and its Representatives to any physical or electronic data room (or any other diligence access). Subject to the terms of Section 5.4(c), from the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company and its Subsidiaries will not instruct, authorize or knowingly permit any of their officers and directors or any of their other Representatives to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any Inquiry or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (ii) furnish to any Third Person any non-public information relating to the Company Group or afford to any Third Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist an Acquisition Proposal or any Inquiries or the making of any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal; (iii) participate or engage in discussions, communications or negotiations with any Third Person with respect to an Acquisition Proposal or Inquiry (other than informing such Third Persons of the provisions contained in this Section 5.4); (iv) approve, endorse or recommend any proposal that constitutes or would reasonably be expected to lead to, an Acquisition Proposal; or (v) enter into any letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction (other than an Acceptable Confidentiality Agreement), an “Alternative Acquisition Agreement”). Notwithstanding the commencement of the No-Shop Period Start Date, the Company may continue to engage in the activities described in Section 5.4(a) with respect to any Excluded Party (but only for so long as such Person is and remains an Excluded Party), including with respect to any amended or modified Acquisition Proposal submitted by any Excluded Party following the No-Shop Period Start Date, and the restrictions in this Section 5.4(b) shall not apply with respect thereto. From the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will be required to enforce, and will not be permitted to waive, terminate or modify, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof) (unless the Company Board has determined in good faith, after consultation with its outside counsel, that failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law).

(c) Superior Proposals. Notwithstanding anything to the contrary set forth in this Section 5.4, until the Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board (or a committee thereof) may, directly or indirectly, through one or more of their Representatives (including the Advisor), participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company Group to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group pursuant to an Acceptable Confidentiality Agreement to any Person or its Representatives that has made or delivered to the Company a bona fide Acquisition Proposal, and otherwise facilitate such Acquisition Proposal or assist such Person (and its Representatives, prospective debt and equity financing sources and/or their respective Representatives) with such Acquisition Proposal (in each case, if requested by such Person), in each case with respect to an Acquisition Proposal that was not the result of any material breach of Section 5.4(b); provided that, the Company and its Representatives may contact any Third Person in writing (with a request that any response from such Third Person is in writing) with respect to an Acquisition Proposal to clarify any ambiguous terms and conditions thereof which are necessary to determine whether the Acquisition Proposal constitutes a Superior Proposal (without the Company Board being required to make the determination in the following proviso), it being agreed that if the Company Board receives any clarifications from such Third Person, the Proposal Notice Period will not be deemed commenced until such clarifications are provided to Parent; provided, however, that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably likely lead to a Superior Proposal, and the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take the actions contemplated by this Section 5.4(c) would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law; and provided further, that the Company will provide to Parent and its Representatives any non-public information that is provided to any Person or its Representatives given such access that was not previously made available to Parent prior to or substantially concurrently (but in no event later than forty-eight (48) hours after) the time it is provided to such Person.

(d) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as provided by Section 5.4(e), at no time after the date hereof (or, in the case of clause (i)(C) below, after the No-Shop Period Start Date) may the Company Board (or a committee thereof):

(i) (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation, in each case, in a manner adverse to Parent in any material respect (it being understood that it shall be considered a modification adverse to Parent that is material if (1) any Acquisition Proposal structured as a tender or exchange offer is commenced and the Company Board fails to publicly recommend against acceptance of such tender or exchange offer by the Company Stockholders within ten (10) Business Days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act or (2) any Acquisition Proposal is publicly announced (other than by the commencement of a tender or exchange offer)) and the Company Board fails to issue a public press release within ten (10) Business Days of such public announcement providing that the Company Board reaffirms the Company Board Recommendation; (B) adopt, approve, endorse, recommend or otherwise declare advisable (or propose to adopt, approve, endorse, recommend or otherwise declare advisable) an Acquisition Proposal; (C) fail to publicly reaffirm the Company Board Recommendation within ten (10) Business Days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than two (2) separate occasions); or (D) fail to include the Company Board Recommendation in the Proxy Statement (any action described in clauses (A) through (D), a “Company Board Recommendation Change”); provided, however, that, for the avoidance of doubt, none of (1) a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication), (2) the factually accurate public disclosure by the Company of the receipt of an Acquisition Proposal, (3) the determination by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes a Superior Proposal or (4) the delivery by the Company to Parent of any notice contemplated by Section 5.4(e) will constitute a Company Board Recommendation Change; or

(ii) cause or permit the Company Group to enter into an Alternative Acquisition Agreement.

(e) Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval:

(i) the Company Board (or a committee thereof) may effect a Company Board Recommendation Change in response to any material event, fact, circumstance, development or occurrence that was (A) not known to, or reasonably foreseeable by, the Company Board as of the date hereof; and (B) does not relate to (a) any Acquisition Proposal (or any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal); or (b) the mere fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date hereof, or changes after the date hereof in the market price of the Company Common Stock or the credit rating of the Company (it being understood that the underlying cause of any of the foregoing in this clause (b) may be considered and taken into account); (each such event, an “Intervening Event”), if the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law and if and only if:

(1) the Company has provided prior written notice to Parent at least four (4) Business Days (the “Event Notice Period”) in advance to the effect that the Company Board (or a committee thereof) intends to effect a Company Board Recommendation Change pursuant to this Section 5.4(e)(i), which notice will specify the basis for such Company Board Recommendation Change, including a description of the Intervening Event in reasonable detail;

(2) prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such Event Notice Period, must have (A) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to allow Parent to offer such adjustments to the terms and conditions of this Agreement, the Financing Letters and/or the Guaranty to obviate the need to effect a Company Board Recommendation Change, in response to such Intervening Event; and (B) taken into account any adjustments to the terms and conditions of this Agreement, the Financing Letters and/or the Guaranty proposed by Parent and other information provided by Parent in response to the notice described in clause (1) of this Section 5.4(e)(i), in each case, that are offered in writing by Parent, no later than 11:59 p.m. (Central time) on the last day of the Event Notice Period, in a manner that would constitute a binding agreement between the parties if accepted by the Company; and

(3) following such Event Notice Period, the Company Board (or a committee thereof) (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement) shall have determined that the failure of the Company Board (or a committee thereof) to make such a Company Board Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law; provided that each time material modifications to the Intervening Event occur, the Company shall notify Parent of such modification and the time period set forth in the preceding clause (2) shall recommence and be extended for two (2) Business Days from the day of such notification.

(ii) if the Company has received a bona fide Acquisition Proposal, whether during the Go-Shop Period or after the No-Shop Period Start Date, that the Company Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Company Board may (A) effect a Company Board Recommendation Change with respect to such Superior Proposal; or (B) authorize the Company to terminate this Agreement pursuant to Section 8.1(h) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal substantially concurrently with the termination of this Agreement; provided, however, that the Company Board (or a committee thereof) shall not take any action described in the foregoing clauses (A) or (B) unless:

(1) the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law;

(2) the Company Group and its Representatives have complied in all material respects with their obligations pursuant to this Section 5.4 with respect to such Acquisition Proposal;

(3) (i) the Company has provided prior written notice to Parent at least four (4) Business Days in advance (the “Proposal Notice Period”) to the effect that the Company Board (or a committee thereof) has (A) received a bona fide Acquisition Proposal that has not been withdrawn; (B) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (C) resolved to effect a Company Board Recommendation Change or to terminate this Agreement pursuant to Section 5.4(e)(ii) absent any revision to the terms and conditions of this Agreement, which notice will specify the basis for such Company Board Recommendation Change or termination, including the identity of the Person or “group” of Persons making such Acquisition Proposal, the material terms thereof and copies of all relevant documents relating to such Acquisition Proposal; and (ii) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Proposal Notice Period, must have (1) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to offer such adjustments to the terms and conditions of this Agreement, the Financing Letters and/or the Guaranty so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (2) taken into account any adjustments to the terms and conditions of this Agreement, the Financing Letters and/or the Guaranty proposed by Parent and other information provided by Parent during the Proposal Notice Period, in each case, that are offered in writing by Parent, no later than 11:59 p.m. (Central time) on the last day of the Proposal Notice Period, in a manner that would constitute a binding agreement between the parties if accepted by the Company; provided, however, that in the event of any material modifications to such Acquisition Proposal (it being understood that any change to the financial terms of such proposal shall be deemed a material modification), the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.4(e)(ii)(3) with respect to such new written notice (it being understood that the “Proposal Notice Period” in respect of such new written notice will be two (2) Business Days);

(4) following such Proposal Notice Period, including any subsequent Proposal Notice Period as provided in the final proviso of the foregoing Section 5.4(e)(ii)(3), the Company Board (or a committee thereof) (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement and any other information provided by Parent) shall have determined that the failure of the Company Board (or a committee thereof) to make such a Company Board Recommendation Change or to terminate this Agreement would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law; and

(5) in the event of any termination of this Agreement in order to cause or permit the Company Group to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, the Company will have validly terminated this Agreement in accordance with Section 8.1(h), including paying the Company Termination Fee in accordance with Section 8.3(b)(iii).

(f) Notice.

(i) From the Agreement Date until the first to occur of the No-Shop Period Start Date and the termination of this Agreement pursuant to Article VIII, the Company shall as promptly as reasonably practicable (and, in any event, within forty-eight (48) hours) notify Parent in writing if the Company, any of its Subsidiaries or any of their respective Representatives receives any bona fide written Acquisition Proposal (provided that, solely for this purpose, all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “80%), including copies of any written materials relating thereto provided to the Company or its Representatives. Within two (2) Business Days following the No-Shop Period Start Date, the Company shall deliver to Parent a written notice setting forth (A) the identity of each Excluded Party and (B) the material terms and conditions of the pending Acquisition Proposal made by such Excluded Party. The Company agrees that it shall not, and shall cause its Subsidiaries not to, enter into any confidentiality or other agreement subsequent to the date hereof which prohibits the Company from complying with this Section 5.4(f).

(ii) From the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will promptly (and, in any event, within forty-eight (48) hours) notify Parent if any Inquiries, offers or proposals or requests for non-public information or discussions that constitute or would reasonably be expected to lead to an Acquisition Proposal, or any material revisions to the terms and conditions of any pending Acquisition Proposals disclosed pursuant to Section 5.4(f)(i), are received by the Company or any of its Representatives. Such notice must include (i) the identity of the Third Person making such Inquiries, offers or proposals, (ii) a summary of the material terms and conditions of such Inquiries, offers or proposals to the extent such material terms and conditions are not included in the written materials provided in the following clause (iii); and (iii) copies of any written materials relating thereto provided to the Company or its Representatives. Thereafter, the Company must keep Parent reasonably informed, on a reasonably prompt basis, of the status (and supplementally provide the material terms) of any such Inquiries, offers or proposals (including any amendments thereto and any new, amended or revised written materials relating thereto provided to the Company or its Representatives) and the status of any such discussions or negotiations.

(g) Certain Disclosures. Nothing in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) informing any Person of the existence of the provisions contained in this Section 5.4; or (iv) making any disclosure to the Company Stockholders as required by applicable Law, regulation or stock exchange rule or listing agreement, it being understood that (1) any such statement or disclosure made by the Company Board (or a committee thereof) pursuant to this Section 5.4(g) must be subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or the Company Board (or any committee thereof) and the rights of Parent under this Section 5.4, and (2) nothing in the foregoing will be deemed to permit the Company or the Company Board (or a committee thereof) to effect a Company Board Recommendation Change other than in accordance with Section 5.4(e). In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate required public statement by the Company or the Company Board (or a committee thereof) that solely describes the Company’s receipt of an Acquisition Proposal, the identity of the Person making such Acquisition Proposal, the material terms of such Acquisition Proposal and the operation of this Agreement with respect thereto will not be deemed to be (A) a withholding, withdrawal, amendment, or modification, or proposal by the Company Board (or a committee thereof) to withhold, withdraw, amend or modify, the Company Board Recommendation; (B) an adoption, approval or recommendation with respect to such Acquisition Proposal; or (C) a Company Board Recommendation Change.

(h) Breach by Representatives. The Company agrees that any material breach of this Section 5.4 by any of its Representatives (acting as such) shall be deemed to be a breach of this Agreement by the Company.

ARTICLE VI

ADDITIONAL COVENANTS

6.1 Required Action and Forbearance; Efforts.

(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement (including subject to Section 6.2), each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall, and shall cause their respective Affiliates to, use their respective reasonable best efforts (A) to take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, in the most expeditious manner practicable, the Merger, including by:

(i) causing the conditions to the Merger set forth in Article VII to be satisfied;

(ii) (1) obtaining all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (2) making all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Merger; and

(iii) using commercially reasonable efforts to execute and deliver any Contracts and other instruments, including obtaining any consents under Material Contracts (other than Material Contracts related to Indebtedness), that are reasonably necessary to consummate the Merger, in each case, to the extent requested by Parent.

(b) No Failure to Take Necessary Action. In addition to the foregoing, subject to the terms and conditions of this Agreement (including subject to Section 6.2), neither Parent or Merger Sub, on the one hand, nor the Company, on the other hand, shall, nor shall they cause their respective Affiliates to, take any action, or fail to take any action, that is intended to or has (or would reasonably be expected to have) the effect of preventing, impairing, delaying or otherwise adversely affecting the ability of such Party to fully perform its obligations pursuant to this Agreement. For the avoidance of doubt, no action by the Company taken in compliance with Section 5.4 will be considered a violation of this Section 6.1.

(c) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, no Company Group Member will be required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), or the provision of additional security (including a guaranty), in connection with the Merger, including in connection with obtaining any consent pursuant to any Material Contract.

(d) Antitrust and Money Transmitter License Approvals. This Section 6.1 shall not apply to filings under Antitrust Laws or relating to Money Transmitter Licenses, which shall be governed by the obligations set forth in Section 6.2.

6.2 Antitrust and Money Transmitter License Filings.

(a) Parent and Company shall, and shall cause their respective Affiliates to, use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable Laws to consummate and make effective the Merger as promptly as practicable and in any event prior to the Termination Date, including (i) preparing and filing all forms, registrations and notifications to or with any Governmental Authority, including state banking departments and similar agencies, required to be filed to consummate the Merger, (ii) using reasonable best efforts to satisfy the conditions to consummating the Merger, (iii) using reasonable best efforts to obtain (and to cooperate with each other in obtaining) any consent, authorization, expiration or termination of a waiting period, permit, order or approval of, waiver or any exemption by, any Governmental Authority, including state banking departments and similar agencies (including furnishing all information and documentary material required under the HSR Act or Other Antitrust Laws or requested or required by a Governmental Authority, including a state banking department or similar agency, in connection with any notices, reports, filings or applications in connection with a change of control of Licensee; provided that Parent shall cause (in addition to causing its Affiliates) its and its Affiliates’ respective partners, equity holders, investment professionals or executives to promptly provide any such information, including financial information) required to be obtained or made by Parent, the Company or their respective Affiliates in connection with the Merger or the taking of any action contemplated by this Agreement, and (iv) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger. In connection with the foregoing, each of Parent, the Company and their respective Affiliates shall (i) file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act within ten (10) Business Days following the Agreement Date, which shall request early termination of the waiting period; (ii) as promptly as practicable after the date hereof make all other notices, filings or applications required under any Other Antitrust Laws; and (iii) as promptly as practicable after the date hereof (and in any event by the close of business on January 18, 2021) file with all Governmental Authorities, including state banking departments and similar agencies with whom any filings or reports are required to be filed, or to whom any notifications are required to be made, or from whom any approvals, consents or waivers are required to be obtained, in connection with a change of control of Licensee, all filings or reports required to be so filed, all notifications required to be so made and all documentation required to obtain such approval, consent or waiver, it being understood and agreed that Parent and the Company shall cooperate in good faith to determine the prioritization of such jurisdictions with respect to the timing of making such initial filings and reports. Neither Parent, the Company, nor their respective Affiliates will withdraw any such notices, reports, filings or applications (including its Notification and Report Form under the HSR Act and any notices, reports, filings or applications in connection with a change of control of Licensee) without the prior written consent of the other party, such consent not to be unreasonably withheld, conditioned, or delayed.

(b) (I) Each of Parent and the Company shall, and shall cause their respective Affiliates to, and, in connection with any notices, reports, filings or applications in connection with a change of control of Licensee, Parent shall cause its and its Affiliates’ respective partners, equity holders, investment professionals or executives to (i) promptly furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with the preparation of any governmental filings, submissions or other documents, including any follow-up request for information in respect of any government filing, submission or other document, subject to the limitations herein; (ii) give the other reasonable prior notice of any such filing, submission or other document and, to the extent reasonably practicable, of any communication with or from any Governmental Authority, including any state banking department or similar agency regarding the Merger. Subject to the limitations herein, each of Parent and Company shall permit the other to review (to the extent not prohibited by applicable Law or by the applicable Governmental Authority) and discuss in advance, and consider in good faith the views, and secure the participation, of the other Party in connection with any such filing, submission, document or substantive communication (but not including routine communications); and (iii) to the extent not prohibited by applicable Law or by the applicable Governmental Authority, furnish to the other copies of all filings, submissions, correspondence and communications with any Governmental Authority, including any state banking department or similar agency. In exercising the foregoing rights, each of the parties hereto shall act reasonably and as promptly as practicable; provided that materials may be redacted (x) to remove references concerning the valuation of Company; (y) as necessary to comply with contractual arrangements or applicable Laws; and (z) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns. Each party may also, as it deems advisable or necessary, reasonably designate material provided to the other party as “Outside Counsel Only Material.” Notwithstanding anything to the contrary in this Agreement, with respect to any filing or supplement thereto required by a Governmental Authority that may include sensitive financial or other information with respect to Parent or any partner, equity holder, investment professional, executive or Affiliate of Parent or the Guarantors, or any Affiliates or representative of the foregoing, such person may elect, in such person’s sole discretion, to provide such information to such Governmental Authority directly through its legal counsel. Each of Parent and the Company shall, and shall cause their respective Affiliates to, and, in connection with any notices, reports, filings or applications in connection with a change of control of Licensee, Parent shall cause its and its Affiliates’ respective partners, equity holders, investment professionals or executives to, cooperate in responding as promptly as reasonably practicable to any investigation or other inquiry from a Governmental Authority, including any state banking department or similar agency, including informing the other Party as soon as practicable of any such investigation or inquiry, and consulting in advance, to the extent practicable, before making any presentations or submissions to a Governmental Authority, including any state banking department or similar agency. In addition, each of the Parties will give reasonable prior notice to and consult with the other in advance of any meeting, conference or substantive communication with any Governmental Authority in connection with the Transactions, including any state banking department or similar agency, and to the extent not prohibited by applicable Law or by the applicable Governmental Authority, not participate or attend any meeting or conference, or engage in any substantive communication, with any Governmental Authority in connection with the Transactions, including any state banking department or similar agency, without offering the other Party the possibility to participate, attend or engage in such meetings, conferences or communications, and in the event one Party is prohibited from, or unable to participate, attend or engage in, any such meeting, conference or substantive communication, keep such Party apprised with respect thereto.

(II) In connection with obtaining any approvals or consents in connection with a change of control to the extent required by a Money Transmitter License of any Company Group Member, the Parties will use their respective reasonable best efforts following the Licensee Consent Deadline to implement, to the extent permissible by Law, Alternative Arrangements with respect to the operations of the Company Group governed by the Company Group’s Money Transmitter Licenses, such as payee agent arrangements or other uses of third parties, to permit the Closing to occur as promptly as practicable. Notwithstanding the foregoing, no Alternative Arrangement shall be implemented prior to the Licensee Consent Deadline without the prior written approval of Parent. Notwithstanding anything in this Agreement to the contrary (including Section 7.1(c)), the Parties agree to consider in good faith all available Alternative Arrangements in a particular jurisdiction before surrendering the Money Transmitter License in such jurisdiction. None of the Company Group Members shall publicly announce, or make any disclosures to any Governmental Authorities or customers with respect to, an intention to implement Alternative Arrangements prior to the Licensee Consent Deadline without the prior written approval of Parent (it being understood that in no event shall (x) the public disclosure of this Agreement or (y) the disclosure of this Agreement or any of the related transaction documents as requested or required by Law or any Governmental Authority, including by any state banking department or similar agency, be deemed a breach of this sentence). Without limitation of the preceding sentence (including the proviso therein), the Company shall provide any public announcement of, or any disclosure to Governmental Authorities or customers with respect to, any Alternative Arrangement to Parent a reasonable time prior to making such announcement or disclosure and consider in good faith any comments proposed by Parent or its Representatives. Any Alternative Arrangements in compliance with this Section 6.2(b)(II) shall be considered an approval for purposes of Section 7.1(c) and the 80% test within the definition of Material Jurisdiction. The Company shall use its commercially reasonable efforts to identify and disclose to Parent as promptly as practicable following the date of this Agreement any Payments Contract which would have been required to be disclosed in Section 3.5 of the Company Disclosure Letter had Payments Contracts been included within the definition of Material Contracts. For the avoidance of doubt, actions taken by the Company pursuant to this Section 6.2(b)(II) shall be deemed to be permitted pursuant to Sections 5.1 and 5.2.

(c) Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require, or be construed to require, Parent, Merger Sub and/or any of their respective partners, equity holders, investment professionals, executives or Affiliates to (1) (A) make any payment to any third party (other than filing and application fees to Governmental Authorities (and related expenses incurred in connection therewith), payments to its third party Representatives working on its behalf to obtain approvals and consents or reasonable confirmations of compliance with obligations and reporting requirements) in order to obtain any consent or approval; or (B) (1) agree to invest any additional capital in Parent or any of its Subsidiaries or Affiliates or (2) take any action, or commit to take any action, or agree to any condition or restriction that would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, results of operations or condition (financial or otherwise) of Parent or any material Affiliate of Parent, taken as a whole.

6.3 Proxy Statement and Other Required SEC Filings.

(a) Proxy Statement. Promptly (but in no event later than 20 Business Days) following the date hereof, the Company will prepare and file with the SEC a preliminary proxy statement relating to the Company Stockholder Meeting (as amended or supplemented, the “Proxy Statement”). Subject to Section 5.4, the Company must include the Company Board Recommendation in the Proxy Statement.

(b) Other Required Company Filing. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company will promptly prepare and file such Other Required Company Filing with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NASDAQ. The Company may not file the Proxy Statement or any Other Required Company Filing with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent or its counsel. On the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, neither the Proxy Statement nor any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by the Company with respect to any information supplied by Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing. The information supplied by the Company for inclusion or incorporation by reference in any Other Required Parent Filings will not, at the time that such Other Required Parent Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c) Other Required Parent Filing. If Parent, Merger Sub or any of their respective Affiliates determines that it is required to file any document with the SEC in connection with the Merger or the Company Stockholder Meeting pursuant to applicable Law (an “Other Required Parent Filing”), then Parent and Merger Sub will, and will cause their respective Affiliates to, promptly prepare and file such Other Required Parent Filing with the SEC. Parent and Merger Sub will cause, and will cause their respective Affiliates to cause, any Other Required Parent Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Neither Parent or Merger Sub nor any of their respective Affiliates may file any Other Required Parent Filing (or any amendment thereto) with the SEC without first providing the Company and its counsel a reasonable opportunity to review and comment thereon, and Parent will give due consideration to all reasonable additions, deletions or changes suggested thereto by the Company or its counsel. On the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, no Other Required Parent Filing may contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by Parent or Merger Sub with respect to any information supplied by the Company for inclusion or incorporation by reference in any Other Required Parent Filing. The information supplied by Parent, Merger Sub and their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing will not, at the time that the Proxy Statement or such Other Required Company Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d) Furnishing Information. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, will furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing or any Other Required Parent Filing. If at any time prior to the Company Stockholder Meeting or any such filing, any information relating to the Company Group, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable Law or the SEC or its staff, disseminated to the Company Stockholders.

(e) Consultation Prior to Certain Communications. The Company and its Affiliates, on the one hand, and Parent, Merger Sub and their respective Affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, without first providing the other Party a reasonable opportunity to review and comment on such written communication, and each Party will give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.

(f) Notices. The Company, on the one hand, and Parent and Merger Sub, on the other hand, will advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for (i) any amendment or revisions to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith.

(g) Dissemination of Proxy Statement. Subject to applicable law, the Company will use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as reasonably practicable following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement, which confirmation will be deemed to occur if the SEC has not affirmatively notified the Company prior to the tenth calendar day after filing the Proxy Statement that the SEC will or will not be reviewing the Proxy Statement (the “SEC Clearance Date”).

6.4 Company Stockholder Meeting.

(a) Call of Company Stockholder Meeting. Subject to the provisions of this Agreement, the Company will take all action necessary in accordance with the DGCL, the Charter, the Bylaws and the rules of NASDAQ to establish a record date for (and the Company will not change the record date without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed)), duly call, give notice of, convene and hold the Company Stockholder Meeting as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approval. Notwithstanding anything to the contrary in this Agreement, the Company will not be required to convene and hold the Company Stockholder Meeting at any time prior to the 20th Business Day following the mailing of the Proxy Statement to the Company Stockholders; provided that the Company Stockholder Meeting shall not be held later than 45 days after the SEC Clearance Date. Subject to Section 5.4 and unless there has been a Company Board Recommendation Change, the Company will use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval.

(b) Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Company Stockholder Meeting if (i) there are holders of an insufficient number of shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting (it being understood that the Company may not postpone or adjourn the Company Stockholder Meeting more than two times pursuant to this clause (i) without Parent’s prior written consent); or (ii) the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable law, order or a request from the SEC or its staff. Unless this Agreement is validly terminated in accordance with Section 8.1, the Company will submit this Agreement and the Merger to its stockholders at the Company Stockholder Meeting even if the Company Board (or a committee thereof) has effected a Company Board Recommendation Change.

6.5 Financing.

(a) Each of Parent and Merger Sub shall, and shall cause their respective Subsidiaries and the Guarantors to, use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the Financing on the terms (including the market “flex” provisions) set forth in the Financing Letters, including using reasonable best efforts to (i) maintain (and cause each Guarantor to maintain) in effect and comply with the Financing Letters and, to the extent entered into prior to the Closing, the definitive agreements relating to the Financing in a timely and diligent manner, (ii) negotiate and enter into definitive agreements with respect to the Debt Financing on the terms (including the market “flex” provisions) and subject to the conditions set forth in the Debt Commitment Letter (or on other terms that are acceptable to Parent, subject to the Prohibited Financing Modifications), (iii) satisfy (or obtain a waiver of) all conditions applicable to (and within control of) Parent and Merger Sub in the Financing Letters and, to the extent entered into prior to the Closing, the definitive agreements relating to the Financing (including by consummating the Equity Financing at or prior to the Closing on the terms and subject to the conditions set forth in the Equity Commitment Letter), (iv) upon the satisfaction or waiver of the conditions to Parent’s and Merger Sub’s obligations to consummate Merger, consummate the Financing and cause the Financing Sources, each Guarantor and the other Persons committing to fund the Financing to fund the Financing at the Closing, and (v) enforce its rights under the Financing Letters. Notwithstanding anything to the contrary in this Agreement, nothing contained in this Section 6.5 shall require, and in no event shall the reasonable best efforts of Parent or Merger Sub be deemed or construed to require, either Parent or Merger Sub to (x) seek the Equity Financing from any source other than the counterparties to, or in any amount in excess of that contemplated by, the Equity Commitment Letter, or (y) incur or pay any fees to obtain a waiver of any term of the Debt Commitment Letter or pay any material fees that are, in the aggregate, in excess of those contemplated by the Equity Commitment Letter or the Debt Commitment Letter (including any market “flex” provisions contained therein).

(b) Parent and Merger Sub shall not, without the prior written consent of the Company, (x) agree to or permit any termination of or amendment, supplement or modification to be made to, or grant any waiver of any provision under, the Equity Commitment Letter or (y) agree to or permit any termination of or amendment, supplement or modification (including, for the avoidance of doubt, the exercise of the Second Lien Preplacement Right (as defined in the Debt Commitment Letter)) to be made to, or grant any waiver of any provision under, the Debt Commitment Letter or the Redacted Fee Letter if, in the case of this clause (y), such termination, amendment, supplement, modification or waiver would (A) reduce the aggregate amount of the Debt Financing (including by increasing the amount of fees to be paid or original issue discount as compared to the fees and original issue discount contemplated by the Debt Commitment Letter on the date of this Agreement unless the amount of the Debt Financing or Equity Financing is increased by a corresponding amount) such that the aggregate amount of the Financing would be less than the amount required to pay the Required Amounts, (B) impose new or additional conditions precedent to the availability of the Debt Financing or expand or amend or modify in a manner adverse to the Company any of the existing conditions precedent to the Debt Financing, (C) adversely impact the ability of Parent or Merger Sub, as applicable, to enforce its rights against other parties to the Debt Commitment Letter or (D) otherwise reasonably be expected to hinder, delay or prevent the Closing (the foregoing clauses (A) through (C), collectively, the “Prohibited Financing Modifications”). Notwithstanding the foregoing, any amendment, supplement or modification to effectuate any “market flex” terms contained in the Debt Commitment Letter and/or Redacted Fee Letter provided as of the date hereof or to add any additional agents or other financial institutions thereto as provided for therein shall be permitted and shall not require written consent of the Company. Parent shall promptly deliver to the Company copies of any written amendment, modification, supplement, consent or waiver to or under any Financing Letter promptly upon execution thereof.

(c) Parent shall, upon Company’s request, keep the Company informed on a reasonably prompt basis and in reasonable detail of the status of its efforts to arrange the Debt Financing and, upon Company’s reasonable request, provide to the Company complete, correct and executed copies of the material definitive documents for the Debt Financing. Parent and Merger Sub shall give the Company prompt written notice (i) of any material breach, default, termination, cancellation or repudiation by any party to any of the Financing Letters of which Parent or Merger Sub becomes aware, (ii) of the receipt by Parent or Merger Sub of any written notice or other written communication from any Financing Source with respect to any actual or alleged (in writing) material breach, default, termination, cancellation or repudiation by any party to any of the Financing Letters of any provisions of the Financing Letters and (iii) of the occurrence of an event or development that could reasonably be expected to adversely impact the ability of Parent or Merger Sub to obtain all or any portion of the Financing necessary to fund the Required Amount on the Closing Date. Additionally, Parent and Merger Sub shall provide any information reasonably requested by the Company relating to any circumstance referred to in the immediately preceding sentence, subject to applicable legal privilege.

(d) If any portion of the Debt Financing becomes unavailable on the terms and conditions (including any applicable market “flex” provisions) contemplated by the Debt Commitment Letter and such portion is necessary to fund the Required Amount, Parent shall promptly notify the Company in writing and Parent and Merger Sub shall use their reasonable best efforts to arrange and obtain, as promptly as practicable, alternative financing from the same or alternative sources in an amount sufficient to fund the Required Amount and with terms and conditions (including market “flex” provisions) not less favorable to Parent and Merger Sub (or their respective Affiliates) in the aggregate than the terms and conditions set forth in the Debt Commitment Letter (“Alternative Debt Financing”). Parent shall deliver to the Company true and complete copies of any commitment letters (including related fee letters) with respect to any Alternative Debt Financing (which fee letters may be redacted in a fashion consistent with the Redacted Fee Letter). For purposes of this Agreement, references to (x) the “Financing” shall include the financing contemplated by the Financing Letters as permitted to be amended, modified, supplemented or replaced by this Section 6.5 and any Alternative Debt Financing, (y) the “Debt Commitment Letter” shall include such documents as permitted to be amended, modified, supplemented or replaced by this Section 6.5 and any commitment letter or other binding documentation with respect to any Alternative Debt Financing and (z) “Debt Financing” shall include the debt financing contemplated by the Debt Commitment Letter as permitted to be amended, modified, supplemented or replaced by this Section 6.5 and any Alternative Debt Financing.

(e) For the avoidance of doubt, compliance by Parent and Merger Sub with this Section 6.5 shall not relieve Parent or Merger Sub of their obligations to consummate the transactions contemplated by this Agreement whether or not the Financing is available.

6.6 Cooperation With Debt Financing.

(a) Prior to the Closing Date, the Company shall use its reasonable best efforts to provide, and to cause its Subsidiaries to use their reasonable best efforts to provide, to Parent and Merger Sub, in each case at Parent’s sole cost and expense, such reasonable cooperation as is customary for financings of the type contemplated in the Debt Commitment Letter and reasonably requested by Parent in connection with the arrangement of the Debt Financing, including using its reasonable best efforts to, upon Parent’s written request:

(i) furnish Parent and Merger Sub (and Parent and Merger Sub may then furnish to applicable Financing Sources) (A) within forty-five (45) days after the end of any fiscal quarter that is not a fiscal year end, with the unaudited consolidated balance sheet of the Company as of the end of such quarter and the related unaudited consolidated statements of operations and cash flows and (B) within ninety (90) days after the end of any fiscal year, with the audited consolidated balance sheet of the Company as of the end of such fiscal year and the related audited consolidated statements of operations and cash flows;

(ii) assist in preparation for and participate in a reasonable number of investor and lender meetings (including a reasonable and limited number of one-on-one meetings and calls that are requested in advance with or by the parties acting as lead arrangers or agents for, and prospective lenders of, the Debt Financing), presentations, road shows, due diligence sessions (including accounting due diligence sessions), drafting sessions and sessions with rating agencies in connection with the Debt Financing at reasonable times and locations mutually agreed, and assist Parent in obtaining ratings in connection with the Debt Financing;

(iii) assist Parent with the preparation by Parent and the Financing Commitment Sources of materials for rating agency presentations, offering documents, private placement memoranda, prospectuses, bank information memoranda and similar marketing documents required in connection with the Debt Financing, including the execution and delivery of customary representation letters in connection with bank information memoranda;

(iv) cooperate reasonably with the Financing Commitment Sources’ due diligence, to the extent customary and reasonably requested;

(v) assist Parent in connection with Parent’s preparation of pro forma financial statements of the Company and its Subsidiaries of the type necessary or reasonably requested by the Financing Commitment Sources to be included in any bank information memoranda, offering documents, private placement memoranda, offering memoranda prospectuses or other customary marketing materials, including by providing such financial and other pertinent information regarding the Company and its Subsidiaries and their respective businesses; provided that neither the Company nor any of its Subsidiaries or Representatives shall be required to provide any information or assistance relating to (A) the proposed debt and equity capitalization that is required for such pro forma financial information or assumed interest rates and fees and expenses relating to such debt and equity capitalization, (B) any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing or (C) any information related to Parent or any of its Subsidiaries or any adjustments that are not directly related to the acquisition of the Company;

(vi) execute and deliver as of (but not prior to) the Closing any pledge and security documents, other definitive financing documents, or other certificates or documents as may be reasonably requested by Parent and otherwise reasonably facilitate the pledging of collateral as of (but not prior to) the Closing; provided that (A) none of the documents or certificates shall be executed and/or delivered except in connection with the Closing, (B) the effectiveness thereof shall be conditioned upon, or become operative after, the occurrence of the Closing and (C) no liability shall be imposed on the Company or any of its Subsidiaries or any of their respective officers or employees involved prior to the Closing Date; and

(vii) provide all documentation and other information about the Company and its Subsidiaries as is reasonably required under applicable “know your customer” and anti-money laundering rules and regulations including the USA PATRIOT Act, at least five (5) Business Days prior to the Closing Date to the extent requested in writing at least ten (10) Business Days prior to the Closing Date;

provided that:

(A) in no event shall the Company or any of its Subsidiaries be required to provide any such cooperation to the extent it interferes unreasonably with the ongoing operations of the Company and its Subsidiaries;

(B) no obligation of the Company or any of its Subsidiaries or any of their respective Representatives on account of the Debt Financing shall be effective until the Effective Time (excluding in connection with any authorization letters delivered by the Company in connection with the Debt Financing);

(C) in no event shall the Company or any of its Subsidiaries be required to pay any commitment or other fee, enter into any definitive agreement or agree to provide any indemnity in connection with the Financing prior to the Effective Time;

(D) nothing in this Section 6.6 shall require any action that would conflict with or violate the Company’s or any of its Subsidiaries’ organizational documents or any Laws or result in, prior to the Effective Time, the contravention of any Contract to which the Company or its Subsidiaries is a party;

(E) neither the Company or its Subsidiaries nor any Persons who is a director, officer or employee of the Company or its Subsidiaries shall be required to (x) pass resolutions or consents (except those which are subject to the occurrence of the Closing passed by directors or officers continuing in their positions following the Closing) or (y) execute any document (excluding the representation letters referred to in clause (iii) above) or Contract prior to the occurrence of the Closing in connection with the Debt Financing;

(F) none of the Company or its Subsidiaries or any of their respective Representatives shall be required to disclose or provide any information in connection with the Financing, the disclosure of which, in the judgement of the Company, is subject to attorney-client privilege or could result in the disclosure of any trade secrets or the violation of any confidentiality obligation; provided that the Company or such Subsidiary shall use reasonable best efforts to provide an alternative means of disclosing or providing such information, and in the case of any confidentiality obligation, Company shall, to the extent permitted by such confidentiality obligations, notify Parent if any such information that Parent, Merger Sub or any Financing Commitment Source has specifically identified and requested is being withheld as a result of any such obligation of confidentiality;

(G) none of the Company or its Subsidiaries or any of their respective Representatives shall be required to prepare or deliver (x) any financial information in a form not customarily prepared by the Company or its Subsidiaries in the ordinary course of their business, (y) any financial information with respect to a fiscal period that has not yet ended or (z) any pro forma financial information or projections (without waiver of the obligations of the Company set forth in clause (vi) above);

(H) none of the Company or its Subsidiaries or any of their respective Representatives shall be required to deliver any legal opinion in connection with the Debt Financing;

(I) none of the Company or its Subsidiaries or any of their respective Representatives shall be required to take any action that would cause the Company or any of its Subsidiaries to breach any representation, warranty, covenant or agreement in this Agreement; and

(J) none of the Company or its Subsidiaries or any of their respective Representatives shall be required to take any action that could cause any director, officer or employee or stockholder of the Company or any of its Subsidiaries to incur personal liability.

Parent shall, in the event the Closing shall not occur, (x) promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including (A) reasonable and documented attorneys’ fees and (B) reasonable and documented fees and expenses of the Company’s accounting firms engaged to assist in connection with the Financing, including performing additional requested procedures, reviewing any offering documents, participating in any meetings and providing any comfort letters) incurred by the Company or any of its Subsidiaries or their respective Representatives in connection with the cooperation of the Company and its Subsidiaries and Representatives contemplated by this Section 6.6(a) (it being understood that the reimbursement set forth in this paragraph shall not apply to any fees, costs and expenses incurred by, or on behalf of, the Company in connection with its ordinary course financial reporting requirements); and (y) indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Financing (including the performance of their respective obligations under this Section 6.6) and any information used in connection therewith, in each case other than to the extent any of the foregoing was suffered or incurred as a result of the bad faith, gross negligence or willful misconduct of the Company or any of its Subsidiaries (the “Reimbursement Obligations”).

(b) The Company hereby consents to the use of its logos solely in connection with the Financing; provided that Parent and Merger Sub shall ensure that such logos are used solely (i) in a manner that is not intended to or reasonably likely to harm or disparage the Company or the Company’s reputation or goodwill, (ii) in connection with a description of the Company, its business and products or the Merger and (iii) in a manner that will comply with the Company’s usage requirements to the extent made available to Parent prior to the date of this Agreement.

(c) Parent and Merger Sub acknowledge and agree that the obtaining of the Financing, or any Alternative Debt Financing, is not a condition to Closing.

(d) In no event will any Guarantor, Parent, Merger Sub or any of their respective Affiliates (which for this purpose will be deemed to include each direct investor in Parent or Merger Sub and the Financing Sources or potential Financing Sources of Parent, Merger Sub and such investors) enter into any Contract (i) awarding any agent, broker, investment banker or financial advisor any financial advisory role on an exclusive basis; or (ii) prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any Person, in each case in connection with a transaction relating to the Company Group or in connection with the Merger.

6.7 Anti-Takeover Laws. Each of Parent and the Company and the Company Board (and any committee empowered to take such action, if applicable) will (a) take all actions within their power to ensure that no “anti-takeover” statute or similar statute or regulation is or becomes applicable to the Merger; and (b) if any “anti-takeover” statute or similar statute or regulation becomes applicable to the Merger, take all action within their power to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger.

6.8 Access. At all times during the Interim Period, the Company will afford Parent and its Representatives reasonable access during normal business hours, upon reasonable advance notice, to the properties, books and records and personnel of the Company Group, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law (including COVID-19 Measures) requires the Company to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access to a Contract to which any Company Group Member is a party or otherwise bound would violate or cause a material default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, such Contract; (d) access would result in the disclosure of any trade secrets of third Persons; (e) access would, in light of COVID-19 or COVID-19 Measures, jeopardize the health and safety of any officer or employee of the Company Group; or (f) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand; provided that the Company shall give notice to Parent of the fact that it is withholding such information or documents and thereafter the Company shall reasonably cooperate with Parent to allow the disclosure of such information (or as much of it as possible) in a manner that would not violate any of clauses (a) through (f). Nothing in this Section 6.8 will be construed to require the Company Group or any of its Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.8 will be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company Group or create a risk of damage or destruction to any property or assets of the Company. Any access to the properties of the Company Group will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive testing. The terms and conditions of the Confidentiality Agreement will apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.8. All requests for access pursuant to this Section 6.8 must be directed to the General Counsel of the Company, or another person designated by the Company.

6.9 Section 16(b) Exemption. During the Interim Period, the Company will take all actions reasonably necessary to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.

6.10 Directors’ and Officers’ Exculpation, Indemnification and Insurance.

(a) From and after the Effective Time, the Surviving Corporation and Parent shall, to the fullest extent permitted by applicable Laws, as now or hereafter in effect: (i) indemnify and hold harmless each person who is at the date hereof, was previously, or during the period from the date hereof through the Effective Time will be, serving as a director, officer or employee of the Company or any of its Subsidiaries and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of any Company Group Member (collectively, the “Covered Persons”) in connection with any D&O Claim and any losses, claims, damages, liabilities, Claim Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) relating to or resulting from such D&O Claim and (ii) promptly advance to such Covered Person any Claim Expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any D&O Claim in advance of the final disposition of such D&O Claim, including payment on behalf of or advancement to the Covered Person of any Claim Expenses incurred by such Covered Person in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security. In the event of any such D&O Claim, Parent and the Surviving Corporation shall cooperate with the Covered Person in the defense of any such D&O Claim. All rights to indemnification and advancement conferred hereunder shall continue as to a Person who has ceased to be a director, officer or employee of the Company or any of its Subsidiaries after the date hereof and shall inure to the benefit of such Person’s heirs, successors, executors and personal and legal representatives.

(b) For not less than six (6) years from and after the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to exculpation, limitations on liability of Covered Persons, indemnification of and advancement of expenses to Covered Persons than are set forth as of the date hereof in the Charter and the Bylaws. Notwithstanding anything herein to the contrary, if any D&O Claim (whether arising before, at or after the Effective Time) is made against such persons with respect to matters subject to indemnification hereunder on or prior to the sixth (6th) anniversary of the Effective Time, the provisions of this Section 6.10(b) shall continue in effect until the final disposition of such D&O Claim. Following the Effective Time, the indemnification Contracts, if any, in existence on the Agreement Date with any of the Covered Persons shall be assumed by the Surviving Corporation, without any further action, and shall continue in full force and effect in accordance with their terms.

(c) At the Company’s option and expense, or if Parent requests, prior to the Effective Time, the Company may purchase (and pay in full the aggregate premium for) a six (6)-year prepaid “tail” insurance policy (which policy by its express terms shall survive the Merger) of at least the same coverage and amounts and containing terms and conditions that are no less favorable to the covered individuals as the Company Group’s existing directors’ and officers’ insurance policy or policies with a claims period of six (6) years from the Effective Time for D&O Claims arising from facts, acts, events or omissions that occurred on or prior to the Effective Time; provided that the premium for such tail policy shall not exceed three hundred percent (300%) of the aggregate annual amounts currently paid by the Company Group for such insurance (such amount being the “Maximum Premium”). If the Company fails to obtain such tail policy prior to the Effective Time, Parent or the Surviving Corporation shall obtain such a tail policy; provided, however, that the premium for such tail policy shall not exceed the Maximum Premium; provided, further, that if such tail policy cannot be obtained or can be obtained only by paying aggregate annual premiums in excess of the Maximum Premium, Parent, the Company or the Surviving Corporation shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Maximum Premium. Parent and the Surviving Corporation shall cause any such policy (whether obtained by Parent, the Company or the Surviving Corporation) to be maintained in full force and effect, for its full term, and Parent shall cause the Surviving Corporation to honor all its obligations thereunder.

(d) In the event that Parent or the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) sells all or substantially all of its properties and assets to any Person, then proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 6.10(d).

(e) The obligations under this Section 6.10(e) shall not be terminated or modified in any manner that is adverse to any Covered Persons (and their respective successors and assigns), it being expressly agreed that each Covered Person (including their respective successors and assigns) shall be a third-party beneficiary of this Section 6.10(e). In the event of any breach by the Surviving Corporation or Parent of this Section 6.10(e), the Surviving Corporation shall pay all reasonable expenses, including attorneys’ fees, that may be incurred by Covered Persons in enforcing the indemnity and other obligations provided in this Section 6.10(e) as such fees are incurred, upon the written request of such Covered Person.

6.11 Employee Matters.

(a) From and after the Effective Time, the Company shall, and Parent shall cause the Company to, honor all Employee Plans in accordance with their terms as in effect immediately before the Effective Time. For a period commencing at the Effective Time and ending on the one-year anniversary of the Effective Time (or, if sooner, on the date of termination of employment of the relevant Continuing Employee), Parent shall provide, or cause to be provided, to each Continuing Employee, (i) base salary and base wages, short-term cash incentive compensation opportunities, commission opportunities, severance payments and severance benefits, each on a basis no less favorable than that in effect immediately prior to the Effective Time, and (ii) employee benefits (excluding equity or equity-based, defined benefit pension, nonqualified deferred compensation and retiree or post-termination welfare benefits or compensation) that are substantially comparable in the aggregate to the employee benefits (excluding equity or equity-based, defined benefit pension, nonqualified deferred compensation and retiree or post-termination welfare benefits or compensation) provided to such Continuing Employees immediately prior to the Effective Time.

(b) Parent agrees that all Continuing Employees shall be eligible to continue to participate in the Surviving Corporation’s health and welfare benefit plans (to the same extent such Continuing Employees were eligible to participate under the health and welfare benefits plans of the Company immediately prior to the Effective Time); provided, however, that (i) nothing in this Section 6.11 or elsewhere in this Agreement shall limit the right of Parent, its Affiliates or the Surviving Corporation to amend, modify or terminate, in accordance with its terms, any benefit or compensation plan, policy, program, agreement, Contract or arrangement at any time assumed, established, sponsored or maintained by any of them, subject to the requirements set forth in Section 6.11(a), and (ii) if Parent or the Surviving Corporation terminates any such health or welfare benefit plan (upon expiration of any appropriate transition period) in the plan year in which the Effective Time occurs, then the Continuing Employees shall be eligible to participate in the Surviving Corporation’s (or a Subsidiary’s) health and welfare benefit plans to the extent that coverage under such plans is replacing comparable coverage under an Employee Plan in which such Continuing Employee participated immediately before the Effective Time. To the extent that service is relevant under any 401(k) plan of Parent or Subsidiary of Parent and/or the Surviving Corporation, then Parent shall ensure that such benefit plan shall, for purposes of eligibility to participate and vesting, credit Continuing Employees for their years of service prior to the Effective Time with the Company Group or their respective predecessors; provided that, no credit for any service will be required that would result in duplication of benefits and such credit shall only be given to the same extent that such service was recognized prior to the Effective Time under the corresponding benefit plan of a Company Group Member. Nothing in this Section 6.11 or elsewhere in this Agreement shall be construed to create a right in any Person to employment, engagement or service or any right to continued employment, engagement or service with Parent, the Surviving Corporation or any other Affiliate of the Surviving Corporation and the employment of each Continuing Employee shall be “at will” employment.

(c) With respect to any group health plans maintained by Parent or its Subsidiaries in which the Continuing Employees participate following the Effective Time and in the plan year in which the Effective Time occurs, Parent shall, and shall cause the Surviving Corporation and any of its Subsidiaries to use commercially reasonable efforts to (i) cause there to be waived any eligibility requirements or pre-existing condition limitations or waiting period requirements under any such group health plans to the same extent waived or satisfied under any corresponding Employee Plan of a Company Group Member in which such Continuing Employee participated immediately prior to the Effective Time, and (ii) give effect, in determining any deductible, co-insurance and maximum out-of-pocket limitations under such group health plans in the plan year in which the Effective Time occurs, to amounts paid by such Continuing Employees during the portion of the year prior to the Effective Time under the Employee Plans maintained by a Company Group Member.

(d) The Company may, immediately prior to the Effective Time, provide to each employee who, immediately prior to the Effective Time, is employed by a Company Group Member and is eligible to participate in an annual bonus program of a Company Group Member a pro-rated portion of the annual bonus with respect to the period from January 1, 2021 through the date on which the Closing occurs, which bonus shall be determined based on the greater of target performance and actual performance through the latest practicable date prior to the Closing Date, as determined by the Company prior to the Effective Time.

(e) The provisions of this Section 6.11 are solely for the benefit of the Parties, and no provision of this Section 6.11 is intended to, or shall, constitute the establishment or adoption of or an amendment to any Employee Plan for purposes of ERISA or otherwise, and no current or former employee or any other individual associated therewith or any other Person (other than the Parties) shall be regarded for any purpose as a third-party beneficiary of this Agreement or have the right to enforce the provisions hereof.

6.12 Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.

6.13 Public Statements and Disclosure. The initial press release concerning this Agreement and the Merger of the Company, on the one hand, and Parent and Merger Sub, on the other hand, will be a joint press release reasonably acceptable to Parent and the Company. At all times during the Interim Period, the Company (other than with respect to the portion of any communication relating to a Company Board Recommendation Change), on the one hand, and Parent and Merger Sub, on the other hand, will use their respective reasonable best efforts to consult with the other Parties before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in any such case to the extent relating to the Merger, except that (x) Parent and the Company will not be obligated to engage in such consultation with respect to communications that are (i) required by applicable law, regulation or stock exchange rule or listing agreement; (ii) principally directed to employees, suppliers, customers, partners or vendors so long as such communications are consistent with the previous press releases, public disclosures or public statements made jointly by the Parties (or individually if approved by the other Party); or (iii) solely to the extent related to a Superior Proposal or Company Board Recommendation Change and (y) Parent will not be obligated to engage in such consultation with respect to communications that are disclosures or communications by Parent, Merger Sub and their Affiliates to existing or prospective general or limited partners, equity holders, members, managers and investors of such Person or any Affiliates of such Person, in each case who are subject to customary confidentiality restrictions.

6.14 Transaction Litigation. At all times during the Interim Period, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. The Company will (a) give Parent the opportunity to participate (at Parent’s expense) in the defense, settlement or prosecution of any Transaction Litigation; and (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing (which consent shall not be unreasonably withheld, delayed or conditioned). For purposes of this Section 6.14, “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth above. For the avoidance of doubt, any Legal Proceeding related to Dissenting Company Shares will be governed by Section 2.7(c).

6.15 Stock Exchange Delisting; Deregistration. At all times during the Interim Period, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of NASDAQ to cause (a) the delisting of the Company Common Stock from NASDAQ as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

6.16 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party will use their reasonable best efforts to take such action.

6.17 Parent Vote. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub and the Company a written consent approving the Merger in accordance with the DGCL.

6.18 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.

6.19 No Employment Discussions. Except as approved by the Company Board, at all times during the Interim Period, Parent and Merger Sub will not, and will not permit any of their Subsidiaries or controlled Affiliates to authorize, make or enter into, or commit or agree to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any executive officer of the Company (i) regarding any continuing employment or consulting relationship with the Surviving Corporation from and after the Effective Time; or (ii) pursuant to which any such individual would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; or (iii) pursuant to which such individual would agree to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.

6.20 Treatment of Convertible Securities.

(a) On the Closing Date, Parent, Merger Sub and the Company shall, as and to the extent required by the Convertible Notes Indentures, execute, and use reasonable best efforts to cause the trustee to execute, any supplemental indenture(s) required by the Convertible Notes Indentures and deliver any certificates and other documents required by the Convertible Notes Indentures to be delivered by such persons in connection with such supplemental indenture(s); provided, that counsel for the Company shall not be required to give any legal opinions under the Convertible Notes Indentures. Prior to the Effective Time, the Company shall deliver all notices and take all other actions required under the terms of the Convertible Notes or the Convertible Notes Indentures (or required by applicable Law with respect to the Convertible Notes or the Convertible Notes Indentures), including, without limitation, the giving of any notices that may be required in connection with the Merger, including with respect to any repurchases or conversions of the Convertible Notes occurring as a result of or in connection with the Merger, and the Company will provide copies of such notice or other document to Parent a reasonable time (and in any event at least two (2) Business Days) prior to delivering any such notice or other document described in this Section 6.20(a) and shall reasonably consider all comments provided by Parent with respect thereto. After the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, comply with its obligations (including any conversion or repurchase obligations) under the Convertible Notes Indentures. For the avoidance of doubt, the transactions contemplated by this Agreement, wherever referred to in this Agreement, shall be deemed to include effecting any repurchases or conversions and taking all other actions required under the terms of the Convertible Notes and the Convertible Notes Indentures. Notwithstanding anything to the contrary in this Section 6.20(a), nothing herein shall require the Company to make any payment with respect to the Convertible Notes in connection with the Merger (including in connection with the settlement of any conversion obligations), prior to the occurrence of the Effective Time.

(b) At and prior to the Effective Time, the Company shall (i) use reasonable best efforts to facilitate the settlement of the Convertible Note Hedge Transactions at the Effective Time as reasonably requested by Parent (it being understood that any such settlement will be subject to the respective terms of the Convertible Note Hedge Transactions, as such terms may be amended or modified from time to time after the date hereof with the prior written consent of Parent), (ii) use reasonable best efforts to cooperate with Parent with respect to its efforts to settle the Convertible Note Hedge Transactions and the negotiation of any termination payments or valuations related thereto, as applicable; provided, that the Company shall not (x) exercise any right that it may have to terminate any of the Convertible Note Hedge Transactions or (y) except as required pursuant to the terms of the Convertible Note Hedge Documentation, agree to amend or modify the terms of the Convertible Note Hedge Documentation relating to, or agree to any amount due upon, the termination or settlement of the Convertible Note Hedge Transactions, in each case, without the prior written consent of Parent; provided, further, that nothing herein shall require the Company to (A) make any payment with respect to the termination or settlement of any Convertible Note Hedge Transaction in connection with the Merger prior to the occurrence of the Effective Time or (B) enter into any instrument or agreement relating to the termination or settlement of the Convertible Note Hedge Transactions, or agree to any change or modification to any Convertible Note Hedge Documentation that is effective prior to the Effective Time and (iii) deliver all notices and take all other actions required under the terms of the Convertible Note Hedge Documentation, including the giving of any notices that may be required in connection with the Merger, and the Company will provide copies of such notice or other document to Parent a reasonable time (and in any event at least two (2) Business Days to the extent practicable) prior to delivering any such notice or other document described in this Section 6.20(b) and shall reasonably consider all comments provided by Parent with respect thereto.

6.21 Treatment of Certain Indebtedness. Prior to the Effective Time, the Company shall (a) deliver (or cause to be delivered) notices of prepayment and/or termination of the Credit Agreement (which notices may be conditioned upon the consummation of the Closing and other transactions contemplated hereunder (including the Debt Financing)) within the time periods required by the Credit Agreement; (b) take all other actions required to facilitate the repayment of the accrued Obligations (as defined in the Credit Agreement) with respect to and termination of the commitments under the Credit Agreement and the release of any Liens (including any Liens granted against the Company Registered Intellectual Property) and termination of all guarantees granted in connection therewith, in each case on the Closing Date subject to the delivery of funds arranged by Parent and the occurrence of the Effective Time (the “Credit Agreement Termination”) and (c) use reasonable best efforts to obtain a customary, executed pay-off letter from the Administrative Agent in respect of the Credit Agreement at least one (1) Business Day prior to Closing and use reasonable best efforts to obtain and furnish Parent with a draft of such pay-off letter not fewer than five (5) Business Days prior to the contemplated Effective Time. Notwithstanding anything to the contrary herein, (x) in no event shall this Section 6.21 require the Company or any of its Subsidiaries to cause any Credit Agreement Termination unless the Closing shall have occurred and (y) Parent shall provide, or cause to be provided, all funds required to effect any Credit Agreement Termination.

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) prior to the Effective Time of each of the following conditions:

(a) Requisite Stockholder Approval. The Company shall have received the Requisite Stockholder Approval at the Company Stockholder Meeting.

(b) HSR Act and Other Antitrust Laws. The applicable waiting period under the HSR Act shall have expired or been terminated and any other approvals, clearances or expirations of waiting periods under any Other Antitrust Laws shall have been obtained or deemed obtained as a result of the expiry of applicable waiting periods.

(c) Money Transmitter Licenses. The Specified Consents shall have been received; provided, however, that (x) unless Parent and the Company mutually agree in writing, the reference to “80%” in the definition of Material Jurisdictions shall be deemed to be a reference to “100%” until the Licensee Consent Deadline, (y) upon the earlier of the Licensee Consent Deadline or such date that Parent and Company mutually agree in writing, this condition shall be deemed satisfied by the receipt of the Specified Consents or any combination of Licensee Consents and Alternative Arrangements in the Material Jurisdictions, and (z) with respect to each jurisdiction for which a Licensee Consent is required prior to the Closing but that does not constitute a jurisdiction used to satisfy the 80% test within the definition of Material Jurisdiction for purposes of this condition, the Company shall, and shall cause Licensee to, in consultation with Parent, use their respective reasonable best efforts to implement an Alternative Arrangement to continue the lawful conduct of services in such non-Material Jurisdiction, and where such Alternative Arrangements cannot be implemented despite such reasonable best efforts, cease the conduct of services regulated by Licensee in such jurisdiction in accordance with the Law of such non-Material Jurisdiction (including surrendering the Money Transmitter License in accordance with such Law). Notwithstanding the foregoing, this condition shall not be deemed satisfied if the Alternative Arrangements and any other steps necessary to ensure compliance with applicable Law (including surrender of Money Transmitter Licenses) in such Material Jurisdictions and non-Material Jurisdictions, would, individually or in the aggregate, constitute a Company Material Adverse Effect, taking into account such Alternative Arrangements and steps and the effect thereof notwithstanding Section 1.1(ee)(vii) and Section 1.1(ee)(viii).

(d) No Prohibitive Laws or Injunctions. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, nor will any action have been taken by any Governmental Authority of competent jurisdiction, and no statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger, that in each case prohibits, makes illegal, or enjoins the consummation of the Merger.

7.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger will be subject to the satisfaction or waiver (where permissible pursuant to applicable law) prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:

(a) Representations and Warranties.

(i) Other than the representations and warranties listed in clauses (ii), (iii) and (iv) in this Section 7.2(a), the representations and warranties of the Company set forth in Article III will be true and correct (without giving effect to any materiality, Company Material Adverse Effect or similar qualifications set forth therein) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures to be true and correct that would not have a Company Material Adverse Effect;

(ii) the representations and warranties set forth in Section 3.1 (other than the penultimate sentence thereof), Section 3.2, Section 3.3, Section 3.4, clause (a) of Section 3.5, Section 3.7(b) (other than the first sentence thereof), Section 3.7(d), Section 3.8 and Section 3.25 that (A) are not qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all material respects as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date); and (B) that are qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all respects (without disregarding such Company Material Adverse Effect or other materiality qualifications) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date);

(iii) the representations and warranties set forth in Section 3.12(a)(ii) will be true and correct in all respects of the Closing Date; and

(iv) the representations and warranties set forth in Section 3.7(a), the first sentence of Section 3.7(b) and Section 3.7(c) will be true and correct as of the Closing Date (in each case (A) without giving effect to any Company Material Adverse Effect or other materiality qualifications; and (B) except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except where the failure to be so true and correct would not reasonably be expected to result in additional cost, expense or liability to the Company, Parent and their Affiliates, individually or in the aggregate, that is more than $50,000,000.

(b) Performance of Obligations of the Company. The Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the applicable date.

(c) Officer’s Certificate. Parent and Merger Sub will have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

(d) Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect that is continuing.

7.3 Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement will be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except for (i) any failure to be so true and correct that would not, individually or in the aggregate, prohibit, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement; and (ii) those representations and warranties that address matters only as of a particular date, which representations will have been true and correct as of such particular date, except for any failure to be so true and correct that would not, individually or in the aggregate, prohibit, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub will have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing.

(c) Officer’s Certificate. The Company will have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be validly terminated, and the transactions contemplated by this Agreement may be abandoned, at any time prior to the Effective Time only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by mutual written agreement of Parent and the Company;

(b) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if (i) any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, or any action has been taken by any Governmental Authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable or (ii) any statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger that prohibits, makes illegal or enjoins the consummation of the Merger; provided that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available to any Party that has failed to use its reasonable best efforts to resist, appeal, obtain consent pursuant to, resolve or lift, as applicable, such injunction, action, statute, rule, regulation or order in accordance with Sections 6.1 and 6.2; provided, further, neither Parent nor the Company may terminate this Agreement pursuant to this Section 8.1(b) unless it is in material compliance with its obligations under Sections 6.1 and 6.2;

(c) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if the Effective Time has not occurred by 11:59 p.m., Central time, on September 20, 2021 (the “Termination Date”); provided that if the Marketing Period has commenced but not yet been completed at the time of the Termination Date, the Termination Date shall be extended until three (3) Business Days after the final date of the Marketing Period (and in the case of any extension pursuant to this proviso, any reference to the Termination Date in any other provision of this Agreement shall be a reference to the Termination Date, as extended), it being understood that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to (i) Parent if the Company has perfected its right to terminate this Agreement pursuant to Section 8.1(i); and (ii) any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement and it being understood that a breach of this Agreement by Merger Sub shall be deemed to be a breach by Parent for all purposes of this Agreement) has been the primary cause of, or primarily resulted in, either (A) the failure to satisfy the conditions to the obligations of the terminating Party to consummate the Merger set forth in Article VII prior to the Termination Date; or (B) the failure of the Effective Time to have occurred prior to the Termination Date;

(d) by either Parent or the Company, at any time prior to the Effective Time if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger;

(e) by Parent (whether prior to or after the receipt of the Requisite Stockholder Approval) if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.2 to be satisfied, except that if such breach is capable of being cured by the Termination Date, Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) prior to the delivery by Parent to the Company of written notice of such breach, delivered at least thirty (30) days prior to such termination (or such shorter period of time as remains prior to the Termination Date, the shorter of such periods, the “Company Breach Notice Period”), stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if (i) such breach has been cured within the Company Breach Notice Period (to the extent capable of being cured) or (ii) the Company has the valid right to terminate this Agreement pursuant to Section 8.1(g);

(f) by Parent, if at any time the Company Board (or a committee thereof) has effected a Company Board Recommendation Change, except that Parent’s right to terminate this Agreement pursuant to this Section 8.1(f) will (i) expire at 5:00 p.m., Central time, on the tenth (10th) Business Day following the date on which Parent becomes aware of such Company Board Recommendation Change;

(g) by the Company (whether prior to or after the receipt of the Requisite Stockholder Approval), if Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.3, except that if such breach is capable of being cured by the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this

Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach, delivered at least thirty (30) days prior to such termination (or such shorter period of time as remains prior to the Termination Date, the shorter of such periods, the “Parent Breach Notice Period”), stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) if (i) such breach has been cured within the Parent Breach Notice Period (to the extent capable of being cured) or (ii) Parent has the valid right to terminate this Agreement pursuant to Section 8.1(e);

(h) by the Company, at any time prior to receiving the Requisite Stockholder Approval if (i) the Company has received a Superior Proposal; (ii) the Company Board (or a committee thereof) has authorized the Company to enter into a definitive Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal in accordance with Section 5.4; (iii) the Company has complied in all material respects with Section 5.4 with respect to such Superior Proposal; and (iv) concurrently with such termination the Company pays the Company Termination Fee due to Parent in accordance with Section 8.3(b); or

(i) by the Company, at any time prior to the Effective Time, if (A) all of the conditions set forth in Section 7.1 and Section 7.2 have been, and continue to be, satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which is capable of being satisfied at the Closing) or, to the extent permitted by law, waived; (B) Parent and Merger Sub shall have failed to consummate the Merger by the time the Closing was required to occur under Section 2.3; (C) the Company has irrevocably notified Parent in writing that, if Parent performs its obligations hereunder and the Equity Financing contemplated by the Equity Commitment Letter and the Debt Financing (if any) is funded, the Company stands ready, willing and able to consummate, and will consummate, the Merger; (D) the Company shall have given Parent written notice at least three (3) Business Days prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(i); and (E) the Merger shall not have been consummated by the end of such three (3) Business Day period, it being understood that the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(i) if Parent has the valid right to terminate this Agreement pursuant to Section 8.1(e).

8.2 Manner and Notice of Termination; Effect of Termination.

(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination pursuant to such provision.

(b) Effect of Termination. Any proper and valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, manager, stockholder, director, officer, employee,

Affiliate, agent or other representative of such Party) to the other Parties, as applicable, except that Section 6.13, this Section 8.2, Section 8.3 and Article IX (other than Section 9.8(b)) will each survive the termination of this Agreement in accordance with their respective terms. Notwithstanding the foregoing but subject to Section 8.3(f), nothing in this Agreement will relieve any Party from any liability for any fraud or Willful Breach of this Agreement prior to its termination. For the avoidance of doubt, in the event of termination of this Agreement, the Financing Sources will have no liability to the Company, any of its Affiliates or any of its or their direct or indirect equityholders hereunder or otherwise relating to or arising out of the Merger or any Debt Financing (including for any Willful Breach). In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement or the Guaranty, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.

8.3 Fees and Expenses.

(a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Transactions will be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation will be responsible for all fees and expenses of the Payment Agent. Except to the extent otherwise provided in Section 2.9(e), Parent will pay or cause to be paid all (i) transfer, stamp and documentary Taxes or fees; and (ii) sales, use, real property transfer and other similar Taxes or fees arising out of or in connection with entering into this Agreement and the consummation of the Merger.

(b) Company Payments.

(i) If (A) this Agreement is validly terminated pursuant to (x) Section 8.1(c) (but in the case of a termination by the Company, only if at such time Parent would not be prohibited from terminating this Agreement pursuant to the limitations set forth in Section 8.1(c)(i), Section 8.1(c)(ii) or Section 8.1(d)) or (y) by Parent pursuant to Section 8.1(e) (each, an “Applicable Termination”); (B) following the execution and delivery of this Agreement and prior to an Applicable Termination, an Acquisition Proposal for an Acquisition Transaction has been publicly announced or disclosed and not withdrawn or otherwise abandoned; and (C) within nine (9) months following such Applicable Termination, an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction, which is thereafter consummated, then the Company will concurrently with the consummation of such Acquisition Transaction pay to Parent an amount equal to $288,000,000 (the “Company Termination Fee”), in accordance with the payment instructions which have been provided to the Company by Parent as of the Agreement Date, or as further updated by written notice by Parent from time to time. For purposes of this Section 8.3(b)(i), all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

(ii) If this Agreement is validly terminated pursuant to Section 8.1(f), then the Company must promptly (and in any event within two (2) Business Days) following such termination pay to Parent the Company Termination Fee, in accordance with the payment instructions which have been provided to the Company by Parent as of the Agreement Date, or as further updated by written notice by Parent from time to time.

(iii) If this Agreement is validly terminated pursuant to Section 8.1(h), then the Company must prior to or concurrently with such termination pay to Parent the Company Termination Fee in accordance with the payment instructions which have been provided to the Company by Parent as of the Agreement Date, or as further updated by written notice by Parent from time to time; provided, that if the Company terminates this Agreement pursuant to Section 8.1(h) and enters into an Alternative Acquisition Agreement with an Excluded Party prior to the No-Shop Period Start Date with respect to a Superior Proposal, then the “Company Termination Fee” shall mean an amount equal to $91,000,000.

(c) Parent Payment. If this Agreement is validly terminated pursuant to Section 8.1(g) or Section 8.1(i) or Parent shall terminate this Agreement pursuant to Section 8.1(c) and at such time the Company could have validly terminated this Agreement pursuant to Section 8.1(g) or Section 8.1(i), then Parent must promptly (and in any event within five (5) Business Days) following such termination pay to the Company $528,000,000 in cash (the “Parent Termination Fee”) in accordance with the payment instructions which have been provided to Parent by the Company as of the Agreement Date, or as further updated by written notice by the Company from time to time.

(d) Single Payment Only. The Parties acknowledge and agree that in no event will the Company or Parent, as applicable, be required to pay the Company Termination Fee or the Parent Termination Fee, as applicable, on more than one occasion, whether or not the Company Termination Fee, or the Parent Termination Fee, as applicable, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

(e) Payments; Default. The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the Merger, and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if either Party fails to promptly pay any amount due pursuant to Section 8.3 and, in order to obtain such payment, the payee Party commences a Legal Proceeding that results in a judgment against the payor Party for the amount set forth in Section 8.3 or any portion thereof, the payor Party will pay to the payee Party its reasonable and documented out-of-pocket fees, costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Legal Proceeding, together with interest on such amount or portion thereof at the annual rate of 5% plus the prime rate as published in the Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law (the “Enforcement Expenses”). All payments under this Section 8.3 shall be made by the payor Party to the payee Party by wire transfer of immediately available funds to an account designated in writing by the payee Party.

(f) Sole and Exclusive Remedy.

(i) If this Agreement is terminated pursuant to Section 8.1, the Company’s receipt of the Parent Termination Fee to the extent owed pursuant to Section 8.3(c) (including the Company’s right to enforce the Guaranty with respect thereto and receive the Parent Termination Fee from the Guarantors), the Reimbursement Obligations and the Company’s right to seek specific performance pursuant to Section 9.8 will be the sole and exclusive remedies of the Company and the Company Related Parties against the Parent Related Parties in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any breach, termination or failure. Upon payment of the Parent Termination Fee, none of the Parent Related Parties will have any further liability or obligation to any of (A) the Company and its Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company and its Affiliates (the Persons in clauses (A) and (B) collectively, the “Company Related Parties”) relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby for any matters forming the basis of such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Company may be entitled to remedies with respect to, the Confidentiality Agreement and Section 8.3(e), as applicable). Notwithstanding the foregoing, this Section 8.3(f)(i) will not relieve Parent, Merger Sub or any Guarantor from liability (1) for any fraud or Willful Breach of this Agreement or (2) for any breaches of the Confidentiality Agreement; provided that under no circumstances will the collective monetary damages payable by Parent, Merger Sub or any of their Affiliates for breaches (including any Willful Breach) under this Agreement (taking into account the payment of the Parent Termination Fee pursuant to this Agreement), the Guaranty or the Equity Commitment Letter exceed an amount equal to $528,000,000 plus the Enforcement Expenses and the Reimbursement Obligations in the aggregate for all such breaches (the “Parent Liability Limitation”). In no event will any of the Company Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Parent Liability Limitation against (A) Parent, Merger Sub or any Guarantor; or (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Financing Sources, Affiliates (other than Parent, Merger Sub or any Guarantor), members, managers, general or limited partners, stockholders and assignees of each of Parent, Merger Sub and each Guarantor (the Persons in clauses (A) and (B) collectively, the “Parent Related Parties”), and in no event will the Company be entitled to seek or obtain consequential, special, indirect or punitive damages, in excess of the Parent Liability Limitation against the Parent Related Parties for, or with respect to, this Agreement, the Financing Letters, the Guaranty or the transactions contemplated hereby and thereby (including, any breach by any Guarantor, Parent or Merger Sub), the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any such breach, termination or failure;

provided that the foregoing shall not preclude any liability of the Financing Sources to the Company, Parent or Merger Sub under the definitive agreements relating to the Debt Financing, nor limit the Company, Parent or Merger Sub from seeking to recover any such damages or obtain equitable relief from or with respect to any Financing Source pursuant to the definitive agreements relating to the Debt Financing. Other than the Guarantors’ obligations under the Guaranty and the Equity Commitment Letter and other than the obligations of Parent and Merger Sub to the extent expressly provided in this Agreement, in no event will any Parent Related Party or any other Person other than any Guarantor, Parent and Merger Sub have any liability for monetary damages to the Company or any other Person relating to or arising out of this Agreement or the Merger.

(ii) If this Agreement is terminated pursuant to Section 8.1, Parent’s receipt of the Company Termination Fee, to the extent owed pursuant to Section 8.3(b), the Reimbursement Obligations and Parent’s right to seek specific performance pursuant to Section 9.8 will be the sole and exclusive remedies of Parent, Merger Sub, the Guarantors and the Parent Related Parties against the Company Related Parties in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any breach, termination or failure. Upon payment of the Company Termination Fee, none of the Company Related Parties will have any further liability or obligation to any of Parent, Merger Sub, any Guarantor, or the Parent Related Parties relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby for any matters forming the basis of such termination. Parent’s receipt of the Company Termination Fee to the extent owed pursuant to Section 8.3(b) will be the only monetary damages of Parent and Merger Sub and each of their respective Affiliates may recover from Company Related Parties in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any such breach, termination or failure, and upon payment of such amount, (1) none of the Company Related Parties will have any further liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis of such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and Parent may be entitled to remedies with respect to, the Confidentiality Agreement and Section 8.3(e), as applicable); and (2) none of Parent, Merger Sub or any other Person will be entitled to bring or maintain any claim, action or proceeding against the Company or any Company Related Party arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis for such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Company may be entitled to remedies with respect to, the Confidentiality Agreement, Section 8.3(a) and Section 8.3(e), as applicable). Notwithstanding the foregoing, this Section 8.3(f)(ii) will not relieve the Company Group from liability (1) for any Willful Breach of this Agreement or (2) for any breaches of the Confidentiality Agreement; provided that under no circumstances will the collective monetary damages payable by the Company for breaches under this Agreement (taking into account the payment of the Company Termination Fee pursuant to this Agreement) exceed an amount equal to $288,000,000 in the aggregate for all such breaches, plus the Enforcement Expenses (if any) (the “Company Liability Limitation”). In no event will any of the Parent Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Company Liability Limitation against any of the Company Related Parties, and in no event will Parent or Merger Sub be entitled to seek or obtain consequential, special, indirect or punitive damages, in excess of the Company Liability Limitation against the Company Related Parties for, or with respect to, this Agreement or the Merger, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any such breach, termination or failure.

(iii) Each of the parties hereto acknowledges that any amount payable by the Company or Parent pursuant to this Section 8.3, including the Company Termination Fee and the Parent Termination Fee, does not constitute a penalty, but rather shall constitute liquidated damages in a reasonable amount that will compensate a party for the disposition of its rights under this Agreement in the circumstances in which such amounts are due and payable, which amounts would otherwise be impossible to calculate with precision.

(g) Acknowledgement Regarding Specific Performance. Notwithstanding anything to the contrary in Section 8.3(f), it is agreed that Parent, Merger Sub and the Company will be entitled to an injunction, specific performance or other equitable relief as provided in Section 9.8(a), except that, although the Company, in its sole discretion, may determine its choice of remedies hereunder, including by pursuing specific performance in accordance with, but subject to the limitations of, Section 9.8(a) (and, if the Company elects, doing so concurrently with seeking monetary damages and/or payment of the Parent Termination Fee), under no circumstances will the Company be permitted or entitled to receive both specific performance of the type contemplated by Section 9.8(a), on the one hand, and payment of the Parent Termination Fee, Enforcement Expenses and Reimbursement Obligations as and when due, pursuant to this Section 8.3, on the other hand.

(h) Non-Recourse Parent Party. In no event will the Company seek or obtain, nor will it permit any of its Representatives to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award against any Non-Recourse Parent Party (as defined in the Equity Commitment Letter, which excludes, for the avoidance of doubt, each Guarantor, Parent and Merger Sub) with respect to this Agreement, the Equity Commitment Letter or the Guaranty or the transactions contemplated hereby and thereby (including any breach by any Guarantor, Parent or Merger Sub), the termination of this Agreement, the failure to consummate the transactions contemplated hereby or any claims or actions under applicable laws arising out of any such breach, termination or failure, other than from Parent or Merger Sub to the extent expressly provided for in this Agreement or any Guarantor to the extent expressly provided for in the Guaranty and the Equity Commitment Letter.

8.4 Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that in the event that the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval. Notwithstanding anything to the contrary in this Agreement, the provisions relating to the Financing Sources set forth in Section 8.3(f), Section 8.6, Section 9.6, Section 9.8(b), Section 9.10(b), Section 9.11 and this Section 8.4 (and any provision of this Agreement to the extent an amendment, a modification, waiver or termination of such provision would modify the substance of the provisions relating to the Financing Sources set forth in Section 8.3(f), Section 8.6, Section 9.6, Section 9.8(b), Section 9.10(b), Section 9.11 or this Section 8.4) may not be amended, modified or altered in a manner adverse to any Financing Source without the prior written consent of the Financing Commitment Sources.

8.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

8.6 No Liability of Financing Sources. None of the Financing Sources will have any liability to the Company or any of its Affiliates relating to or arising out of this Agreement, the Debt Financing or otherwise, whether at law or equity, in contract, in tort or otherwise, and neither the Company nor any of its Affiliates will have any rights or claims against any of the Financing Sources hereunder or thereunder; provided that nothing in this Section 8.6 shall limit the rights of the Company and its Affiliates from and after the Effective Time under any debt commitment letter or the definitive agreements for the Debt Financing executed in connection with the Debt Financing (but not, for the avoidance of doubt, under this Agreement) to the extent the Company and/or its Affiliates are party thereto.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement will terminate at the Effective Time, except that any covenants that by their terms survive the Effective Time will survive the Effective Time in accordance with their respective terms.

9.2 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by email transmission with receipt confirmed, in each case to the intended recipient as set forth below:

(a)  if to Parent or Merger Sub to:

c/o Thoma Bravo, L.P.

600 Montgomery Street, 20th Floor

San Francisco, CA 94111

Attention:	Scott Crabill

Tara Gadgil

Email:	scrabill@thomabravo.com; tgadgil@thomabravo.com

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP

300 N. LaSalle Street

Chicago, IL 60654

Attention:	Gerald T. Nowak, P.C.

Corey D. Fox, P.C.

Bradley C. Reed, P.C.

Daniel A. Hoppe

Email:	gnowak@kirkland.com; cfox@kirkland.com;

breed@kirkland.com; dan.hoppe@kirkland.com

(b)  if to the Company (prior to the Effective Time) to:

RealPage, Inc.

2201 Lakeside Boulevard

Richardson, Texas 75082

Attention:	David Monk, Executive Vice President, Chief Legal Officer and Secretary

Email:	david.monk@realpage.com

with a copy (which will not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:	Andrew J. Nussbaum

Zachary S. Podolsky

Email:	AJNussbaum@wlrk.com

ZSPodolsky@wlrk.com

Any notice received at the addressee’s location, or by email at the addressee’s email address, on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or email address through a notice given in accordance with this Section 9.2, except that that notice of any change to the address, email address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.

9.3 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties, except that Parent and Merger Sub will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement from and after the Effective Time (a) to any of their respective Affiliates; or (b) to any Financing Source pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing, it being understood that, in each case, such assignment will not (i) affect the obligations of the parties to the Equity Commitment Letter or any Guarantor pursuant to the Guaranty; or (ii) impede or delay the consummation of the Merger or otherwise materially impede the rights of the holders of shares of Company Common Stock and Company Equity Awards pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder.

9.4 Confidentiality. Parent, Merger Sub and the Company hereby acknowledge that Thoma Bravo, L.P., a Delaware limited partnership, and the Company have previously executed a Confidentiality Agreement, dated November 27, 2020 (as amended, the “Confidentiality Agreement”), that will continue in full force and effect in accordance with its terms. Each of Parent, Merger Sub and their respective Representatives will hold and treat all documents and information concerning the Company furnished or made available to Parent, Merger Sub or their respective Representatives in connection with the Merger in accordance with the Confidentiality Agreement. By executing this Agreement, each of Parent and Merger Sub agree to be bound by, and to cause their Representatives to be bound by, the terms and conditions of the Confidentiality Agreement as if they were parties thereto.

9.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Confidentiality Agreement, the Company Disclosure Letter, the Guaranty and the Financing Letters, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

9.6 Third-Party Beneficiaries. Except as set forth in Section 6.10 and this Section 9.6, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies hereunder, except (a) as set forth in or contemplated by Section 6.10; and (b) from and after the Effective Time, the rights of the holders of shares of Company Common Stock and the Company Equity Awards to receive the Per Share Price set forth in Article I. The provisions of Section 8.3(f), Section 8.4, Section 8.6, Section 9.8(b), Section 9.10(b), Section 9.11 and this Section 9.6 will, subject to the rights of the Financing Commitment Sources set forth in the last sentence of Section 8.4, inure to the benefit of the Financing Sources and their successors and assigns, each of whom are intended to be third party beneficiaries thereof (it being understood and agreed that the provisions of such Sections will be enforceable by the Financing Sources and their respective successors and assigns).

9.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.8 Remedies.

(a) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(b) Specific Performance.

(i) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not timely perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that, subject to Section 8.6, (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (B) the provisions of Section 8.3 are not intended to and do not adequately compensate the Company, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (C) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement. It is explicitly agreed that, subject to the limitations in the next two (2) sentences of this Section 9.8(b)(i), the Company shall have the right to an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s and Merger Sub’s obligations to consummate the Merger and cause the Financing to be funded (including to cause Parent to enforce the obligations of the Guarantors under the Equity Commitment Letter in order to cause the Equity Financing to be timely completed in accordance with and subject to the terms and conditions set forth in the Equity Commitment Letter) subject to the terms and conditions set forth therein and herein. Notwithstanding the foregoing and subject to the rights of the parties to the definitive agreements for any Financing under the terms thereof, none of the Company and its Affiliates and their direct and indirect equityholders shall be entitled to directly seek the remedy of specific performance of this Agreement against any Financing Source. Notwithstanding anything to the contrary in this Agreement, it is explicitly agreed that the right of the Company to seek an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s obligation to cause the Equity Financing to be funded to fund a portion of the Required Amounts (but not the right of the Company to seek such injunctions, specific performance or other equitable remedies for any other reason) shall be subject to the requirements that (i) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions), (ii) the Debt Financing has been funded in accordance with the terms and conditions thereof or will be funded in accordance with the terms and conditions thereof if the Equity Financing is funded and (iii) the Company has irrevocably confirmed in writing that if the Equity Financing and Debt Financing are funded, then the Company shall take such actions that are required of it by this Agreement to consummate the Closing pursuant to the terms of this Agreement.

(ii) The Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of Parent and Merger Sub pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. Each Party further agrees that it will use its reasonable best efforts to cooperate with the other Parties in seeking and agreeing to an expedited schedule in any litigation seeking an injunction or order of specific performance to attempt to fully resolve any dispute before the Termination Date.

9.9 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the Transactions, shall be governed by the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

9.10 Consent to Jurisdiction.

(a) General Jurisdiction. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Transactions and the Guaranty, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement, the Guaranty or the transactions contemplated hereby or thereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement, the Guaranty or the transactions contemplated hereby or thereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement, the Guaranty or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(b) Jurisdiction for Financing Sources. Notwithstanding anything in this Agreement to the contrary but subject to Section 8.6, the Parties acknowledge and irrevocably agree (i) that any Legal Proceeding, whether in law or in equity, in contract, in tort or otherwise, involving the Financing Sources arising out of, or relating to, the Merger, the Debt Commitment Letter, the Debt Financing or the performance of services thereunder or related thereto will be brought in and subject to the exclusive jurisdiction of the Supreme Court of the State of New York, county of New York sitting in the Borough of Manhattan and any appellate court thereof, and each Party submits for itself and its property with respect to any such Legal Proceeding to the exclusive jurisdiction of such court; (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any other court; (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in any applicable debt commitment letter will be effective service of process against them for any such Legal Proceeding brought in any such court; (iv) to waive and hereby waive, to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Proceeding in any such court; and (v) any such Legal Proceeding will be governed by, construed in accordance with and enforced under the laws of the State of New York.

9.11 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR LITIGATION THAT MAY ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, VALIDITY OR PERFORMANCE OF THIS AGREEMENT, OR THE TRANSACTIONS, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS, THE GUARANTY, THE EQUITY COMMITMENT LETTER, THE DEBT COMMITMENT LETTER, THE DEBT FINANCING OR THE EQUITY FINANCING (INCLUDING ANY SUCH LEGAL PROCEEDING INVOLVING FINANCING SOURCES IN CONNECTION WITH THE FINANCING DESCRIBED IN THIS AGREEMENT). EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

9.12 Company Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.

9.13 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

9.14 No Limitation. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative and that each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect and nothing set forth in any provision herein will in any way be deemed to limit the scope, applicability or effect of any other provision hereof.

9.15 Performance Guaranty. Parent hereby guarantees the due, prompt and faithful performance and discharge by, and compliance with, all of the obligations, covenants, terms, conditions and undertakings of Merger Sub under this Agreement in accordance with the terms hereof, including any such obligations, covenants, terms, conditions and undertakings that are required to be performed, discharged or complied with following the Effective Time by the Surviving Corporation.

9.16 Disclaimer. The representations and warranties in this Agreement are the product of negotiations among the parties and are for the sole contractual benefit of such parties. Such representations and warranties may be made as of specific dates, only for purposes of the Agreement and for the benefit of the parties hereto. Such representations and warranties are subject to important exceptions and limitations agreed upon by the parties, including being qualified by confidential disclosures, made for the purposes of allocating contractual risk between the parties rather than establishing these matters as facts, and were made subject to a contractual standard of materiality that may differ from the standard generally applicable under federal securities laws or under other contracts. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 8.5 without notice or liability to any other Person. Any information concerning the subject matter of such representations and warranties may have changed, and may continue to change, since the Agreement Date, and such subsequent information may or may not be fully reflected in the Company’s public reports. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of contractual risks associated with particular matters regardless of the Knowledge of any of such parties. Any filing of this Agreement with the SEC or otherwise is only to provide investors with information regarding its terms and conditions and not to provide any other factual information regarding the Company or its business. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement or any description thereof as characterizations of actual facts or circumstances as of the Agreement Date or as of any other date. The information in this Agreement should be considered together with the Company’s public reports filed with the SEC.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

MIRASOL PARENT, LLC

By:	/s/ S. Scott Crabill
Name: S. Scott Crabill
Title: President and Assistant Secretary

MIRASOL MERGER SUB, INC.

By:	/s/ S. Scott Crabill
Name: S. Scott Crabill
Title: President and Assistant Secretary

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

REALPAGE, INC.

By:	/s/ Stephen T. Winn
Name: Stephen T. Winn
Title: Chief Executive Officer and Chairman

[Signature Page to Agreement and Plan of Merger]

Exhibit 3.2

AMENDED AND RESTATED BYLAWS OF

REALPAGE, INC.

(initially adopted on December 30, 2003)

(as amended and restated on December 20, 2020)

-i-

ARTICLE V — OFFICERS		15

5.1	OFFICERS	15
5.2	APPOINTMENT OF OFFICERS	15
5.3	SUBORDINATE OFFICERS	15
5.4	REMOVAL AND RESIGNATION OF OFFICERS	15
5.5	VACANCIES IN OFFICES	16
5.6	REPRESENTATION OF SHARES OF OTHER CORPORATIONS	16
5.7	AUTHORITY AND DUTIES OF OFFICERS	16
5.8	THE CHAIRPERSON OF THE BOARD	16
5.9	THE VICE CHAIRPERSON OF THE BOARD	16
5.10	THE CHIEF EXECUTIVE OFFICER	16
5.11	THE PRESIDENT	17
5.12	THE VICE PRESIDENTS AND ASSISTANT VICE PRESIDENTS	17
5.13	THE SECRETARY AND ASSISTANT SECRETARIES	17
5.14	THE CHIEF FINANCIAL OFFICER AND ASSISTANT TREASURERS	17

ARTICLE VI — STOCK		18

6.1	STOCK CERTIFICATES; PARTLY PAID SHARES	18
6.2	SPECIAL DESIGNATION ON CERTIFICATES	18
6.3	LOST, STOLEN OR DESTROYED CERTIFICATES	19
6.4	DIVIDENDS	19
6.5	TRANSFER OF STOCK	19
6.6	STOCK TRANSFER AGREEMENTS	19
6.7	REGISTERED STOCKHOLDERS	20

ARTICLE VII — MANNER OF GIVING NOTICE AND WAIVER		20

7.1	NOTICE OF STOCKHOLDERS’ MEETINGS	20
7.2	NOTICE BY ELECTRONIC TRANSMISSION	20
7.3	NOTICE TO STOCKHOLDERS SHARING AN ADDRESS	21
7.4	NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL	21
7.5	WAIVER OF NOTICE	22

ARTICLE VIII — INDEMNIFICATION		22

8.1	INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS	22
8.2	INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION	22
8.3	SUCCESSFUL DEFENSE	23
8.4	INDEMNIFICATION OF OTHERS	23
8.5	ADVANCED PAYMENT OF EXPENSES	23
8.6	LIMITATION ON INDEMNIFICATION	23
8.7	DETERMINATION; CLAIM	24
8.8	NON-EXCLUSIVITY OF RIGHTS	25
8.9	INSURANCE	25

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8.10	SURVIVAL	25
8.11	EFFECT OF REPEAL OR MODIFICATION	25
8.12	CERTAIN DEFINITIONS	25

ARTICLE IX — GENERAL MATTERS		26

9.1	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS	26
9.2	FISCAL YEAR	26
9.3	SEAL	26
9.4	CONSTRUCTION; DEFINITIONS	26

ARTICLE X — AMENDMENTS		26

ARTICLE XI — EXCLUSIVE FORUM		27

-iii-

AMENDED AND RESTATED BYLAWS OF REALPAGE, INC.

ARTICLE I — CORPORATE OFFICES

1.1	REGISTERED OFFICE

The registered office of RealPage, Inc. shall be fixed in the corporation’s certificate of incorporation. References in these bylaws to the certificate of incorporation shall mean the certificate of incorporation of the corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock.

1.2	OTHER OFFICES

The corporation’s board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II — MEETINGS OF STOCKHOLDERS

2.1	PLACE OF MEETINGS

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. The board of directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the corporation’s principal executive office.

2.2	ANNUAL MEETING

The annual meeting of stockholders shall be held on such date, at such time, and at such place (if any) within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the corporation’s notice of the meeting. At the annual meeting, directors shall be elected and any other proper business may be transacted.

2.3	SPECIAL MEETING

(i) A special meeting of the stockholders, other than those required by statute, may be called at any time only by (A) the board of directors, (B) the chairperson of the board of directors, (C) the chief executive officer or (D) the president (in the absence of a chief executive officer). A special meeting of the stockholders may not be called by any other person or persons. The board of directors may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

(ii) The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the board of directors, the chairperson of the board of directors, the chief executive officer or the president (in the absence of a chief executive officer). Nothing contained in this Section 2.3(ii) shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

2.4	ADVANCE NOTICE PROCEDURES

(i) Advance Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the corporation’s proxy materials with respect to such meeting, (B) by or at the direction of the board of directors, or (C) by a stockholder of the corporation who (1) is a stockholder of record at the time of the giving of the notice required by this Section 2.4(i) and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 2.4(i). In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. Except for proposals properly made in accordance with Rule 14a-8 under the Securities and Exchange Act of 1934, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations), and included in the notice of meeting given by or at the direction of the board of directors, for the avoidance of doubt, clause (C) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders.

(a) To comply with clause (C) of Section 2.4(i) above, a stockholder’s notice must set forth all information required under this Section 2.4(i) and must be timely received by the secretary of the corporation. To be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the corporation not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 2.4(i)(a). “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”).

(b) To be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class and number of shares of the corporation that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, (5) any material interest of the stockholder or a Stockholder Associated Person in such business, and (6) a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (6), a “Business Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the secretary must be supplemented not later than ten days following the record date for notice of the meeting to disclose the information contained in clauses (3) and (4) above as of the record date for notice of the meeting. For purposes of this Section 2.4, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).

(c) Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.4(i) and, if applicable, Section 2.4(ii). In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 2.4(i), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

(ii) Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.4(ii) shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election or re-election to the board of directors of the corporation shall be made at an annual meeting of stockholders only (A) by or at the direction of the board of directors or (B) by a stockholder of the corporation who (1) was a stockholder of record at the time of the giving of the notice required by this Section 2.4(ii) and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has complied with the notice procedures set forth in this Section 2.4(ii). In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.

(a) To comply with clause (B) of Section 2.4(ii) above, a nomination to be made by a stockholder must set forth all information required under this Section 2.4(ii) and must be received by the secretary of the corporation at the principal executive offices of the corporation at the time set forth in, and in accordance with, the final three sentences of Section 2.4(ii)(a) above.

(b) To be in proper written form, such stockholder’s notice to the secretary must set forth:

(1) as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (F) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the corporation and its stockholders, and (G) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election or re-election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected or re-elected, as the case may be); and

(2) as to such stockholder giving notice, (A) the information required to be provided pursuant to clauses (2) through (5) of Section 2.4(i)(b) above, and the supplement referenced in the second sentence of Section 2.4(i)(b) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect or re-elect such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”).

(c) At the request of the board of directors, any person nominated by a stockholder for election or re-election as a director must furnish to the secretary of the corporation (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director or audit committee financial expert of the corporation under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the corporation and (3) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 2.4(ii).

(d) Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.4(ii). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(iii) Advance Notice of Director Nominations for Special Meetings.

(a) For a special meeting of stockholders at which directors are to be elected or re-elected, nominations of persons for election or re-election to the board of directors shall be made only (1) by or at the direction of the board of directors or (2) by any stockholder of the corporation who (A) is a stockholder of record at the time of the giving of the notice required by this Section 2.4(iii) and on the record date for the determination of stockholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the secretary of the corporation that includes the information set forth in Sections 2.4(ii)(b) and (ii)(c) above. To be timely, such notice must be received by the secretary at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected or re-elected at such meeting. A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the board of directors or (ii) by a stockholder in accordance with the notice procedures set forth in this Section 2.4(iii). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

(b) The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded.

(iv) Other Requirements and Rights. In addition to the foregoing provisions of this Section 2.4, a stockholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.4. Nothing in this Section 2.4 shall be deemed to affect any rights of:

(a) a stockholder to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act; or

(b) the corporation to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

2.5	NOTICE OF STOCKHOLDERS’ MEETINGS

Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the DGCL, the certificate of incorporation or these bylaws, the written notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

2.6	QUORUM

The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise provided by law, the certificate of incorporation or these bylaws.

If a quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.7	ADJOURNED MEETING; NOTICE

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL and Section 2.11 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

2.8	CONDUCT OF BUSINESS

The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business. The chairperson of any meeting of stockholders shall be designated by the board of directors; in the absence of such designation, the chairperson of the board, if any, the chief executive officer (in the absence of the chairperson) or the president (in the absence of the chairperson of the board and the chief executive officer), or in their absence any other executive officer of the corporation, shall serve as chairperson of the stockholder meeting.

2.9	VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

Except as otherwise required by law, the certificate of incorporation or these bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise required by law, the certificate of incorporation or these bylaws, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series, except as otherwise provided by law, the certificate of incorporation or these bylaws.

2.10	STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Subject to the rights of the holders of the shares of any series of Preferred Stock or any other class of stock or series thereof that have been expressly granted the right to take action by written consent, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

2.11	RECORD DATES

In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the DGCL and this Section 2.11 at the adjourned meeting.

In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

2.12	PROXIES

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A written proxy may be in the form of a telegram, cablegram, or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the person.

2.13	LIST OF STOCKHOLDERS ENTITLED TO VOTE

The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date. The stockholder list shall be arranged in alphabetical order and show the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the corporation’s principal place of business. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

2.14	INSPECTORS OF ELECTION

Before any meeting of stockholders, the board of directors shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.

Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed and designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspector or inspectors’ count of all votes and ballots.

In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspector or inspectors may consider such information as is permitted by applicable law. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

ARTICLE III — DIRECTORS

3.1	POWERS

The business and affairs of the corporation shall be managed by or under the direction of the board of directors, except as may be otherwise provided in the DGCL or the certificate of incorporation.

3.2	NUMBER OF DIRECTORS

The board of directors shall consist of one or more members, each of whom shall be a natural person. Unless the certificate of incorporation fixes the number of directors, the number of directors shall be determined from time to time solely by resolution of the board of directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3	ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

Except as provided in Section 3.4 of these bylaws, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors. If so provided in the certificate of incorporation, the Directors of the corporation shall be divided into classes.

3.4	RESIGNATION AND VACANCIES

Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Acceptance of such resignation shall not be necessary to make it effective. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the certificate of incorporation or these bylaws, when one or more directors resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Unless otherwise provided in the certificate of incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If the directors are divided into classes, a person so elected by the directors then in office to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board of directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

3.5	PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The board of directors may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6	REGULAR MEETINGS

Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

3.7	SPECIAL MEETINGS; NOTICE

Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairperson of the board of directors, the chief executive officer, the president, the secretary or a majority of the authorized number of directors, at such times and places as he or she or they shall designate.

Notice of the time and place of special meetings shall be:

(i) delivered personally by hand, by courier or by telephone;

(ii) sent by United States first-class mail, postage prepaid;

(iii) sent by facsimile; or

(iv) sent by electronic mail,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the corporation’s principal executive office) nor the purpose of the meeting.

3.8	QUORUM; VOTING

At all meetings of the board of directors, a majority of the total authorized number of directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws.

If the certificate of incorporation provides that one or more directors shall have more or less than one vote per director on any matter, every reference in these bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.

3.9	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board of directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.10	FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors.

3.11	REMOVAL OF DIRECTORS

A director may be removed from office by the stockholders of the corporation only for cause.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

ARTICLE IV — COMMITTEES

4.1	COMMITTEES OF DIRECTORS

The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in these bylaws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the corporation.

4.2	COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

4.3	MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i) Section 3.5 (place of meetings and meetings by telephone);

(ii) Section 3.6 (regular meetings);

(iii) Section 3.7 (special meetings; notice);

(iv) Section 3.8 (quorum; voting);

(v) Section 3.9 (action without a meeting); and

(vi) Section 7.5 (waiver of notice)

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members. However:

(i) the time of regular meetings of committees may be determined by resolution of the committee;

(ii) special meetings of committees may also be called by resolution of the committee; and

(iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

Any provision in the certificate of incorporation providing that one or more directors shall have more or less than one vote per director on any matter shall apply to voting in any committee or subcommittee, unless otherwise provided in the certificate of incorporation or these bylaws.

4.4	SUBCOMMITTEES

Unless otherwise provided in the certificate of incorporation, these bylaws or the resolutions of the board of directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

ARTICLE V — OFFICERS

5.1	OFFICERS

The officers of the corporation shall be a president and a secretary. The corporation may also have, at the discretion of the board of directors, a chairperson of the board of directors, a vice chairperson of the board of directors, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

5.2	APPOINTMENT OF OFFICERS

The board of directors shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in this Section 5.2 for the regular election to such office.

5.3	SUBORDINATE OFFICERS

The board of directors may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

5.4	REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board of directors or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written or electronic notice to the corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5	VACANCIES IN OFFICES

Any vacancy occurring in any office of the corporation shall be filled by the board of directors or as provided in Section 5.3.

5.6	REPRESENTATION OF SHARES OF OTHER CORPORATIONS

The chairperson of the board of directors, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7	AUTHORITY AND DUTIES OF OFFICERS

All officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the board of directors.

5.8	THE CHAIRPERSON OF THE BOARD

The chairperson of the board shall have the powers and duties customarily and usually associated with the office of the chairperson of the board. The chairperson of the board shall preside at meetings of the stockholders and of the board of directors.

5.9	THE VICE CHAIRPERSON OF THE BOARD

The vice chairperson of the board shall have the powers and duties customarily and usually associated with the office of the vice chairperson of the board. In the case of absence or disability of the chairperson of the board, the vice chairperson of the board shall perform the duties and exercise the powers of the chairperson of the board.

5.10	THE CHIEF EXECUTIVE OFFICER

The chief executive officer shall have, subject to the supervision, direction and control of the board of directors, ultimate authority for decisions relating to the supervision, direction and management of the affairs and the business of the corporation customarily and usually associated with the position of chief executive officer, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the corporation. If at any time the office of the chairperson and vice chairperson of the board shall not be filled, or in the event of the temporary absence or disability of the chairperson of the board and the vice chairperson of the board, the chief executive officer shall perform the duties and exercise the powers of the chairperson of the board unless otherwise determined by the board of directors.

5.11	THE PRESIDENT

The president shall have, subject to the supervision, direction and control of the board of directors, the general powers and duties of supervision, direction and management of the affairs and business of the corporation customarily and usually associated with the position of president. The president shall have such powers and perform such duties as may from time to time be assigned to him or her by the board of directors, the chairperson of the board or the chief executive officer. In the event of the absence or disability of the chief executive officer, the president shall perform the duties and exercise the powers of the chief executive officer unless otherwise determined by the board of directors.

5.12	THE VICE PRESIDENTS AND ASSISTANT VICE PRESIDENTS

Each vice president and assistant vice president shall have such powers and perform such duties as may from time to time be assigned to him or her by the board of directors, the chairperson of the board, the chief executive officer or the president.

5.13	THE SECRETARY AND ASSISTANT SECRETARIES

(i) The secretary shall attend meetings of the board of directors and meetings of the stockholders and record all votes and minutes of all such proceedings in a book or books kept for such purpose. The secretary shall have all such further powers and duties as are customarily and usually associated with the position of secretary or as may from time to time be assigned to him or her by the board of directors, the chairperson of the board, the chief executive officer or the president.

(ii) Each assistant secretary shall have such powers and perform such duties as may from time to time be assigned to him or her by the board of directors, the chairperson of the board, the chief executive officer, the president or the secretary. In the event of the absence, inability or refusal to act of the secretary, the assistant secretary (or if there shall be more than one, the assistant secretaries in the order determined by the board of directors) shall perform the duties and exercise the powers of the secretary.

5.14	THE CHIEF FINANCIAL OFFICER AND ASSISTANT TREASURERS

(i) The chief financial officer shall be the treasurer of the corporation. The chief financial officer shall have custody of the corporation’s funds and securities, shall be responsible for maintaining the corporation’s accounting records and statements, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit or cause to be deposited moneys or other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The chief financial officer shall also maintain adequate records of all assets, liabilities and transactions of the corporation and shall assure that adequate audits thereof are currently and regularly made. The chief financial officer shall have all such further powers and duties as are customarily and usually associated with the position of chief financial officer, or as may from time to time be assigned to him or her by the board of directors, the chairperson, the chief executive officer or the president.

(ii) Each assistant treasurer shall have such powers and perform such duties as may from time to time be assigned to him or her by the board of directors, the chief executive officer, the president or the chief financial officer. In the event of the absence, inability or refusal to act of the chief financial officer, the assistant treasurer (or if there shall be more than one, the assistant treasurers in the order determined by the board of directors) shall perform the duties and exercise the powers of the chief financial officer.

ARTICLE VI — STOCK

6.1	STOCK CERTIFICATES; PARTLY PAID SHARES

The shares of the corporation shall be represented by certificates, provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by the chairperson of the board of directors or vice-chairperson of the board of directors, or the president or a vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The corporation shall not have power to issue a certificate in bearer form.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly-paid shares, or upon the books and records of the corporation in the case of uncertificated partly-paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully-paid shares, the corporation shall declare a dividend upon partly-paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

6.2	SPECIAL DESIGNATION ON CERTIFICATES

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 6.2 or Sections 156, 202(a) or 218(a) of the DGCL or with respect to this Section 6.2 a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

6.3	LOST, STOLEN OR DESTROYED CERTIFICATES

Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.4	DIVIDENDS

The board of directors, subject to any restrictions contained in the certificate of incorporation or applicable law, may declare and pay dividends upon the shares of the corporation’s capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock, subject to the provisions of the certificate of incorporation.

The board of directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

6.5	TRANSFER OF STOCK

Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer; provided, however, that such succession, assignment or authority to transfer is not prohibited by the certificate of incorporation, these bylaws, applicable law or contract.

6.6	STOCK TRANSFER AGREEMENTS

The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

6.7	REGISTERED STOCKHOLDERS

The corporation:

(i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

(ii) shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

(iii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII — MANNER OF GIVING NOTICE AND WAIVER

7.1	NOTICE OF STOCKHOLDERS’ MEETINGS

Notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the corporation’s records. An affidavit of the secretary or an assistant secretary of the corporation or of the transfer agent or other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

7.2	NOTICE BY ELECTRONIC TRANSMISSION

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the certificate of incorporation or these bylaws, any notice to stockholders given by the corporation under any provision of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if:

(i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent; and

(ii) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv) if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

7.3	NOTICE TO STOCKHOLDERS SHARING AN ADDRESS

Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under the provisions of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

7.4	NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL

Whenever notice is required to be given, under the DGCL, the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

7.5	WAIVER OF NOTICE

Whenever notice is required to be given to stockholders, directors or other persons under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or the board of directors, as the case may be, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

ARTICLE VIII — INDEMNIFICATION

8.1	INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS

Subject to the other provisions of this Article VIII, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director of the corporation or an officer of the corporation, or while a director of the corporation or officer of the corporation is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

8.2	INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION

Subject to the other provisions of this Article VIII, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or while a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

8.3	SUCCESSFUL DEFENSE

To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

8.4	INDEMNIFICATION OF OTHERS

Subject to the other provisions of this Article VIII, the corporation shall have power to indemnify its employees and its agents to the extent not prohibited by the DGCL or other applicable law. The board of directors shall have the power to delegate the determination of whether employees or agents shall be indemnified to such person or persons as the board of determines.

8.5	ADVANCED PAYMENT OF EXPENSES

Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VIII or the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems reasonably appropriate and shall be subject to the corporation’s expense guidelines. The right to advancement of expenses shall not apply to any claim for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding referenced in Section 8.6(ii) or 8.6(iii) prior to a determination that the person is not entitled to be indemnified by the corporation.

8.6	LIMITATION ON INDEMNIFICATION

Subject to the requirements in Section 8.3 and the DGCL, the corporation shall not be obligated to indemnify any person pursuant to this Article VIII in connection with any Proceeding (or any part of any Proceeding):

(i) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(ii) for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(iii) for any reimbursement of the corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the corporation, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(iv) initiated by such person against the corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the board of directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the corporation under applicable law, (c) otherwise required to be made under Section 8.7 or (d) otherwise required by applicable law; or

(v) if prohibited by applicable law; provided, however, that if any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VIII (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforcebable.

8.7	DETERMINATION; CLAIM

If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within 90 days after receipt by the corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The corporation shall indemnify such person against any and all expenses that are incurred by such person in connection with any action for indemnification or advancement of expenses from the corporation under this Article VIII, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

8.8	NON-EXCLUSIVITY OF RIGHTS

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

8.9	INSURANCE

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

8.10	SURVIVAL

The rights to indemnification and advancement of expenses conferred by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

8.11	EFFECT OF REPEAL OR MODIFICATION

Any amendment, alteration or repeal of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to such amendment, alteration or repeal.

8.12	CERTAIN DEFINITIONS

For purposes of this Article VIII, references to the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VIII.

ARTICLE IX — GENERAL MATTERS

9.1	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

Except as otherwise provided by law, the certificate of incorporation or these bylaws, the board of directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute any document or instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

9.2	FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

9.3	SEAL

The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the board of directors. The corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

9.4	CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both an entity and a natural person.

ARTICLE X — AMENDMENTS

These bylaws may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the affirmative vote of the holders of at least 66 2/3% of the total voting power of outstanding voting securities, voting together as a single class, shall be required for the stockholders of the corporation to alter, amend or repeal, or adopt any bylaw inconsistent with, the following provisions of these bylaws: Article II, Sections 3.1, 3.2, 3.4 and 3.11 of Article III, Article VIII and this Article X (including, without limitation, any such Article or Section as renumbered as a result of any amendment, alteration, change, repeal, or adoption of any other Bylaw). The board of directors shall also have the power to adopt, amend or repeal bylaws;

provided, however, that a bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the board of directors.

ARTICLE XI — EXCLUSIVE FORUM

Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director or officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim against the corporation or any current or former director or officer or other employee of the corporation arising pursuant to any provision of the DGCL or the corporation’s certificate of incorporation or these bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the corporation or any current or former director or officer or other employee of the corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

Exhibit 99.1

EXECUTION VERSION

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of December 20, 2020 (the “Agreement Date”), by and among Mirasol Parent, LLC, a Delaware limited liability company (“Parent”), RealPage, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company listed on Schedule A and the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”). Each of Parent, the Company and the Stockholders are sometimes referred to as a “Party.”

RECITALS

A. Concurrently with the execution and delivery of this Agreement, Parent, Mirasol Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Merger Sub with and into the Company, with the Company being the surviving entity in such merger (the “Merger”).

B. As of the Agreement Date, each Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) set forth next to such Stockholder’s name on Schedule A hereto, being all of the shares of Common Stock owned of record or beneficially by such Stockholder as of the Agreement Date (with respect to such Stockholder, the “Owned Shares”, and the Owned Shares together with any additional shares of Common Stock that such Stockholder may acquire record and/or beneficial ownership of after the Agreement Date, such Stockholder’s “Covered Shares”).

C. In connection with Parent’s and Merger Sub’s entering into the Merger Agreement, each Stockholder has agreed to enter into this Agreement with respect to such Stockholder’s Covered Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

1.1. “Expiration Time” shall mean the earlier to occur of (a) the time that the Requisite Stockholder Approval has been obtained, (b) such date and time as the Merger Agreement shall be validly terminated pursuant to Article VIII thereof, (c) the Effective Time, (d) any Company Board Recommendation Change and (e) any amendment of any term or provision of the original Merger Agreement, dated as of the Agreement Date, that reduces the Per Share Price, changes the form of consideration payable to the Stockholders pursuant to Section 2.7(a)(ii) of the Merger Agreement, which would materially delay the Effective Time or is otherwise materially adverse to the holders of Shares, in each case without such Stockholder’s prior consent.

1.2. “Transfer” shall mean (a) any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any option or other Contract, arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of Law or otherwise), of any Covered Shares or any interest in any Covered Shares (in each case other than this Agreement), (b) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney (other than this Agreement) with respect to such Covered Shares, or (c) any Contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), or (b) above.

2. Agreement to Not Transfer the Covered Shares.

2.1. No Transfer of Covered Shares. Until the Expiration Time, each Stockholder agrees not to Transfer or cause or permit the Transfer of any of such Stockholder’s Covered Shares, other than with the prior written consent of Parent or in accordance with and subject to Section 2.2. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2.1 shall be null and void and of no effect whatsoever.

2.2. Permitted Transfers. Notwithstanding anything herein to the contrary, any Stockholder (A) may Transfer up to three hundred thousand (300,000) Covered Shares (the “Specified Shares”) (in the aggregate among all of the Stockholders) to Winn Family Foundation Inc. and (B) may Transfer any or all Covered Shares to (i) any other Stockholder or any Affiliate of any such Stockholder, (ii) any family member (including a trust for such family member’s benefit) of such Stockholder or (iii) any charitable foundation or organization, in each case of clauses (B)(i), (ii) or (iii), only if the transferee of such Covered Shares evidences in a writing reasonably satisfactory to Parent such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such transferring Stockholder so long as, prior to and as a condition to effectuating any such assignment or transfer, the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement. During the term of this Agreement, the Company will not register or otherwise recognize the transfer (book-entry or otherwise) of any Covered Shares or any certificate or uncertificated interest representing any of such Stockholder’s Covered Shares, except as permitted by, and in accordance with, this Section 2.2.

3. Agreement to Vote the Covered Shares.

3.1. Voting Agreement. Until the Expiration Time, at every meeting of the Company’s stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement thereof), and on any action or approval of the Company’s stockholders by written consent with respect to any of the following matters, each Stockholder shall vote (including via proxy) all of such Stockholder’s Covered Shares (or cause the holder of record on any applicable record date to vote (including via proxy) all of such Stockholder’s Covered Shares) (a) in favor of adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement; and (b) against (1) any action or agreement that would reasonably be expected to result in any of the conditions to the Company’s obligations set forth in Article VII under the Merger Agreement not being fulfilled, (2) any Acquisition Proposal, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with or materially and adversely affect the consummation of the Merger and the other transactions contemplated by the Merger Agreement (clauses (a) and (b), the “Covered Proposals”).

3.2. Quorum. Until the Expiration Time, at every meeting of the Company’s stockholders (and at every adjournment or postponement thereof), each Stockholder shall be represented in person or by proxy at such meeting (or cause the holders of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.

3.3. Return of Proxy. Each Stockholder shall execute and deliver (or cause the holders of record to execute and deliver), within 48 hours of receipt, any proxy card or voting instructions it receives that is sent to stockholders of the Company soliciting proxies with respect to any matter described in Section 3.1, which shall be voted in the manner described in Section 3.1 (with Parent to be promptly notified (and provided reasonable evidence) of such execution and delivery of such proxy card or voting instructions).

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4. Waiver of Appraisal Rights. Each Stockholder hereby irrevocably waives all appraisal rights under Section 262 of the DGCL with respect to all of such Stockholder’s Covered Shares owned (beneficially or of record) by such Stockholder, a copy of which is attached hereto as Exhibit A, with respect to the Merger and the transactions contemplated by the Merger Agreement.

5. New Shares. Each Stockholder agrees that any Covered Shares that such Stockholder purchases or with respect to which such Stockholder otherwise acquires record or beneficial ownership (including pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Company Common Stock by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction) after the Agreement Date and prior to the earlier to occur of (i) the Effective Time and (ii) the Expiration Date shall be subject to the terms and conditions of this Agreement to the same extent as if they comprised the Shares.

6. Fiduciary Duties; Legal Obligations. Each Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of such Stockholder’s Covered Shares. Nothing in this Agreement shall in any way limit or affect any actions taken by any such Stockholder in his capacity as a director or officer of the Company or any of its Affiliates or from complying with his fiduciary duties or other legal obligations while acting in such capacity as a director or officer of the Company or any of its Affiliates.

7. Representations and Warranties of the Stockholder. Each Stockholder hereby represents and warrants to Parent that:

7.1. Due Authority. The Stockholder has the full power and capacity to make, enter into and carry out the terms of this Agreement. If the Stockholder is not a natural person, (a) the Stockholder is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation, as applicable and (b) the execution and delivery of this Agreement, the performance of the Stockholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against it in accordance with its terms, subject to the Enforceability Limitations.

7.2. Ownership of the Covered Shares. (a) The Stockholder is, as of the Agreement Date, the beneficial or record owner of such Stockholder’s Covered Shares, free and clear of any and all Liens, other than those (i) created by this Agreement, (ii) arising under applicable securities laws or (iii) as disclosed on Schedule A hereto, and (b) the Stockholder has sole voting power over all of the Covered Shares beneficially owned by the Stockholder. The Stockholder has not entered into any agreement to Transfer any Covered Shares. As of the Agreement Date, the Stockholder does not own, beneficially or of record, any shares of Common Stock or other voting shares of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any shares of Common Stock or other voting shares of the Company) other than the Owned Shares.

7.3. No Conflict; Consents.

a. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement and the compliance by the Stockholder with any provisions hereof does not and will not: (a) conflict with or violate any Laws applicable to the Stockholder, or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Covered Shares beneficially owned by the Stockholder pursuant to any Contract or obligation to which the Stockholder is a party or by which the Stockholder is subject.

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b. No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by them of the transactions contemplated hereby.

7.4. Absence of Litigation. As of the Agreement Date, there is no legal action pending against, or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder that would reasonably be expected to materially impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

8. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder that:

8.1. Due Authority. Parent has the full power and capacity to make, enter into and carry out the terms of this Agreement. Parent is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of Parent’s obligations hereunder, and the consummation of the transactions contemplated hereby has been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms, subject to the Enforceability Limitations.

8.2. No Conflict; Consents.

a. The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement and the compliance by Parent with the provisions hereof do not and will not: (a) conflict with or violate any laws applicable to Parent, or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, pursuant to any Contract or obligation to which Parent is a party or by which Parent is subject.

b. No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby.

8.3. Absence of Litigation. As of the Agreement Date, there is no legal action pending against, or, to the knowledge of Parent, threatened against or affecting Parent that would reasonably be expected to materially impair the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated by the Merger Agreement on a timely basis.

9. Miscellaneous.

9.1. Other Agreements. Each Stockholder further agrees that, from and after the date hereof until the Expiration Time, such Stockholder will not, and will not permit any entity under such Stockholder’s control to, (A) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in opposition to any Covered Proposal, (B) initiate a stockholders’ vote with respect to an Acquisition Proposal or Acquisition Transaction, (C) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Acquisition Proposal or Acquisition Transaction, or (D) take any action that the Company is prohibited from taking pursuant to Section 5.4, Section 6.4 or Section 6.14 of the Merger Agreement, subject in each case to Section 6 of this Agreement in all respects.

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9.2. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

9.3. Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Common Stock,” “Covered Shares” and “Specified Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

9.4. Amendments and Modifications; Third Party Beneficiary. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the Parties. The Parties expressly agree that the Company is intended to, and shall, be a third party beneficiary of the covenants and agreements of the Parties set forth in this Agreement, which covenants and agreements shall not be amended, modified or waived without the prior written consent of the Company, based on the approval of a majority of the directors of the Company, excluding Mr. Winn.

9.5. Expenses. All costs and expenses incurred by any Party in connection with this Agreement shall be paid by the Party incurring such cost or expense.

9.6. Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by email transmission (receipt confirmed), in each case to the intended recipient as set forth below:

a. if to the Stockholder, to the address for notice set forth on Schedule A hereto, with a copy to:

Katzke & Morgenbesser LLP

1345 6th Avenue

New York, NY 10105

Attention: Michael S. Katzke, Henry I. Morgenbesser

Email: katzke@kmexeccomp.com; morgenbesser@kmexeccomp.com

b. if to Parent, to:

Thoma Bravo, L.P.

600 Montgomery Street, 20th Floor

San Francisco, CA 91444

Attention: Scott Crabill and Tara Gadgil

Email: scrabill@thomabravo.com and tgadgil@thomabravo.com

with a copy to:

Kirkland & Ellis LLP

300 N. LaSalle Street

Chicago, Illinois 60654

Attention: Gerald T. Nowak, P.C., Corey D. Fox, P.C., Bradley C. Reed, P.C., Daniel A. Hoppe

Email: gnowak@kirkland.com; cfox@kirkland.com;

breed@kirkland.com; dan.hoppe@kirkland.com

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c. if to Company, to:

RealPage, Inc.

2201 Lakeside Boulevard

Richardson, TX 75082

Attention: David Monk

Email: david.monk@realpage.com

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Andrew J. Nussbaum; Zachary S. Podolsky

E-mail: AJNussbaum@wlrk.com; ZSPodolsky@wlrk.com

Any notice received at the addressee’s location, or by email at the addressee’s email address, on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or email address through a notice given in accordance with this Section 9.6, except that notice of any change to the address, email address or any of the other details specified in or pursuant to this Section 9.6 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 10.6.

9.7. Venue; Waiver of Jury Trial.

a. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.6 or in such other manner as may be permitted by applicable law, and nothing in this Section 9.7 will affect the right of any Party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement, the Guaranty or the transactions contemplated hereby or thereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby or thereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each Party agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

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b. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR LITIGATION THAT MAY ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, VALIDITY OR PERFORMANCE OF THIS AGREEMENT, THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.7.

9.8. Documentation and Information. Each Stockholder consents to and authorizes the publication and disclosure by Parent and the Company of such Stockholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement.

9.9. Further Assurances. Each Stockholder agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonable required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

9.10. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, the Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares (and that this Agreement places limits on the voting and transfer of the Covered Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.

9.11. Enforcement; Exclusive Remedy. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative and that each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect and nothing set forth in any provision herein will in any way be deemed to limit the scope, applicability or effect of any other provision hereof. Parent hereby agrees that specific performance or injunctive relief pursuant to this Section 9.11 shall be its sole and exclusive remedy with respect to breaches or threatened breaches by any Stockholder in connection with this Agreement, and neither Parent nor any of its Affiliates may pursue or accept any other form of relief (including monetary damages or reimbursement, whether in law or equity) that may be available for breach of this Agreement.

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9.12. Entire Agreement. This Agreement, including the Schedules hereto, constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to such subject matter. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

9.13. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limiting the generality of the foregoing”. When used in this Agreement, the term “or” shall be construed in the inclusive sense of “and/or”. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The Parties hereto agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9.14. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

9.15. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.16. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

9.17. Governing Law. THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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9.18. Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement. This Section 9.18 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time or the termination of this Agreement.

9.19. Termination. This Agreement shall automatically terminate without further action by any of the parties hereto and shall have no further force or effect as of the Expiration Time; provided that the provisions of this Section 9 shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any party from seeking any remedies (at law or in equity) against any other party for that party’s breach of any of the terms of this Agreement prior to the date of termination in accordance with Section 9.11.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

REALPAGE, INC.

By:	/s/ Stephen T. Winn
Name: Stephen T. Winn
Title: Chief Executive Officer and Chairman

MIRASOL PARENT, LLC

By:	/s/ S. Scott Crabill
Name: S. Scott Crabill
Title: President and Assistant Secretary

STEPHEN T. WINN

By:	/s/ Stephen T. Winn
Name: Stephen T. Winn

SEREN CAPITAL II, LTD. By: Seren Capital Management II, L.L.C.
Its: General Partner

By:	/s/ Stephen T. Winn
Name: Stephen T. Winn
Title: President

SEREN CAPITAL, LTD.

By: Seren Capital Management, LLC
Its: General Partner

By:	/s/ Stephen T. Winn
Name: Stephen T. Winn
Title: Manager

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Schedule A

Name	Address	Owned Shares*
Stephen T. Winn	2201 Lakeside Boulevard Richardson, TX 75082 Email: steve.winn@realpage.com	1,419,700
Seren Capital II, Ltd.	2201 Lakeside Boulevard Richardson, TX 75082 Attention: Stephen T. Winn Email: steve.winn@realpage.com	3,000,000
Seren Capital, Ltd.	2201 Lakeside Boulevard Richardson, TX 75082 Attention: Stephen T. Winn Email: steve.winn@realpage.com	5,804,587

*

If any additional shares of Common Stock are owned by any of the Stockholders as of the Agreement Date, such shares shall be automatically deemed to be “Owned Shares” notwithstanding the contents of this Schedule A.

Exhibit A

General Corporation Law of the State of Delaware, Section 262

[See attached.]

Exhibit 99.2

RealPage to be Acquired by Thoma Bravo

RealPage Stockholders to Receive $88.75 Per Share in Cash

Transaction Provides Significant Premium to RealPage Stockholders

RICHARDSON, Texas & SAN FRANCISCO, California (December 21, 2020) — RealPage, Inc. (NASDAQ: RP), a leading global provider of software and data analytics to the real estate industry, today announced it has entered into a definitive agreement to be acquired by Thoma Bravo, a leading private equity investment firm focused on the software and technology-enabled services sector, in an all-cash transaction that values RealPage at approximately $10.2 billion, including net debt.

Under the terms of the agreement, RealPage stockholders will receive $88.75 in cash per share of RealPage common stock upon closing of the transaction. The purchase price represents a premium of 30.8% over RealPage’s closing stock price of $67.83 on December 18, 2020, a premium of 36.5% over RealPage’s 30-day volume-weighted average share price through that date, and a premium of 27.8% over RealPage’s all-time high closing stock price of $69.47 on December 7, 2020. The RealPage Board of Directors has unanimously approved the agreement with Thoma Bravo and recommends that RealPage stockholders vote in favor of the transaction at the special meeting of RealPage stockholders to be called in connection with the transaction.

Upon completion of the transaction, RealPage expects to continue operating under the leadership of Chairman and CEO Steve Winn and the existing RealPage leadership team based in Richardson, Texas.

“We believe this transaction will provide immediate and substantial value to RealPage stockholders, reflecting the tremendous work that our employees have done to build this company. I am immensely proud of that work and also pleased that the transaction will provide us the opportunity to work with Thoma Bravo, a firm with tremendous software investment and operational capabilities. This will enhance our ability to focus on executing our long-term strategy and delivering even better products and services to our clients and partners,” commented Steve Winn, Chairman of the Board and Chief Executive Officer of RealPage.

“RealPage’s industry leading platform is critical to the real estate ecosystem and has tremendous potential going forward,” said Orlando Bravo, Founder and a Managing Partner of Thoma Bravo.

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“Our firm has a track record of acquiring cutting edge software providers to specialized industries and driving their innovation and growth while remaining true to their core business and customers. Together, RealPage and Thoma Bravo can partner to grow the company’s market offerings and enhance its current capabilities to capitalize on the increasingly complex and expanding real estate market.”

“We are thrilled to partner with Steve and the RealPage team at this exciting milestone in the company’s journey,” said Scott Crabill, a Managing Partner at Thoma Bravo. “As technology transformation takes on increasing importance in the real estate industry, RealPage’s diverse and innovative portfolio of products and solutions puts the company in prime position to accelerate its market leadership. We look forward to applying Thoma Bravo’s operational and investment expertise in software to help drive RealPage’s continued growth and identify attractive M&A opportunities.”

Transaction Details

Closing of the transaction is subject to customary conditions, including approval by the holders of a majority of the outstanding shares of RealPage common stock, expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and receipt of other required regulatory approvals. A special meeting of RealPage stockholders will be held in early 2021, following the filing of a definitive proxy statement with the U.S. Securities and Exchange Commission. Mr. Winn and certain affiliated entities, which collectively own approximately 10% of the outstanding shares of RealPage common stock, have entered into a voting agreement with Thoma Bravo pursuant to which they have agreed, among other things, to vote their shares of RealPage common stock in favor of the merger, and against any competing transaction, so long as, among other things, the RealPage Board of Directors continues to recommend that RealPage stockholders vote in favor of the merger.

Consistent with the Board’s commitment to maximizing stockholder value, under the terms of the definitive merger agreement, RealPage’s Board of Directors and advisors may actively initiate, solicit and consider alternative acquisition proposals during a 45-day “go shop” period. RealPage has the right to terminate the merger agreement to accept a superior proposal during the go-shop period, subject to the terms and conditions of the merger agreement. There can be no assurances that this process will result in a superior proposal, and RealPage does not intend to disclose developments with respect to this solicitation process unless and until RealPage’s Board of Directors makes a determination requiring further disclosure.

The parties expect the transaction to close in the second quarter of 2021. Upon completion of the transaction, RealPage will become a privately held company, and its common stock will no longer be listed on the NASDAQ stock market.

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BofA Securities is acting as financial advisor to RealPage, and Wachtell, Lipton, Rosen & Katz is acting as its legal counsel. Financing for the transaction is being provided by Goldman Sachs & Co. LLC. Goldman Sachs & Co. LLC is also serving as financial advisor to Thoma Bravo, and Kirkland & Ellis LLP is serving as its legal counsel.

About RealPage

RealPage provides a technology platform that enables real estate owners and managers to change how people experience and use rental space. Clients use the platform to gain transparency in asset performance, leverage data insights and monetize space to create incremental yields. Founded in 1998 and headquartered in Richardson, Texas, RealPage currently serves over 19 million units worldwide from offices in North America, Europe and Asia. For more information about RealPage, please visit https://www.RealPage.com.

About Thoma Bravo

Thoma Bravo is a leading private equity firm focused on the software and technology-enabled services sectors. With more than $73 billion in assets under management as of September 30, 2020, Thoma Bravo partners with a company’s management team to implement operating best practices, invest in growth initiatives and make accretive acquisitions intended to accelerate revenue and earnings, with the goal of increasing the value of the business. The firm has offices in San Francisco and Chicago. For more information, visit thomabravo.com.

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Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Such forward-looking statements include statements relating to RealPage’s strategy, goals, and future focus areas; the value of the proposed transaction to RealPage stockholders; that RealPage will continue to operate under current leadership based in Richardson, Texas; the opportunity for RealPage to work with Thoma Bravo and its software investment and operational capabilities, and that this will enhance RealPage’s ability to focus on executing long-term strategy and delivering better products and services to clients and partners; that RealPage’s industry leading platform is critical to the real estate ecosystem and has tremendous potential going forward; plans for growing RealPage’s market offerings and enhancing its current capabilities to capitalize on the increasingly complex and expanding real estate market; RealPage’s position to accelerate market leadership with its diverse and innovative portfolio of products; and plans for applying Thoma Bravo’s unmatched operational and investment expertise in software to help drive RealPage’s continued growth and identify attractive M&A opportunities.

These forward-looking statements are based on RealPage management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements, including the uncertainty associated with the potential impacts of the COVID-19 pandemic on RealPage’s business, financial condition, and results of operations. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals and the requisite approval of the stockholders) in the anticipated timeframe or at all; (b) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (c) risks related to disruption of management’s attention from RealPage’s ongoing business operations due to the proposed transaction; (d) disruption from the proposed transaction making it difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with its customers, vendors and others with whom it does business; (e) significant transaction costs; (f) the risk of litigation and/or regulatory actions related to the proposed transaction; (g) the possibility that general economic conditions, including leasing velocity or other uncertainty, and conditions and uncertainty caused by the COVID-19 pandemic, could cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (h) an increase in insurance

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claims; (i) an increase in client cancellations; (j) the inability to increase sales to existing clients and to attract new clients; (k) RealPage’s failure to integrate recent or future acquired businesses successfully or to achieve expected synergies, including recently completed acquisitions of Chirp, Stratis, Modern Message, Buildium, Investor Management Services, Simple Bills, Hipercept, and Lease Term Solutions; (l) the timing and success of new product introductions by RealPage or its competitors; (m) changes in RealPage’s pricing policies or those of its competitors; (n) developments with respect to legal or regulatory proceedings; (o) the inability to achieve revenue growth or to enable margin expansion; (p) changes in RealPage’s estimates with respect to its long-term corporate tax rate or any other impact from the Tax Cuts and Jobs Act; and (q) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”) by RealPage, including its Annual Report on Form 10-K previously filed with the SEC on March 2, 2020 and its Quarterly Report on Form 10-Q previously filed with the SEC on November 6, 2020. All information provided in this release is as of the date hereof and RealPage undertakes no duty to update this information except as required by law.

Additional Information and Where to Find It

In connection with the proposed transaction between RealPage and Thoma Bravo, RealPage will file with the SEC a preliminary Proxy Statement of RealPage (the “Proxy Statement”). RealPage plans to mail to its stockholders a definitive Proxy Statement in connection with the proposed transaction. REALPAGE URGES YOU TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT REALPAGE, THOMA BRAVO, THE PROPOSED TRANSACTION AND RELATED MATTERS. You will be able to obtain a free copy of the Proxy Statement and other related documents (when available) filed by RealPage with the SEC at the website maintained by the SEC at www.sec.gov. You also will be able to obtain a free copy of the Proxy Statement and other documents (when available) filed by RealPage with the SEC by accessing the Investor Relations section of RealPage’s website at investor.realpage.com or by contacting RealPage’s Investor Relations at IR@realpage.com or calling (972) 810-8138.

Participants in the Solicitation

RealPage and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from RealPage’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of RealPage in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise will be included in the Proxy Statement when it is filed with the

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SEC. You may also find additional information about RealPage’s directors and executive officers in RealPage’s proxy statement for its 2020 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2020 and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. You can obtain free copies of these documents from RealPage using the contact information above.

Contacts

RealPage Investor Relations

Steve Calk

972-810-8138

IR@RealPage.com

Thoma Bravo Communications

Megan Frank

212-731-4778

mfrank@thomabravo.com

Finsbury

Andrew Johnson

914-497-5138

andrew.johnson@finsbury.com

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